                                                           Anlage 24
                           Englische Ubersetzung des Kreditvertrages
                   und der Annexe 1, 2, 3, 13, 14, 15, 16, 18 und 20



                   NON-BINDING ENGLISH TRANSLATION

                    L O A N   A G R E E M E N T

                          in the amount of

                           DM 508,000,000
                               between

        ZELLSTOFF- UND PAPIERFABRIK ROSENTHAL GMBH & Co KG,
                            Blankenstein
                (hereinafter called the "Borrower")

                           on the one hand

                                 and

 BAYERISCHE HYPOTHEKEN- UND WECHSEL-BANK AKTIENGESELLSCHAFT,
                               Munich

                                 and

             BAYERISCHE VEREINSBANK AKTIENGESELLSCHAFT,
                               Munich

        (hereinafter referred to as the "Original Lenders")

                                 and

          BAYERISCHE VEREINSBANK AKTIENGESELLSCHAFT, Munich
          (hereinafter referred to as the "Facility Agent")

                         on the other hand.

Table of Contents
-----------------
                                                                Page

Article 1   Definitions                                         170

Article 2   Loan Facility                                       185

Article 3   Purpose                                             187

Article 4   Conditions Precedent                                187

Article 5   Availability and Drawdown of General Tranche and
            Working Capital Tranche                             191

Article 6   Special Credit Tranche                              193

Article 7   Term of General Tranche and Working Capital Tranche 194

Article 8   Interest under General Tranche and Working Capital
            Tranche                                             194

Article 9   Repayment of General Tranche and Working Capital
            Tranche, Schedule                                   196

Article 10  Prepayment                                          198

Article 11  Substitute Basis                                    199

Article 12  Default Interest and Indemnification                200

Article 13  Accounts                                            201

Article 14  Payments                                            202

Article 15  Illegality                                          203

Article 16  Increased Costs                                     203

Article 17  Tax Gross-Up                                        204

Article 18  Representations and Warranties                      205

Article 19  Covenants                                           208

Article 20  Cash Collateral Accounts, Assignments and other
            Security                                            216

Article 21  Banking Case, Annual Debt Service Cover Ratio       219

Article 22  Events of Default                                   220

Article 23  Rights and Obligations of Facility Agent            223

Article 24  Security Trustee                                    226

Article 25  Fees                                                227

Article 26  Costs and Expenses                                  228

Article 27  Stamp Duties                                        228

Article 28  Waivers, Remedies Cumulative                        228

Article 29  Notices                                             229

Article 30  Assignability, Transfer, Substitution               229

Article 31  Currency Indemnity                                  231

Article 32  Pro Rata Sharing                                    231

Article 33  Set-off                                             232

Article 34  Miscellaneous                                       233

ANNEXES:

Original Lenders' Commitments                              Annex 1

Drawdown Request                                           Annex 2

Notice to Lenders of Advance Due                           Annex 3

Original Lenders' Addresses                                Annex 4

List of Material Project Contracts                         Annex 5

Form of Assignment Agreement (Project and                  Annex 6
Delivery Contracts)

Form of Assignment Agreement (Insurances)                  Annex 7

Form of Pledge Agreement (Hedging Agreements)              Annex 8

Mortgage Deed ("Grundschuldbestellung")                    Annex 9A

Form of Mortgage Purpose Declaration                       Annex 9B
("Zweckbestimmungserklarung")

Form of Pledge and Title Transfer Agreement of Shares      Annex 10A
in the Borrower

Form of Pledge and Title Transfer Agreement of Shares      Annex 10B
in Zellstoff- und Papierfabrik Rosenthal Verwaltungs-
GmbH

Form of Title Transfer Agreement (Movable Property)        Annex 11A

Form of Title Transfer Agreement (Movable Property)        Annex 11B

Form of Proceeds Account Pledge Agreement                  Annex 12A

Form of Debt Service Reserve Account Pledge Agreement      Annex 12B

Form of Investment Reserve Account Pledge Agreement        Annex 12C

Form of Security Pooling Agreement                         Annex 13

Form of Shareholders' Undertakings                         Annex 14

Minimum Insurance Schedule                                 Annex 15

Performance Criteria Schedule                              Annex 16

Initial Banking Case                                       Annex 17


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Form of Transfer Agreement                                 Annex 18

Percentage Instalment Schedule                             Annex 19

Form of Supplemental Agreement                             Annex 20

Primary Liability Undertaking Declaration                  Annex 21

General Conditions of DtA and KfW                          Annex 22

Decision as to the Ausfallburgschaft                       Annex 23

PREAMBLE

WHEREAS, the Borrower is a newly founded project company which was created as a GmbH & Co KG with Zellstoff- und Papierfabrik Rosenthal Verwaltungs-GmbH as Komplementar (general partner) and Spezialpapierfabrik Blankenstein GmbH as Kommanditistin (limited partner) on December 31, 1997; and

WHEREAS, the Borrower intends to convert the existing pulp mill at Blankenstein/Thuringia to a sulphate based mill for the production of bleached softwood kraft pulp pursuant to a project memorandum as dated October 1997; and

WHEREAS, the envisaged total costs for the Project as set out in the Initial Banking Case (as defined below) in the base case will initially be DM 707 Mio., whereby this amount is determined as follows:

DM (MILLION)

572.15              investment costs

 39.08              financing costs during construction period

 28.00              working capital requirements

 15.79 project development costs prior to start of con-struction

 51.93              debt service amount

The Initial Banking Case assumes that in the event of construction cost overruns, additional financing will be required in the following amounts:

DM (MILLION)

 50.00              additional investment costs

  1.53 additional financing costs during construction period

  2.23              additional debt service amount

Such costs are intended to be financed in accordance with the following finance plan:

DM (MILLION)

45                  funds to be provided as equity and/or
                    subordinated loans by Spezialpapierfabrik
                    Blankenstein GmbH on the basis set forth in
                    Article 4.1(h) of this Agreement;

181 government grants, of which it is estimated that an amount of DM 144 Mio. will be provided by Thuringer Aufbaubank (Investitionszuschusse) and an amount of DM 37 Mio. will be provided by the

                    Federal Republic of Germany by means of an in-vestment subsidy (Investitionszulage);


453 out of the project loan in the amount of DM 508 to be provided by the Lenders hereunder ;

28 out of the project loan in the amount of DM 508 to be provided by the Lenders hereunder for the financing of working capital;

__________

707
---

27 out of the project loan in the amount of DM 508 to be provided by the Lenders hereunder for the financing of potential construction cost overruns;

28.3 additional stand-by equity to be provided by Spezialpapierfabrik Blankenstein GmbH as limited partner's equity contribution and/or subordinated loans, whereby the payment of an amount DM 25 Mio. will be secured by a first class guarantee;

10.5 additional stand-by equity to be provided by Spezialpapierfabrik Blankenstein GmbH as limited partner's equity contribution and/or subordinated loans.

WHEREAS, Mercer International, Inc., a company incorporated under the laws of the state of Washington, United States of America.
having its principal office in Zurich, Switzerland has agreed to act as sponsor of the Project; and

WHEREAS, the Federal Republic of Germany and the State of Thuringia have agreed to cover 80 % of the claims of the Lenders under this Agreement by issuing guarantees in favour of the Lenders, whereby these guarantees will be administered by C&L Deutsche Revision AG; and

WHEREAS, Bayerische Hypotheken- und Wechsel-Bank Aktiengesellschaft has provided the Borrower with a bridge finance facility in the amount of DM 15 Mio. dated May 19, 1998 for the purpose of financing parts of the costs for the Project incurred by the Borrower prior to the date hereof; and

WHEREAS, Bayerische Vereinsbank Aktiengesellschaft and Bayerische Hypotheken- und Wechsel-Bank Aktiengesellschaft as Original Lenders have agreed, based upon the foregoing and subject to the terms and conditions set out below, to provide the Borrower with a fifteen-year project finance facility; and

WHEREAS, the Borrower acknowledges that the Facility will initially be granted solely by the Original Lenders; and

WHEREAS, Bayerische Hypotheken- und Wechsel-Bank Aktiengesellschaft (Hypobank) and Bayerische Vereinsbank Aktiengesellschaft
(Vereinsbank) have announced their intention to merge in 1998
(whereby Vereinsbank will become the surviving com-

pany) the Borrower has taken duly note that, after the merger has become effective, all obligations of Hypobank will be assumed by Vereinsbank by operation of law;

NOW THEREFORE, the Borrower and the Original Lenders agree as follows:

                             ARTICLE 1
                            DEFINITIONS

In this Agreement the following terms shall have the following meaning:

1.1    "Lender's Share" shall mean the ratio of a Lender's
       Commitment to the aggregate of all Lender's Commitments from time to time.

1.2    "Suspension Notice" shall have the meaning given to it in
       Article 11.1(c).
1.3 "Drawdown Request" shall mean a notice of borrowing substantially in the form as attached as Annex 2.

1.4 "Business Day" shall mean any day on which commercial banks in Munich and London are open for business.

1.5 "Construction Cost Overruns" shall mean (i) all project construction costs (as set out as Total Construction Costs in the table on page 2 of the Initial Banking Case) in excess of the amount of DM 572,150,000 and (ii) the maximum amount of grants from the Federal Republic of Germany that would have been available to the Borrower, at the time of drawing under the General Tranche as provided in Article 5.1, under the Investitionszulagegesetz 1996 and the Investitionszu-lagegesetz 1999 as applicable on the date hereof, to the extent such amount has not been received at such time.

1.6 "Construction Period" shall mean the period until the Completion Date.

1.7 "Encumbrance" shall mean any mortgage, hypothecation, pledge, lien, charge, assignment, transfer of title or conveyance over any of the Borrower's present or future assets and any other security agreement or arrangement for the purpose of securing any Indebtedness of the Borrower.

1.8 "General Tranche Availability Period" shall mean the period from the date of this Agreement until the earlier of the Completion Date or February 15, 2001, subject to Article 5.1.

1.9 "Working Capital Tranche Availability Period" shall mean the period from the date of this Agreement until the earlier of the Completion Date or February 15, 2001.

1.10 "Special Credit Tranche Availability Period" shall mean in respect of a Special Credit Tranche the period from the date of the fulfilment of the conditions precedent of the Supplemental Agreement relating to such Special Credit Tranche until the end of the availability period as set out in the respective refinancing agreement between DtA or, as the case may be, KfW and Vereinsbank or February 15, 2001, whichever is earlier.

1.11 "Working Capital Tranche" shall mean the working capital tranche referred to in Article 2.1 for the purpose set out in
       Article 3.

1.12   "Movable Property" shall mean all machinery and equipment
       (Maschinen und maschinelle Anlagen), raw materials and supplies (Roh-, Hilfs- und Be-triebsstoffe), semi-manufactures and manufactures
       (Halbfertig- und Fertigerzeugnisse) and all passenger and goods vehicles of the Borrower.

1.13 "Guarantors" shall mean the Federal Republic of Germany and the State of Thuringia as guarantors (Burgen) under the C&L Ausfallburgschaft.

1.14 "Banking Case" shall mean the annual cash flow projections for the Borrower prepared initially by the Financial Advisor of the Borrower and approved by the Facility Agent and revised by it during the whole lifetime of the Loan (as set out in Article 21).

1.15   "C&L" shall mean C&L Deutsche Revision Aktiengesellschaft,
       Wirtschaftsprufungsgesellschaft, Dusseldorf.

1.16 "C&L Ausfallburgschaft" shall mean the guarantees ("Ausfallburgschaften") in the aggregate amount of DM 406,400,000 plus accrued interest on such amount (i.e. 80% of DM 508 Mio. plus interest, being the amount of the General Tranche and the Working Capital Tranche plus interest) of the Federal Republic of Germany (for a percentage of 48 % of the loan amount plus interest) and the State of Thuringia (for a percentage of 32 % of the loan amount plus interest) (and its successor in that capacity) issued pursuant to the decision attached to this Agreement as Annex 23 in favour of the Lenders with respect to this Agreement, administered by C&L, including the "Allgemeine Bedingungen fur Burgschaftsubernahmen durch die Bundesrepublik Deutschland
       (Bund) und die Lander des Beitrittsgebietes (Lander)" (General Conditions for the issuing of guarantees by the Federal Republic of Germany and the Lander of the accession territory).

1.17 "Advance" shall mean a principal sum drawn down by the Borrower pursuant to a Drawdown Request under the Loan
       Facility or, depending on the context, the principal sum outstanding as a result of such drawdown.

1.18 "Deutsche Marks" or "DM" shall mean Deutsche Marks or any other currency which is legal tender in the Federal Republic of Germany at the time a payment under this Agreement shall be due.

1.19 "DtA" shall mean Deutsche Ausgleichsbank Anstalt des offentlichen Rechts, Bonn.

1.20 "Stand-By Equity Funding Guarantee" shall mean the stand-by equity funding guarantee to be provided by order of the Shareholder to the Facility Agent (on behalf of the Lenders) and the Borrower by a bank or financial institution ac-ceptable to the Facility Agent substantially in the form of
       Schedule 2 attached to Annex 14.

1.21 "General Tranche Final Maturity Date" shall have the meaning given to it in Article 7.1.

1.22 "Working Capital Tranche Final Maturity Date" shall have the meaning given to it in Article 7.2.

1.23   "Increased Costs" shall have the meaning as defined in
       Article 16.

1.24 "Proceeds Account" shall mean the account with Vereinsbank, Dresden branch opened by the Borrower for the purposes referred to in Article 20.1.

1.25 "Original Financial Statements" shall mean the opening balance sheet of the Borrower as of December 31, 1997.

1.26   "Substitute Basis" shall have the meaning given to it in
       Article 11.

1.27 "Initial Banking Case" shall mean the initial Banking Case dated July 2, 1998 prepared by the Financial Advisor of the Borrower, approved by the Facility Agent and attached as Annex 17 hereto.

1.28   "Original Lenders" shall mean Bayerische Hypotheken- und
       Wechsel-Bank Aktiengesellschaft and Vereinsbank and
       "Original Lender" shall mean each of them.

1.29 "Completion Date" shall mean the date on which the Technical Consultant certifies that (i) all commissioning and test run periods as stipulated in the supply contracts have been successfully completed by the suppliers, (ii) the Project has been taken over by the Borrower , (iii) no major physical installation works remain to be effected with respect to the Project and (iv) in its view the Performance Criteria will be achieved by the Mill within a period of two (2) years after the date of its certification.

1.30 "Financial Advisor of the Borrower" shall mean Babcock & Brown, London, as financial advisor of the Borrower for the Project or such other financial advisor as appointed by the Borrower as its financial advisor for the Project from time to time.

1.31 "Available Cash Flow" shall mean for any 12 months period ending respectively on the last day of a fiscal year of the Borrower or, as the case may be, a fiscal half-year of the Borrower the gross operating revenues (including any insurance proceeds for loss of revenue or business interruption and liquidated damages for delayed completion, but, for the avoidance of doubt, excluding any extraordinary revenues, in particular amounts paid under the Government Grants) of the Borrower minus all operating costs (but, for the avoidance of doubt, excluding depreciation and financing costs), On-Going Capital Expenditure, Taxes (to the extent that the Borrower is liable for such Taxes as taxpayer) and Tax Distributions. For determining the Annual Debt Service Cover Ratio for the purposes of Articles 19.3 and 20.2 the Available Cash Flow shall be adjusted by adding a positive Available Cash Flow of the Borrower, if any, having been calculated for the preceding 12 months period minus any amount transferred to the Shareholders' Account pursuant to
       Article 20.2 during that period.

1.32 "Guarantee" shall mean any obligation of a Person to pay the Indebtedness of another Person, including without limitation:

       (a)   an obligation to pay or purchase such Indebtedness;

       (b) an obligation to lend money or to purchase or subscribe shares or other securities or to purchase assets or services in order to provide funds for the payment of such Indebtedness; or

       (c) any other agreement to be responsible for such Indebtedness.

1.33 "Cash Collateral Accounts" shall mean the Proceeds Account, the Debt Service Reserve Account and the Investment Reserve Account.

1.34   "Shareholder" shall mean Spezialpapierfabrik Blankenstein
       GmbH.

1.35   "Shareholders' Account" shall have the meaning given to it in
       Article 20.2.

1.36 "Primary Liability Undertaking Declaration" shall mean a declaration by a Lender (other than Vereinsbank) towards DtA or, as the case may be, KfW assuming primary liability under a refinancing agreement in relation to a Special Credit in proportion to its respective Lender's Share, substantially in the form of Annex 21.

1.37 "General Tranche" shall mean the general tranche referred to in Article 2.1.

1.38   "Drawdown Date" shall mean a date specified in a Drawdown
       Request pursuant to Article 5.3 on which the Lenders shall make available the requested Advance as specified in Article 5.6.

1.39 "Investment Reserve Account" shall mean the account with Vereinsbank, Dresden branch opened by the Borrower for the purposes referred to in Article 20.1.

1.40 "Annual Debt Service Cover Ratio" shall mean the ratio of the Available Cash Flow for the 12 months period (ending respectively on the last day of a fiscal year or, as the case may be, a fiscal half-year of the Borrower), to the total amount of interest, principal and fees payable under the Agreement (adjusted by payments or receipts by the Borrower under interest rate hedging agreements concluded with the approval of the Facility Agent and excluding any extraordinary repayment to be effected by the Borrower pursuant to Article 9.4 and any prepayment to be effected by the Borrower in accordance with Article 10) for that period.

1.41   "KfW" shall mean Kreditanstalt fur Wiederaufbau (KfW),
       Frankfurt/Main.

1.42 "Facility Agent" shall mean Vereinsbank or such other bank as may from time to time be appointed in its place pursuant to the provisions of Article 23.14.

1.43 "Account" shall mean the account No. 5924421 with the Dresden branch of Vereinsbank, banking code 85020086 in the name of the Facility Agent to which each Lender's Share of the Advance is to be credited by the Lenders and into which monies owed from time to time by the Borrower pursuant to this Agreement shall be paid or such other account as shall be notified to the Borrower and the Lenders by the Facility Agent.

1.44 "Lenders" shall mean the Original Lenders and all of their assignees/transferees pursuant to Article 30.3, and "Lender" shall mean each one of them.

1.45 "Loan Facility" or "Facility" shall mean the loan facility referred to in Article 2.1 comprising the General Tranche, the Working Capital Tranche and the Special Credit Tranche
       (if any).

1.46   "Borrower" shall mean Zellstoff- und Papierfabrik Rosenthal
       GmbH & Co KG.

1.47 "Security Documents" shall mean the C&L Ausfallburgschaft and all security agreements concluded between the Borrower or, as the case may be, any third party and the Lenders which are based on the forms of the Assignment Agreement (Receivables and Warranty Claims), the Assignment Agreement (Insurances), the Pledge Agreement (Hedging Agreements), the Mortgage Deed (including the Mortgage Purpose Declaration), the Pledge and Title Transfer Agreements of Shares in the Borrower and in Zellstoff- und Papierfabrik Rosenthal Verwaltungs-GmbH, the Title Transfer Agreements for Movable Property, the Proceeds Accounts Pledge Agreement, the Debt Service

       Reserve Account Pledge Agreement, the Investment Reserve Account Pledge Agreement, the Shareholders' Undertakings Agreement and the Stand-By Equity Funding Guarantee attached hereto as Annexes or, in the case of the Stand-By Equity Funding Guarantee as Schedule to Annex 14.

1.48 "Lender's Commitment" shall mean (i) with respect to each Original Lender the amount set forth opposite such Original Lender's name in Annex 1 respectively, and with the respective lapse of time and further provided that no such Advance has been made, the reduced amount as set forth in
       Article 2 at such time, and (ii) after assignments/transfers pursuant to Article 30.3 have been effected with respect to any assignee/transferee pursuant to Article 30.3, the amount of the Loan Facility, which has been assigned/transferred to it and with respect to any assigning/transferring Lender the amounts of the Loan Facility remaining with it after such assignment/transfer, in each case as the same may be reduced from time to time as provided for in this Agreement.

1.49   "Event of Default" shall have the meaning as given to it in
       Article 22.1.

1.50   "Notice of Default" shall have the meaning given to it in
       Article 22.2.

1.51 "On-Going Capital Expenditure" shall mean expenditure of the Borrower related to equipment and infrastructure required for the proper maintenance and operation of the Mill.

1.52 "Performance Criteria" shall mean the performance criteria, which have been set up by the Technical Consultant of the Lenders in the English language and which are attached hereto as Annex 16.

1.53 "LIBOR" shall be the interest rate published by the Telerate service (currently Telerate page 3750 or such other page as may replace page 3750), expressed as an annual interest rate, at which deposits in Deutsche Marks are being quoted by first class banks in the London Interbank Eurocurrency Market at 11:00 a.m. London time on the Interest Rate Determination Day for a period corresponding to the relevant Interest Period.

1.54 "Margin" shall mean 0.75 % p.a. for the interest accruing prior to the end of the Interest Period in effect on the Completion Date and 0.70% p.a. for the interest accruing thereafter; provided, however, that the Margin shall be 0.60% p.a. (the "Reduced Margin") for any Interest Period commencing after the Completion Date if the Annual Debt Service Cover Ratio was more than 1.7 for the 12-month period ending on the last day of the fiscal year-end or, as the case may be, fiscal half year end of the Borrower immediately preceding the commencement of such Interest Period.

1.55 "Majority Lenders" shall, as long as no part of the Advance has been drawn down, mean Lenders having at least a majority of 66 2/3% of the aggregate Lender's Commitments and, after the Advance has been drawn down, Lenders having made at least 66 2/3 % of the outstanding Advance.

1.56 "Required Balance" shall mean the amount to be maintained as security in the Debt Service Reserve Account as from February 28, 2001 until the Loan has been repaid in full, which on any date shall equal the aggregate of (i) the amounts payable by the Borrower under this Facility as principal on the two Repayment Dates immediately following such date (but, for the avoidance of doubt, excluding any extraordinary repayment to be effected by the Borrower pursuant to Article 9.4), (ii) the amounts reasonably estimated by the Facility Agent as to be payable as interest on the outstanding principal during the 12 month period ending on the second of such Repayment Dates adjusted by payments or receipts by the Borrower under interest rate hedging agreements concluded with the approval of the Facility Agent and (iii) the amounts of the fees payable to C&L in connection with the C&L Ausfallburgschaft during such period; such aggregate amounts shall be determined by the Facility Agent for the first time at the latest five (5) Business Days prior to February 28, 2001 and shall be recalculated thereafter on each Interest Rate Determination Date following March 31, 2001 and shall, in each case, be notified to the Borrower without undue delay.

1.57 "Person" means an individual, corporation, partnership, trust, unincorporated organisation or any other legal entity or a national state or any agency or political subdivision thereof, whether or not having a separate legal personality.

1.58 "Potential Event of Default" shall mean any event which would be reasonably likely to become (with the passage of time, the giving of notice, the making of any determination hereunder or any combination thereof) an Event of Default.

1.59 "Project" shall mean the conversion and extension of the Borrower's existing (155.000 tonnes p.a.) sulphite pulp mill at Blankenstein in Thuringia to a sulphate based mill for the production of northern bleached softwood kraft pulp (with a new design capacity of 881 air dry metric tonnes ("Adt") pulp per day and a capacity of 280.000 tonnes pulp per year).

1.60 "Project Costs" shall mean all costs for the design, development and construction of the Project including all financing costs until the earlier of the Completion Date or March 31, 2001 as set out in the Initial Banking Case and all working capital costs incurred by the Borrower and "Project Construction Costs" shall mean all Project Costs excluding the financing costs and working capital costs incurred by the Borrower.

1.61 "Material Project Contracts" shall mean (i) all contracts of the Borrower, which are listed in Annex 5 and (ii) all contracts concluded by the Borrower after the date hereof relating to the design, development and construction of the Project with an expected business value in excess of DM 3 Mio., such business value to be determined by the Facility Agent.

1.62   "Legal Changes" shall have the meaning given to it in Article
       15.

1.63   "Reference Bank" shall mean the banks listed in Article 8.4.

1.64 "Reference Interest Rate" shall mean the interest rate determined by the Facility Agent pursuant to Article 8.3 or 8.4.

1.65   "Refunding Bank" shall have the meaning given to it in
       Article 32.3.

1.66 "Repayment Date" shall mean March 31, 2001 and each September 30 and March 31 thereafter until the Loan Facility is repaid in full, and the General Tranche Final Maturity Date.

1.67 "Repayment Schedule" shall mean the repayment schedule referred to in Article 9.2.

1.68 "Debt Service Reserve Account" shall mean the account with Vereinsbank, Dresden branch opened by the Borrower for the purposes referred to in Article 20.

1.69 "Security Trustee" shall mean Vereinsbank in its capacity as security agent (in relation to any pledges in favour of the Lenders) and trustee (in relation to any mortgages, assignments or title transfers as security in favour of the Lenders) on the terms set out in the Security Pooling Agreement between the Lenders, the Borrower and Vereinsbank of even date herewith or such other bank or institution as may from time to time be appointed in its place pursuant to the provisions of the Security Pooling Agreement.

1.70 "Special Credit" shall mean a special credit provided by DtA under its "ERP-Umwelt- und Energiesparprogramm" or its "Umweltprogramm" and/or KfW under its "Mittelstandsprogramm" or its "Umweltprogramm".

1.71 "Special Credit Tranche" shall mean a special credit tranche referred to in Article 2.1, which shall be made available to the Borrower by the Lenders subject to the concluding of a Supplemental Agreement.

1.72 "Government Grants" shall mean the grants in the amount of not less than DM 181 Mio., of which it is estimated that DM 144 Mio. will be given as direct grants by Thuringer Aufbaubank and DM 37 Mio. as grants by the Federal Republic of Germany as "Investitionszulage" for the Project in favour of the Borrower.

1.73 "Tax Distribution" shall mean a distribution to a limited partner of the Borrower for the payment of its Taxes which are due on the lower of (i) the taxable income of such limited partner arising from its partnership share in the Borrower as set out in the respective tax assessment pursuant to Section 180 Abgabenordnung (einheitliche und gesonderte Gewinnfeststellung), or (ii) the overall taxable income of such partner as set out in its personal tax assessment (Steuerbescheid), as the case may be, provided such distribution is made in accordance with Section 10 of the partnership agreement relating to the Borrower.

1.74 "Taxes" (which term shall include "Taxation") shall mean all current or future taxes, duties, charges or official fees of any kind, including any interest, fines or penalties and all payments in relation to such current or future taxes, duties, charges or official fees of any kind, unless they are levied or paid in relation to the net income of a Lender.

1.75 "Technical Consultant" shall mean AF-IPK AB, Stockholm as technical consultant of the Lenders for the Project or such other technical consultant as appointed by the Lenders as their technical consultant for the Project from time to time.

1.76 "Environmental Claim" shall mean any claim, notice, prosecution, demand, action, official warning, abatement or other order (conditional or otherwise) relating to environmental matters or any notification or order requiring compliance with the terms of any Environmental Licence or Environmental Law.

1.77 "Environmental Law" shall include all or any law, statute, rule, regulation, treaty, by-law, code of practice, order, notice, demand, decision of the courts or of any governmental authority or agency or any other regulatory or other body in the Federal Republic of Germany which serves to protect the environment.

1.78 "Environmental Licence" shall include any permit, licence, authorisation, consent or other approval required at any time by any Environmental Law.

1.79   "Judgement Currency" shall have the meaning given to it in
       Article 31.1.

1.80 "Indebtedness" shall mean any obligation for the payment or repayment of money (whether as principal or as surety, and whether present or future, actual or contingent).

1.81 "Related Party" shall mean (i) as of the date hereof, Mercer International, Inc., Zellstoff- und Papierfabrik Rosenthal Verwaltungs-GmbH, Spezialpapierfabrik Blankenstein GmbH, and their direct and indirect majority-owned subsidiaries, (ii) any other Person becoming the general partner (Komplementar), a limited partner (Kommanditist) or, as the case may be, a shareholder of the Borrower and its direct and indirect Parent Company (as defined below), and (iii) the Borrower's direct and indirect majority-owned subsidiaries. "Parent Company" for the purpose of this Definition shall mean any Person owning directly or indirectly a majority of the shares of the general partner, a limited partner or, as the case may be, a shareholder of the Borrower.

1.82   "Vereinsbank" shall mean Bayerische Vereinsbank
       Aktiengesellschaft.

1.83 "Insurance Consultant" shall mean Sedgwick Bankrisk, London, as insurance consultant of the Lenders for the Project or such other insurance consultant as appointed by the Lenders as their insurance consultant for the Project from time to time.

1.84 "Agreement" shall mean this agreement including all its Annexes.

1.85 "Mill" shall mean the Borrower's existing sulphite pulp mill or, after completion of the Project, the sulphate based mill for the production of bleached softwood kraft pulp at Blankenstein in eastern Thuringia.

1.86   "Interest Period" shall have the meaning given to it in
       Article 8.8.

1.87 "Interest Rate" shall mean the sum of the Reference Interest Rate and the Margin pursuant to the provision of Article 8.1.

1.88   "Interest Rate Determination Day" shall mean the second
       Business Day before the commencement of an Interest Period.


1.89 "Interest Payment Date" shall mean the last day of an Interest Period or such other date as provided for in Article 8.9.

1.90   "Permitted Encumbrances" shall mean

       (i) Encumbrances arising in the ordinary course of business (including any retention of title created under delivery contracts) or created by operation of law; or

       (ii) such other Encumbrances as may be created in relation to this Agreement or with the prior written consent of the Majority Lenders, which consent shall not be unreasonably withheld.

1.91 "Supplemental Agreement" shall mean an agreement concluded between the Borrower and the Facility Agent (acting on behalf of the Lenders) relating to a Special Credit Tranche, substantially in the form of Annex 20.


                             [ARTICLE 1
                             DEFINITIONS
                       IN ALPHABETICAL ORDER]

In this Agreement the following terms shall have the following meaning:

1.1 "Account" shall mean the account No. 5924421, banking code 850 200 86 with the Dresden branch of Vereinsbank in the name of the Facility Agent to which each Lender's Share of the Advance is to be credited by the Lenders and into which monies owed from time to time by the Borrower pursuant to this Agreement shall be paid or such other account as shall be notified to the Borrower and the Lenders by the Facility Agent.

1.2 "Advance" shall mean a principal sum drawn down by the Borrower pursuant to a Drawdown Request under the Loan
       Facility or, depending on the context, the principal sum outstanding as a result of such drawdown.

1.3 "Agreement" shall mean this agreement including all its Annexes.

1.4 "Annual Debt Service Cover Ratio" shall mean the ratio of the Available Cash Flow for the 12 months period (ending respectively on the last day of a fiscal year or, as the case may be, a fiscal half-year of the Borrower), to the total amount of interest, principal and fees payable under the Agreement (adjusted by payments or receipts by the Borrower under interest rate hedging agreements concluded with the approval of the Facility Agent and excluding any extraordinary repayment to be effected by the Borrower pursuant to Article 9.4 and any prepayment to be effected by the Borrower in accordance with Article 10) for that period.

1.5 "Available Cash Flow" shall mean for any 12 months period ending respectively on the last day of a fiscal year of the Borrower or, as the case may be, a fiscal half-year of the Borrower the gross operating revenues (including any insurance proceeds for loss of revenue or business interruption and liquidated damages for delayed completion, but, for the avoidance of doubt, excluding any extraordinary revenues, in particular amounts paid under the Government Grants) of the Borrower minus all operating costs (but, for the avoidance of doubt, excluding depreciation and financing costs), On-Going Capital Expenditure, Taxes (to the extent that the Borrower is liable for such Taxes as taxpayer) and Tax Distributions. For determining the Annual Debt Service Cover Ratio for the purposes of Articles 19.3 and 20.2 the Available Cash Flow shall be adjusted by adding a positive Available Cash Flow of the Borrower, if any, having been calculated for the preceding 12 months period minus any amount transferred to the Shareholders' Account pursuant to
       Article 20.2 during that period.

1.6 "Banking Case" shall mean the annual cash flow projections for the Borrower prepared initially by the Financial Advisor of the Borrower and approved by the Facility Agent and revised by it during the whole lifetime of the Loan (as set out in Article 21).

1.7    "Borrower" shall mean Zellstoff- und Papierfabrik Rosenthal
       GmbH & Co KG.

1.8 "Business Day" shall mean any day on which commercial banks in Munich and London are open for business.

1.9 "Cash Collateral Accounts" shall mean the Proceeds Account, the Debt Service Reserve Account and the Investment Reserve Account.

1.10   "C&L" shall mean C&L Deutsche Revision Aktiengesellschaft,
       Wirtschaftsprufungsgesellschaft, Dusseldorf.

1.11 "C&L Ausfallburgschaft" shall mean the guarantees ("Ausfallburgschaften") in the aggregate amount of DM 406,400,000 (i.e. 80% of DM 508 Mio. plus in-
       terest, being the amount of the General Tranche and the Working Capital Tranche plus interest) of C&L as mandatary of the Federal Republic of Germany (for a percentage of 48 % of the loan amount) and the State of Thuringia (for a percentage of 32 % of the loan amount) (and its successor in that capacity) issued pursuant to the decision attached to this Agreement as Annex 23 in favour of the Lenders with respect to this Agreement including the "Allgemeine Bedingungen fur Burgschaftsubernahmen durch die Bundesrepublik Deutschland
       (Bund) und die Lander des Beitrittsgebietes (Lander)" (General Conditions for the issuing of guarantees by the Federal Republic of Germany and the Lander of the accession territory).

1.12 "Completion Date" shall mean the date on which the Technical Consultant certifies that (i) all commissioning and test run periods as stipulated in the supply contracts have been successfully completed by the suppliers, (ii) the Project has been taken over by the Borrower , (iii) no major physical installation works remain to be effected with respect to the Project and (iv) in its view the Performance Criteria will be achieved by the Mill within a period of two (2) years after the date of its certification.

1.13 "Construction Cost Overruns" shall mean (i) all project construction costs (as set out as Total Construction Costs in the table on page 2 of the Initial Banking Case) in excess of the amount of DM 572,150,000 and (ii) the maximum amount of grants from the Federal Republic of Germany that would have been available to the Borrower, at the time of drawing under the General Tranche as provided in Article 5.1, under the Investitionszulagegesetz 1996 and the Investitionszulagegesetz 1999 as applicable on the date hereof, to the extent such amount has not been received at such time.

1.14 "Construction Period" shall mean the period until the Completion Date.

1.15 "Debt Service Reserve Account" shall mean the account with Vereinsbank, Dresden branch opened by the Borrower for the purposes referred to in Article 20.

1.16 "Deutsche Marks" or "DM" shall mean Deutsche Marks or any other currency which is legal tender in the Federal Republic of Germany at the time a payment under this Agreement shall be due.

1.17   "Drawdown Date" shall mean a date specified in a Drawdown
       Request pursuant to Article 5.3 on which the Lenders shall make available the requested Advance as specified in Article 5.6.

1.18 "Drawdown Request" shall mean a notice of borrowing substantially in the form as attached as Annex 2.

1.19 "DtA" shall mean Deutsche Ausgleichsbank Anstalt des offentlichen Rechts, Bonn.

1.20 "Encumbrance" shall mean any mortgage, hypothecation, pledge, lien, charge, assignment, transfer of title or conveyance over any of the Borrower's present or future assets and any other security agreement or arrangement for the purpose of securing any Indebtedness of the Borrower.

1.21 "Environmental Claim" shall mean any claim, notice, prosecution, demand, action, official warning, abatement or other order (conditional or otherwise) relating to environmental matters or any notification or order requiring compliance with the terms of any Environmental Licence or Environmental Law.

1.22 "Environmental Law" shall include all or any law, statute, rule, regulation, treaty, by-law, code of practice, order, notice, demand, decision of the courts or of any governmental authority or agency or any other regulatory or other body in the Federal Republic of Germany which serves to protect the environment.

1.23 "Environmental Licence" shall include any permit, licence, authorisation, consent or other approval required at any time by any Environmental Law.

1.24   "Event of Default" shall have the meaning as given to it in
       Article 22.1.

1.25 "Facility Agent" shall mean Vereinsbank or such other bank as may from time to time be appointed in its place pursuant to the provisions of Article 23.14.

1.26 "Financial Advisor of the Borrower" shall mean Babcock & Brown, London, as financial advisor of the Borrower for the Project or such other financial advisor as appointed by the Borrower as its financial advisor for the Project from time to time.

1.27 "General Tranche" shall mean the general tranche referred to in Article 2.1.

1.28 "General Tranche Availability Period" shall mean the period from the date of this Agreement until the earlier of the Completion Date or February 15, 2001, subject to Article 5.1.

1.29 "General Tranche Final Maturity Date" shall have the meaning given to it in Article 7.1.

1.30 "Government Grants" shall mean the grants in the amount of not less than DM 181 Mio., of which it is estimated that DM 144 Mio. will be given as direct grants by Thuringer Aufbaubank and DM 37 Mio. as grants by the Federal Republic of Germany as "Investitionszulage" for the Project in favour of the Borrower;

1.31 "Guarantee" shall mean any obligation of a Person to pay the Indebtedness of another Person, including without limitation:

       (a)   an obligation to pay or purchase such Indebtedness;

       (b) an obligation to lend money or to purchase or subscribe shares or other securities or to purchase assets or services in order to provide funds for the payment of such Indebtedness; or

       (c) any other agreement to be responsible for such Indebtedness.

1.32 "Guarantors" shall mean the Federal Republic of Germany and the State of Thuringia as guarantors under the C&L
       Ausfallburgschaft.

1.33   "Increased Costs" shall have the meaning as defined in
       Article 16.

1.34 "Indebtedness" shall mean any obligation for the payment or repayment of money (whether as principal or as surety, and whether present or future, actual or contingent).

1.35 "Initial Banking Case" shall mean the initial Banking Case dated] July 2, 1998 prepared by the Financial Advisor of the Borrower, approved by the Facility Agent and attached as Annex 17 hereto.

1.36 "Insurance Consultant" shall mean Sedgwick Bankrisk, London, as insurance consultant of the Lenders for the Project or such other insurance consultant as appointed by the Lenders as their insurance consultant for the Project from time to time.

1.37 "Interest Payment Date" shall mean the last day of an Interest Period or such other date as provided for in Article 8.9.

1.38   "Interest Period" shall have the meaning given to it in
       Article 8.8.

1.39 "Interest Rate" shall mean the sum of the Reference Interest Rate and the Margin pursuant to the provision of Article 8.1.

1.40   "Interest Rate Determination Day" shall mean the second
       Business Day before the commencement of an Interest Period.

1.41 "Investment Reserve Account" shall mean the account with Vereinsbank, Dresden branch opened by the Borrower for the purposes referred to in Article 20.1.

1.42   "Judgement Currency" shall have the meaning given to it in
       Article 31.1.

1.43   "KfW" shall mean Kreditanstalt fur Wiederaufbau (KfW),
       Frankfurt/Main.

1.44   "Legal Changes" shall have the meaning given to it in Article
       15.

1.45 "Lender's Commitment" shall mean (i) with respect to each Original Lender the amount set forth opposite such Original Lender's name in Annex 1 respectively, and with the respective lapse of time and further provided that no such Advance has been made, the reduced amount as set forth in
       Article 2 at such time, and (ii) after assignments/transfers pursuant to Article 30.3 have been effected with respect to any assignee/transferee pursuant to Article 30.3, the amount of the Loan Facility, which has been assigned/transferred to it and with respect to any assigning/transferring Lender the amounts of the Loan Facility remaining with it after such assignment/transfer, in each case as the same may be reduced from time to time as provided for in this Agreement.

1.46   "Lender's Share" shall mean the ratio of a Lender's
       Commitment to the aggregate of all Lender's Commitments from time to time.

1.47 "Lenders" shall mean the Original Lenders and all of their assignees/transferees pursuant to Article 30.3, and "Lender" shall mean each one of them.

1.48 "LIBOR" shall be the interest rate published by the Telerate service (currently Telerate page 3750 or such other page as may replace page 3750), expressed as an annual interest rate, at which deposits in Deutsche Marks are being quoted by first class banks in the London Interbank Eurocurrency Market at 11:00 a.m. London time on the Interest Rate Determination Day for a period corresponding to the relevant Interest Period.

1.49 "Loan Facility" or "Facility" shall mean the loan facility referred to in Article 2.1 comprising the General Tranche, the Working Capital Tranche and the Special Credit Tranche
       (if any).

1.50 "Majority Lenders" shall, as long as no part of the Advance has been drawn down, mean Lenders having at least a majority of 66 2/3 % of the aggregate

       Lender's Commitments and, after the Advance has been drawn down, Lenders having made at least 66 2/3 % of the outstanding Advance.

1.51 "Margin" shall mean 0.75 % p.a. for the interest accruing prior to the end of the Interest Period in effect on the Completion Date and 0.70% p.a. for the interest accruing thereafter; provided, however, that the Margin shall be 0.60% p.a. (the "Reduced Margin") for any Interest Period commencing after the Completion Date if the Annual Debt Service Cover Ratio was more than 1.7 for the 12-month period ending on the last day of the fiscal year-end or, as the case may be, fiscal half year of the Borrower immediately preceding the commencement of such Interest Period.

1.52 "Material Project Contracts" shall mean (i) all contracts of the Borrower, which are listed in Annex 5 and (ii) all contracts concluded by the Borrower after the date hereof relating to the design, development and construction of the Project with an expected business value in excess of DM 3 Mio., such business value to be determined by the Facility Agent.

1.53 "Mill" shall mean the Borrower's existing sulphite pulp mill or, after completion of the Project, the sulphate based mill for the production of bleached softwood kraft pulp at Blankenstein in eastern Thuringia.

1.54   "Movable Property" shall mean all machinery and equipment
       (Maschinen und maschinelle Anlagen), raw materials and supplies (Roh-, Hilfs- und Betriebsstoffe), semi-manufactures and manufactures (Halbfertig- und Fertigerzeugnisse) and all passenger and goods vehicles of the Borrower.

1.55   "Notice of Default" shall have the meaning given to it in
       Article 22.2.

1.56 "On-Going Capital Expenditure" shall mean expenditure of the Borrower related to equipment and infrastructure required for the proper maintenance and operation of the Mill.

1.57 "Original Financial Statements" shall mean the opening balance sheet of the Borrower as of December 31, 1997.

1.58   "Original Lenders" shall mean Bayerische Hypotheken- und
       Wechsel-Bank Aktiengesellschaft and Vereinsbank and "Original Lender" shall mean each of them.

1.59 "Performance Criteria" shall mean the performance criteria, which have been set up by the Technical Consultant of the Lenders in the English language and which are attached hereto as Annex 16.

1.60   "Permitted Encumbrances" shall mean

       (i) Encumbrances arising in the ordinary course of business (including any retention of title created under delivery contracts) or created by operation of law; or

       (ii) such other Encumbrances as may be created in relation to this Agreement or with the prior written consent of the Majority Lenders, which consent shall not be unreasonably withheld.

1.61 "Person" means an individual, corporation, partnership, trust, unincorporated organisation or any other legal entity or a national state or any agency or political subdivision thereof, whether or not having a separate legal personality.

1.62 "Potential Event of Default" shall mean any event which would be reasonably likely to become (with the passage of time, the giving of notice, the making of any determination hereunder or any combination thereof) an Event of Default.

1.63 "Primary Liability Undertaking Declaration" shall mean a declaration by a Lender (other than Vereinsbank) towards DtA or, as the case may be, KfW assuming primary liability under a refinancing agreement in relation to a Special Credit in proportion to its respective Lender's Share, substantially in the form of Annex 21.


1.64 "Proceeds Account" shall mean the account with Vereinsbank, Dresden branch opened by the Borrower for the purposes referred to in Article 20.1.

1.65 "Project" shall mean the conversion and extension of the Borrower's existing (155.000 tonnes p.a.) sulphite pulp mill at Blankenstein in Thuringia to a sulphate based mill for the production of northern bleached softwood kraft pulp (with a new design capacity of 881 air dry metric tonnes ("Adt") pulp per day and a capacity of 280.000 tonnes pulp per year).

1.66 "Project Costs" shall mean all costs for the design, development and construction of the Project including all financing costs until the earlier of the Completion Date or March 31, 2001 as set out in the Initial Banking Case and all working capital costs incurred by the Borrower and "Project Construction Costs" shall mean all Project Costs excluding the financing costs and working capital costs incurred by the Borrower.

1.67   "Reference Bank" shall mean the banks listed in Article 8.4.

1.68 "Reference Interest Rate" shall mean the interest rate determined by the Facility Agent pursuant to Article 8.3 or 8.4.

1.69   "Refunding Bank" shall have the meaning given to it in
       Article 32.3.

1.70 "Related Party" shall mean (i) as of the date hereof, Mercer International, Inc., Zellstoff- und Papierfabrik Rosenthal Verwaltungs-GmbH, Spezialpapierfabrik Blankenstein GmbH, and their direct and indirect majority-owned subsidiaries, (ii) any other Person becoming the general partner (Komplementar), a limited partner (Kommanditist) or, as the case may be, a shareholder of the Borrower and its direct and indirect Parent Company (as defined below), and (iii) the Borrower's direct and indirect majority-owned subsidiaries. "Parent Company" for the purpose of this Definition shall mean any Person owning directly or indirectly a majority of the shares of the general partner, a limited partner or, as the case may be, a shareholder of the Borrower.

1.71 "Repayment Date" shall mean March 31, 2001 and each September 30 and March 31 thereafter until the Loan Facility is repaid in full, and the General Tranche Final Maturity Date.

1.72 "Repayment Schedule" shall mean the repayment schedule referred to in Article 9.2.

1.73 "Required Balance" shall mean the amount to be maintained as security in the Debt Service Reserve Account as from February 28, 2001 until the Loan has been repaid in full, which on any date shall equal the aggregate of (i) the amounts payable by the Borrower under this Facility as principal on the two Repayment Dates immediately following such date (but, for the avoidance of doubt, excluding any extraordinary repayment to be effected by the Borrower pursuant to Article 9.4), (ii) the amounts reasonably estimated by the Facility

       Agent as to be payable as interest on the outstanding principal during the 12 month period ending on the second of such Repayment Dates adjusted by payments or receipts by the Borrower under interest rate hedging agreements concluded with the approval of the Facility Agent and (iii) the amounts of the fees payable to C&L in connection with the C&L Ausfallburgschaft during such period; such aggregate amounts shall be determined by the Facility Agent for the first time at the latest five (5) Business Days prior to February 28, 2001 and shall be recalculated thereafter on each Interest Rate Determination Date following March 31, 2001 and shall, in each case, be notified to the Borrower without undue delay.

1.74 "Security Documents" shall mean the C&L Ausfallburgschaft and all security agreements concluded between the Borrower or, as the case may be, any third party and the Lenders which are based on the forms of the Assignment Agreement (Receivables and Warranty Claims), the Assignment Agreement (Insurances), the Pledge Agreement (Hedging Agreements), the Mortgage Deed (including the Mortgage Purpose Declaration), the Pledge and Title Transfer Agreements of Shares in the Borrower and in Zellstoff- und Papierfabrik Rosenthal Verwaltungs-GmbH, the Title Transfer Agreements for Movable Property, the Proceeds Accounts Pledge Agreement, the Debt Service Reserve Account Pledge Agreement, the Investment Reserve Account Pledge Agreement, the Shareholders' Undertakings Agreement and the Stand-By Equity Funding Guarantee attached hereto as Annexes or, in the case of the Stand-By Equity Funding Guarantee as Schedule to Annex 14.

1.75 "Security Trustee" shall mean Vereinsbank in its capacity as security agent (in relation to any pledges in favour of the Lenders) and trustee (in relation to any mortgages, assignments or title transfers as security in favour of the Lenders) on the terms set out in the Security Pooling Agreement between the Lenders, the Borrower and Vereinsbank of even date herewith or such other bank or institution as may from time to time be appointed in its place pursuant to the provisions of the Security Pooling Agreement.

1.76   "Shareholder" shall mean Spezialpapierfabrik Blankenstein
       GmbH.

1.77   "Shareholders' Account" shall have the meaning given to it in
       Article 20.2.

1.78 "Special Credit" shall mean a special credit provided by DtA under its "ERP-Umwelt- und Energiesparprogramm" or its "Umweltprogramm" and/or KfW under its "Mittelstandsprogramm" or its "Umweltprogramm".

1.79 "Special Credit Tranche" shall mean a special credit tranche referred to in Article 2.1, which shall be made available to the Borrower by the Lenders subject to the concluding of a Supplemental Agreement.

1.80 "Special Credit Tranche Availability Period" shall mean in respect of a Special Credit Tranche the period from the date of the fulfilment of the conditions precedent of the Supplemental Agreement relating to such Special Credit Tranche until the end of the availability period as set out in the respective refinancing agreement between DtA or, as the case may be, KfW and Vereinsbank or February 15, 2001, whichever is earlier.

1.81 "Stand-By Equity Funding Guarantee" shall mean the stand-by equity funding guarantee to be provided by order of the Shareholder to the Facility Agent (on behalf of the Lenders) and the Borrower by a bank or financial institution acceptable to the Facility Agent substantially in the form of
       Schedule 2 attached to Annex 14.

1.82   "Substitute Basis" shall have the meaning given to it in
       Article 11.

1.83 "Supplemental Agreement" shall mean an agreement concluded between the Borrower and the Facility Agent (acting on behalf of the Lenders) relating to a Special Credit Tranche, substantially in the form of Annex 20.

1.84   "Suspension Notice" shall have the meaning given to it in
       Article 11.1(c).

1.85 "Tax Distribution" shall mean a distribution to a limited partner of the Borrower for the payment of its Taxes which are due on the lower of (i) the taxable income of such limited partner arising from its partnership share in the Borrower as set out in the respective tax assessment pursuant to Section 180 Abgabenordnung (einheitliche und gesonderte Gewinnfeststellung), or (ii) the overall taxable income of such partner as set out in its personal tax assessment (Steuerbescheid), as the case may be, provided such distribution is made in accordance with Section 10 of the partnership agreement relating to the Borrower.

1.86 "Taxes" (which term shall include "Taxation") shall mean all current or future taxes, duties, charges or official fees of any kind, including any interest, fines or penalties and all payments in relation to such current or future taxes, duties, charges or official fees of any kind, unless they are levied or paid in relation to the net income of a Lender.

1.87 "Technical Consultant" shall mean AF-IPK AB, Stockholm as technical consultant of the Lenders for the Project or such other technical consultant as appointed by the Lenders as their technical consultant for the Project from time to time.

1.88   "Vereinsbank" shall mean Bayerische Vereinsbank
       Aktiengesellschaft

1.89 "Working Capital Tranche" shall mean the working capital tranche referred to in Article 2.1 for the purpose set out in
       Article 3.

1.90 "Working Capital Tranche Availability Period" shall mean the period from the date of this Agreement until the earlier of the Completion Date or February 15, 2001.

1.91 "Working Capital Tranche Final Maturity Date" shall have the meaning given to it in Article 7.2.]


                             ARTICLE 2
                           LOAN FACILITY

2.1    COMMITMENT, TRANCHES

       Subject to the terms and conditions of this Agreement, the Lenders shall provide the Borrower with a Loan Facility for an aggregate principal amount of up to DM 508,000,000 (in words: five hundred eight million Deutsche Marks). The Loan Facility shall be divided into the General Tranche in the amount of up to DM 480,000,000 (in words: four hundred eighty million Deutsche Marks), the Working Capital Tranche in the amount of up to DM 28,000,000 (in words: twenty eight million Deutsche Marks) and, subject to the concluding of Supplemental Agreements (substantially in the form of Annex
       20), one or more Special Credit Tranches, provided, however, that the maximum amount available to the Borrower under the General Tranche shall be reduced by the aggregate amounts available to the Borrower under the Special Credit Tranches, if any. Each of the Lenders agrees, in the event of a Drawdown Request under the General Tranche or the Working Capital Tranche pursuant to Article 5 to contribute during the General Tranche Availability Period or, as the case may be, the Working Capital Tranche Availability Period to the Advances to be provided to the Borrower hereunder an amount corresponding to its Lender's Share. The sum of all Lender's Commitments is reduced by such amount by which the sum of all maximum liability amounts included into the C&L Ausfallburgschaft falls short of the amounts on the respective dates as set out below:

       -   on December 31, 1998: DM 90 Mio.

       -   on June 30, 1999: DM 225 Mio.

       -   on December 31, 1999: DM 330 Mio.

       -   on June 30, 2000: DM 410 Mio.

       -   on February 28, 2001: DM 508 Mio.

       Each Lender's Commitment shall be reduced on a pro rata basis. As far as C&L agrees to extend the period during which liability amounts may be included beyond the above mentioned deadline dates, the Lenders undertake, upon request of the Borrower, to extend their Lender's Commitments until such date, but at the latest until February 28, 2001. In the event that a Special Credit Tranche pursuant to the terms of the Supplemental Agreement relating to such Special Credit Tranche shall be made available to the Borrower during the Special Credit Tranche Availability Period, Vereinsbank (in its capacity as Facility Agent) agrees to conclude on behalf of the Lenders with DtA or, as the case may be, KfW the refinancing agreement relating to such Special Credit Tranche and each of the other Lenders agrees to contribute in proportion to its Lender's Share to such Advance by issuing its Primary Liability Undertaking Declaration substantially in the form of Annex 21 towards DtA or, as the case may be, KfW. The aggregate maximum principal amount of the contributions of each Lender in the General Tranche and the Working Capital Tranche together with the amount of the obligations in respect of principal assumed by it under its Primary Liability Undertaking Declaration shall not exceed its Lender's Commitment. To the extent a Supplemental Agreement is concluded for an amount that exceeds the difference between the aggregate Lender's Commitments and the aggregate principal amount of the Advances then outstanding, disbursements exceeding such difference will be applied to the prepayment of an equal amount of the General Tranche at the end of the Interest Period then in effect and the Repayment Schedule referred to in Article 9 shall be amended accordingly.

2.2    OBLIGATIONS SEVERAL

       The obligations of each Lender under this Agreement are several. Failure of a Lender to carry out its obligations pursuant to this Agreement in a proper manner does not relieve any other party of its obligations under this Agreement. Save as provided for in Article 22 below, the same shall apply in the event that a Lender terminates its participation in this Agreement in accordance with this Agreement or terminates its Lender's Commitment in accordance with this Agreement, or where performance of the obligations undertaken by the Lender pursuant to this Agreement would be invalid or illegal. No Lender is responsible for the obligations of any other party under this Agreement. Each Lender shall only be responsible for its Lender's Commitment. Joint liability, or joint and several liability of the Lenders is hereby excluded. Notwithstanding the foregoing and subject to Article 4.3 (b), if any Lender fails to provide its Lender's Share of an Advance on any Drawdown

       Date, the nondefaulting Lenders shall provide such defaulting Lender's Share rateably according to their respective
       Lender's Share, except that no Lender shall be required to advance an aggregate amount exceeding its Lender's
       Commitment.

2.3    RIGHTS SEVERAL


       The obligations of the Borrower to the Facility Agent and the individual Lenders hereunder are created vis-a-vis each of them as separate and independent obligations. Subject to Articles 22 and 23, the Security Documents and the Security Pooling Agreement each Lender or the Facility Agent may separately enforce its rights hereunder. The formation of jointly owned assets is hereby excluded.


                             ARTICLE 3
                              PURPOSE

The Borrower will use the amounts available under the General Tranche of the Loan Facility for the financing of the Project Costs including an amount of up to DM 15 Mio. for the payment of all amounts due under the bridge finance facility provided by Bayerische Hypotheken- und Wechsel-Bank Aktiengesellschaft to the Borrower pursuant to the Bridge Finance Facility Agreement dated May 19, 1998. The amounts available under the Working Capital Tranche of the Loan Facility will be used by the Borrower primarily for the financing of its working capital needs, but may also be used for the financing of Project Costs. The Loan Facility may also be used by the Borrower to finance the Required Balance and to make deposits into the Investment Reserve Account for the purpose of creating an investment reserve for such Project Construction Costs, which will become due after the end of the General Tranche Availability Period and which have been identified by the Technical Consultant in its certification issued in relation to the Completion Date.


                             ARTICLE 4
                       CONDITIONS PRECEDENT

4.1    CONDITIONS PRECEDENT PRIOR TO FIRST DRAWDOWN

       The obligations of the Facility Agent and each Lender to contribute to the initial Advance are subject to the condition precedent that the Facility Agent has notified the Borrower and the Lenders that it has received not later than five Business Day prior to the first Drawdown Date the documents and evidences specified below in form and substance satisfactory to it:

       (a) certified copy of the partnership agreement and such other partnership documents relating to the Borrower as the Facility Agent may reasonably and timely demand;

       (b) certified copy of the by-laws and such other corporate documents relating to Zellstoff- und Papierfabrik
             Rosenthal Verwaltungs-GmbH as the Facility Agent may reasonably and timely demand;

       (c) certified extract of the Commercial Register relating to the Borrower and Zellstoff- und Papierfabrik
             Rosenthal Verwaltungs-GmbH, as of recent date;

       (d) specimen signatures of such agents of the Borrower as shall be authorised to sign this Agreement, the Security Documents, the Draw-down Requests and any notices required to be given by the Borrower pursuant to the provisions of this Agreement;

       (e) copies of all material licences, permits and approvals of all governmental authorities in relation to the Project or parts of the Project (i.e. concerning a phase of construction);

       (f)   the Initial Banking Case attached hereto as Annex 17;

       (g) evidence that an interest hedging agreement on the basis of the standard agreement applied by German banks ("Rahmenvertrag fur Finanztermingeschafte") is in place as required by the hedging policies agreed between the Borrower and the Original Lenders with respect to an amount of DM 448 Mio. to be drawn under the General Tranche;

       (h) evidence that (i) the complete financing of the Project as set forth in the Preamble has been assured, in particular that the Government Grants for the Project as contemplated in the Initial Banking Case in an amount of not less than DM 181 Mio. are available (whereby evidence that the Borrower will be entitled to receive prior to September 30, 2001 grants of the Federal Republic of Germany under the Investitionszulagengesetz 1996 and
             Investitionszulagengesetz 1999 and the estimated amounts to be received under such grants may be given by Arthur Andersen, the auditors of the Borrower) and the equity (which may include the operating cash flow of the Borrower for the four period ended April 30, 1998 evidenced by the Borrower's auditors on the basis of audited financial statements of the Borrower for that period provided to the Facility Agent and Project Costs incurred by the Borrower and paid by the Shareholder by means of equity and/or subordinated loans provided to the Borrower by the Shareholder prior to the date hereof as agreed by the Technical Consultant and evidenced to the satisfaction of the Facility Agent) and/or subordinated loans (including the subordinated loan outstanding in the amount of DM 7,5 Mio.) in an amount of not less than DM 45 Mio. (as referred to in the Preamble) have been made available by the Shareholder to the Borrower on the basis of documentation, which is satisfactory to the Facility Agent (providing, inter alia, that the interest payable under such subordinated loans shall not be more than 7 % p.a.), (ii) that the Shareholder has undertaken towards the Lenders that in case of Construction Cost Overruns or in case that Total Financing Costs (as set out in the table on page 3 of the Initial Banking Case) will be in excess of the amount of DM 89,709,000, amounts of up to DM 38,8 Mio. (as referred to in the Preamble) will be made available by it to the Borrower as equity contributions and/or subordinated loans on the basis of documentation agreed for the purpose of
             (i) above or which is otherwise satisfactory to the Facility Agent (providing, inter alia, that the interest payable under such subordinated loans shall not be more than 7 % p.a.), and (iii) the Stand-By Equity Funding Guarantee has been provided to the Facility Agent (on behalf of the Lenders) and the Borrower;

       (i) commitment of C&L to issue the guarantees under the C&L Ausfallburgschaft in favour of the Lenders;

       (j) assignment agreements, substantially in the form of the Annexes 6, 7 and 8, respectively, in relation to

             (i) all present and future claims of the Borrower under the Material Project Contracts listed in Annex 5 and all future Material Project
                   Contracts;

             (ii) all claims of the Borrower resulting from present and future delivery contracts concluded by it, namely from contracts under which the Borrower is the buyer (e.g. contracts for raw material) as well as from contracts under which the Borrower is the supplier (e.g. contracts for pulp products), provided such contracts have an expected business value in excess of DM 1 Mio., such business value to be determined by the Facility Agent;

             (iii) the present and future payment claims of the
                   Borrower under the insurances to be effected by the Borrower pursuant to Article 19.4.1(j) and Annex 15 lit. A (such insurances being under form of policies and with reputable insurance and reinsurance companies acceptable to the Facility Agent); and

             (iv) all payment claims under the hedging agreements referred to in lit. (g) above concluded by the Borrower;

       (k) the deed of the mortgage (only with rights ranking ahead of such mortgages being acceptable to the Facility Agent), substantially in the form of the deed of Annex 9 A, and the related
             "Zweckbestimmungserklarung" (mortgage purpose declaration), substantially in the form of Annex 9 B;

       (l) the pledge agreements, substantially in the form of Annex 10 A and 10 B, in relation to the shares of the Shareholder in the Borrower and in Zellstoff- und
             Papierfabrik Rosenthal Verwaltungs-GmbH;

       (m) the title transfer agreements, substantially in the form of Annex 11 A and 11 B, in relation to the Movable Property;

       (n) the pledge agreements, substantially in the form of Annex 12 A, 12 B and 12 C in relation to the Cash
             Collateral Accounts referred to in Article 20;

       (o) the Security Pooling Agreement, substantially in the form of Annex 13;

       (p)   the agreement relating to the Shareholders'
             Undertakings, substantially in the form of Annex 14;

       (q) a copy of the Original Financial Statements together with a copy of the auditor's report regarding the Original Financial Statements and a confirmation of the auditors of the Borrower that the equity contribution in kind of the Shareholder (as limited partner) has been properly assessed in the Original Financial Statements at the amount of DM 154,800,366;

       (r) the report of the Technical Consultant (not to be older than one month) containing the confirmation that in its view the Completion Date will be no later than March 31, 2001 and no Construction Cost Overruns have been identified as of the date of the report; and

       (s) the legal opinion of the Borrower's lawyers in the Federal Republic of Germany, Cleary Gottlieb Steen and Hamilton, Frankfurt/Main confirming that this Agreement, the Security Documents (excluding the C&L Ausfallburgschaft) and the wood procurement agreement (Holzliefervertrag) concluded with SCA Holz GmbH, Aschaffenburg dated April 27, 1998, create legally binding and enforceable obligations on the part of the Borrower or, as the case may be, of the parties thereto (other than Bayerische Hypotheken- und Wechsel-Bank Aktiengesellschaft and Vereinsbank in their various capacities) and that the programs under which the C&L Ausfallburgschaft and the Government Grants are granted do not provide for the inadmissible grant of state aid within the meaning of Article 92 of the Treaty establishing the European Union and that grants paid pursuant to such programs are not incompatible with the common market within the meaning of such
             Article 92.

       For purposes of sub-paragraph (h) (i) above, promptly after the initial Drawdown Date the Borrower shall cause an audit of its operating cash flow for the period May 1, 1998 through the initial Drawdown Date to be performed by the auditors of the Borrower and, upon delivery of the results of such audit to the Facility Agent, shall be entitled to distribute to the Shareholder from deposits maintained on the Proceeds Account (notwithstanding the provisions of Article 20.2 (i) and (ii)) the amount of such operating cash flow up to the amount of the equity and/or the subordinated loans provided by the Shareholder to the Borrower pursuant to (h) (i) above.

4.2    FURTHER CONDITIONS

       The obligations of the Facility Agent and each Lender to contribute to any Advance are subject to the further conditions that at the time of the giving of a Drawdown
       Request for such Advance:

       (a) nothing has come to the knowledge of the Facility Agent that the representations and warranties set out in
             Article 18 are incorrect or will become incorrect immediately after such Advance has been made;

       (b) nothing has come to the knowledge of the Facility Agent that an Event of Default set out in Article 22 (or a Potential Event of Default) has occurred and is continuing;

       (c) sufficient partial guarantees (Teilburgschaften) under the C&L Ausfallburgschaft to cover (together with all Advances outstanding) 80% of such Advance have been issued by C&L and all terms and conditions of the C&L Ausfallburgschaft are met and no event has occurred, as a result of which C&L, according to the terms of the C&L Ausfallburgschaft, refuses to allow disbursements under the Loan Facility and the C&L Ausfallburgschaft continues to be valid and in full force and effect;

       (d) (i) the Technical Consultant in its latest monthly report has confirmed that in its view the Completion Date will be no later than March 31, 2001, and (ii) no Construction Cost Overruns in excess of an amount of DM 50 Mio. will occur by such date or in case of such excess Construction Cost Overruns the Facility Agent is satisfied that such Construction Cost Overruns will be covered by adequate financings;

       (e) performance guarantees and advance payment guarantees of issuers acceptable to the Facility Agent securing the obligations of the third party debtors under the Material Project Contracts listed in Annex 5 towards the Borrower have been issued, whereby any such guarantee shall be issued prior to the respective first payment by the Borrower to the respective creditor under a Material Project Contract becoming due and shall be submitted to the Facility Agent in form of a copy;

       (f) the complete financing of the Project as set forth in the Preamble and in Article 4.1 (h) remains to be assured;

       (g) evidence that the fees payable by the Borrower pursuant to Article 25.1, 25.2, 25.3, 25.4 and 25.5 which have become due at or prior to the requested Drawdown Date have been paid by the Borrower; and

       (h) the Facility Agent has received a Drawdown Request by the Borrower in accordance with Article 5.2.

4.3    SPECIAL DRAWING CONDITIONS

       The obligations of the Facility Agent and each Lender to contribute to any Advance are subject to the further conditions that at the time of the giving of a Drawdown
       Request for such Advance

       (a) in case of drawings under the General Tranche in excess of DM 453,000,000, the conditions of Article 5.4 are met; and

       (b) in case of drawings under a Special Credit Tranche, the following conditions have been fulfilled:

             - DtA or, as the case may be, KfW has confirmed to Vereinsbank its preparedness to refinance such Special Credit Tranche and Vereinsbank has concluded a refinancing agreement with DtA or KfW, respectively, in relation to such Special Credit Tranche;

             - a Supplemental Agreement relating to such Special Credit Tranche has been concluded and has become effective; and

             - Vereinsbank has received evidence that Primary Liability Undertaking Declarations substantially in the form of Annex 21 have been issued by the other Lenders towards DtA or, as the case may be, KfW.


                             ARTICLE  5
  AVAILABILITY AND DRAWDOWN OF GENERAL AND WORKING CAPITAL TRANCHE

5.1    AVAILABILITY OF GENERAL TRANCHE

       Subject to the terms and conditions of this Agreement, the General Tranche may be drawn down by the Borrower in minimum amounts of DM 10 Mio. or any larger sum which is an integral multiple of DM 5 Mio. at any time during the General Tranche Availability Period. Any amount available under the General Tranche not drawn down on or before the last day of the General Tranche Availability Period shall automatically be cancelled, provided, however, that an amount equal to the Required Balance shall remain available to the Borrower until February 28, 2001 for one last drawing for the only purpose of funding the Required Balance (and the General Tranche Availability Period shall be deemed to be extended for such purpose until such date). Upon such cancellation, each Lender's Commitment in the General Tranche shall be reduced to such Lender's Share of the Advance outstanding under the General Tranche.

5.2    AVAILABILITY OF WORKING CAPITAL TRANCHE

       Subject to the terms and conditions of this Agreement, the Working Capital Tranche may be drawn down by the Borrower in minimum amounts of DM 1

       Mio. or any larger sum which is an integral multiple thereof at any time during the Working Capital Tranche Availability Period. Any amount available under the Working Capital Tranche not drawn down on or before the last day of the Working Capital Tranche Availability Period shall automatically be cancelled. Upon such cancellation, each Lender's Commitment in the Working Capital Tranche shall be reduced to such Lender's Share of the Advance outstanding under the Working Capital Tranche.

5.3    DRAWDOWN REQUEST

       Notwithstanding the conditions precedent listed in Article
       4.2 and 4.3, requests for the drawdown of Advances under the General Tranche and the Working Capital Tranche may not be made by the Borrower until the Facility Agent has confirmed to the Borrower that it has received all of the documents listed in Article 4.1 and that each is in form and substance satisfactory to it. In any case, a request for drawdown will not be regarded as having been duly completed, unless the following conditions have been satisfied: The Facility Agent has received, by no later than 1.00 p.m. Munich time on the fifth Business Day prior to the requested Drawdown Date the Drawdown Request substantially in the form of Annex 2 having the following minimum content:

       -   the proposed Drawdown Date, which must be a Business Day;

       -   the term of the  Interest Period;

       - the amount of the Advance, which in the case of the General Tranche must be DM 10 Mio. or any larger sum which is an integral multiple of DM 5 Mio., and in the case of the Working Capital Tranche must be DM 1 Mio. or any larger sum which is an integral multiple thereof ;

       - the specific purpose for which the Advance will be used by the Borrower.

       The Borrower's Drawdown Request cannot be withdrawn; it binds and obliges the Borrower to accept the requested Advance.

5.4    DRAWINGS UNDER GENERAL TRANCHE IN EXCESS OF DM 453,000,000

       In case the General Tranche has been drawn down in an amount of DM 453,000,000, further drawings up to the amount of 480 Mio. will only be permitted to cover Construction Cost Overruns or (to the extent drawings have been made to cover Construction Cost Overruns) the Required Balance, provided that simultaneously with any such drawing, an amount equal to the amount of such drawing has been provided to the Borrower by the Shareholder as further equity and/or subordinated loan and such amount has been paid into the Proceeds Account.

5.5    LENDER'S PARTICIPATIONS

       If the above conditions have been satisfied, the Facility Agent shall by notice substantially in the form of Annex 3, notify in writing by no later than three (3) Business Days prior to the Drawdown Date each of the Lenders of the amount of the Advance, the Drawdown Date, the Interest Period and such Lender's participation in the amount of the Advance.

5.6    PAYMENT OF PROCEEDS

       Upon receipt of the written notice referred to in Article 5.5 each Lender shall, by no later than 10:00 a.m. Munich time on the Drawdown Date, credit the Account with its participation in the Advance corresponding to its Lender's Share and the Facility Agent shall by no later than 12:00 a.m. Munich time on the Drawdown Date, transfer the amount of the Advance to the Proceeds Account.

                             ARTICLE 6
                      SPECIAL CREDIT TRANCHE

6.1    REFINANCING AGREEMENTS WITH DTA/KFW

       In the event of a positive decision of DtA or, as the case may be, KfW in relation to the granting of a Special Credit, Vereinsbank (in its capacity as Facility Agent) is hereby authorized by the Lenders to conclude in its own name (but on behalf of the Lenders) a refinancing agreement with DtA or, as the case may be, KfW in relation to such Special Credit. After the concluding of such agreement, Vereinsbank will notify the other Lenders thereof, whereupon each Lender shall issue a Primary Liability Undertaking Declaration towards DtA or, as the case may be, KfW in relation to such Special Credit in proportion to its respective Lender's Share. DtA or, as the case may be, KfW will conclude such refinancing agreement subject to their General Conditions (e.g. "Allgemeine Bestimmungen fur Investitionskredite" of KfW, "Allgemeine Bedingungen fur DtA-Programme" resp. "Richtlinie der DtA fur DtA-Umweltprogramm" and "Allgemeine Bedingungen fur ERP-Programme" of DtA) in force at the date of signing of such refinancing agreements. The General Conditions of DtA and KfW (versions for final borrowers and versions for credit institutions) are attached hereto as Annex 22.

6.2    DRAWDOWN UNDER A SPECIAL CREDIT TRANCHE, SUPPLEMENTAL
       AGREEMENT

       Subject to Article 4.3 (b) above and subject to the receipt of a Drawdown Request (substantially in the form of Annex 2) by the Facility Agent, any amounts available to the Borrower under a Special Credit Tranche may be drawn down by the Borrower during the Special Credit Tranche Availability Period. Any such amounts drawn down shall be repayable by the Borrower and shall bear interest subject to and in accordance with, the terms and conditions of the Supplemental Agreement relating to such Special Credit Tranche. Vereinsbank (in its capacity as Facility Agent) is hereby authorised by the Lenders to conclude in the name and on behalf of, the Lenders such Supplemental Agreement with the Borrower.

6.3    PARTICIPATIONS, DISBURSEMENTS

       Vereinsbank (in its capacity as Facility Agent) shall notify without undue delay DtA or, as the case may be, KfW and by notice, substantially in the form of Annex 3, each Lender of the amount of the Advance to be drawn down under a Special Credit Tranche and such Lender's participation in the amount of such Advance. After DtA or, as the case may be, KfW has credited the amount drawn down by the Borrower under such Special Credit Tranche to Vereinsbank in fulfilment of its obligations under the respective refinancing agreement with Vereinsbank, Vereinsbank shall disburse such amount to the Proceeds Account.

                             ARTICLE 7
        TERM OF GENERAL TRANCHE AND WORKING CAPITAL TRANCHE

7.1    TERM OF THE GENERAL TRANCHE

       The term of the General Tranche under the Loan Facility shall lapse on September 30, 2013 or on the date of the expiration of the C&L Ausfallburgschaft, whichever is earlier (the
       "General Tranche Final Maturity Date").

7.2    TERM OF THE WORKING CAPITAL TRANCHE

       The term of the Working Capital Tranche under the Loan Facility shall lapse on September 30 of the seventh calendar year ending after the first Drawdown Date under the Working Capital Tranche or on the date of the expiration of the C&L Ausfallburgschaft, whichever is earlier (the "Working Capital Tranche Final Maturity Date").


                             ARTICLE 8
     INTEREST UNDER GENERAL TRANCHE AND WORKING CAPITAL TRANCHE

8.1    INTEREST RATE

       All Advances outstanding under the General Tranche and the Working Capital Tranche shall bear interest for the applicable Interest Period payable in arrears at the Interest Rate which shall be expressed as an annual interest rate and shall be the sum of the Margin and the Reference Interest Rate. Save as provided for in Article 8.4 and
       Article 8.6, the Reference  Interest Rate shall be LIBOR.

8.2    DUE DATES

       Accrued interest for each Interest Period shall be paid on the Interest Payment Date for that Interest Period.

8.3    DETERMINATION OF REFERENCE INTEREST RATE

       LIBOR shall be determined by the Facility Agent as the applicable Reference Interest Rate on the Interest Rate
       Determination Day of each  Interest Period.

8.4    ALTERNATIVE DETERMINATION OF REFERENCE  INTEREST RATE

       In the event that the Facility Agent cannot determine the Reference Interest Rate for a Interest Period in accordance with the above provisions, then the Facility Agent shall without undue delay inform the Borrower that the Reference Interest Rate for such Interest Period shall be the interest rate reasonably determined by the Facility Agent by calculating on the Interest Rate Determination Date the arithmetical mean (rounded up to the next whole (non-fractional) multiple of 1/16% if necessary) of offers for deposits in Deutsche Marks obtained from the following banks in the London Interbank Eurocurrency Market for such Interest Period:

       -   Bayerische Vereinsbank Aktiengesellschaft, London Branch
       -   Deutsche Bank Aktiengesellschaft, London Branch
       -   Dresdner Bank Aktiengesellschaft, London Branch

8.5    BANK BASIS

       Interest shall accrue from day to day and be calculated on the basis of the actual number of days elapsed in the relevant Interest Period divided by 360.

8.6    ABSENCE OF QUOTATION

       In the event that the Reference Interest Rate must be determined pursuant to Article 8.4 above, and if more than one Reference Bank fails to supply any rate hereunder, or in case another market disturbance, as referred to in Article
       11.1 below, has occurred, the Reference Interest Rate shall be determined on a Substitute Basis as provided for in
       Article 11 below.

8.7    CERTIFICATION

       The Facility Agent shall without undue delay inform the Lenders and the Borrower of the Interest Rate it has determined for each Interest Period and the interest payable in relation to each Advance. Each determination of the Interest Rate by the Facility Agent hereunder shall, in the absence of manifest error, be conclusive and binding on the Borrower and the Lenders.

8.8    DURATION OF INTEREST PERIODS

       (a) Prior to March 31, 2001, the term of each Interest Period in relation to the Advances under the General Tranche and the Working Capital Tranche shall be three or six months at the option of the Borrower. In such case, the Borrower may select an Interest Period for an Advance in either the relevant Drawdown Request for such Advance or, if the Advance has already been borrowed, a notice to be received by the Facility Agent not later than 10.00 a.m. (Munich time) on the fifth Business Day prior to the commencement of that Interest Period. If the Borrower fails to specify the term of an Interest Period this term shall be six months. The first Interest Period with respect to an Advance shall commence on the first Drawdown Date and, subject to
             Article 8.9, shall end on the Interest Payment Date of such Interest Period. Each subsequent Interest Period shall commence upon expiry of the previous Interest Period. Notwithstanding the foregoing, the first Interest Period for each Advance under the General Tranche or, as the case may be, the Working Capital Tranche other than the first Advance shall end on the same day as the current Interest Period for any previous Advance under the General Tranche or, as the case may be, the Working Capital Tranche. On the last day of those Interest Periods, those Advances shall be consolidated and treated as one Advance. If any Interest Period in effect on March 31, 2001 would end on a day which is later than March 31, 2001, such Interest Period shall automatically end on March 31, 2001.

       (b) After March 31, 2001, the term of each Interest Period in relation to the Advances under the General Tranche and/or the Working Capital Tranche shall be six months provided, however, that any such Interest Period shall always end on a Repayment Date. If the Interest Period prior to the General Tranche Final Maturity Date would end on a day which is later than the General Tranche Final Maturity Date, such Interest Period shall automatically end on the General Tranche Final Maturity Date.

       (c) In accordance with the determination of the Facility Agent pursuant to Article 12.2, the Interest Periods in relation to any amounts in arrears (as referred to in Article 12.2) shall be of one or three months.

8.9    NON-BUSINESS DAY

       In the event that an Interest Payment Date would fall on a day not being a Business Day, then the following Business Day shall be the Interest Payment Date and the Interest Period shall be extended accordingly, unless the Interest Payment Date would therefore fall in the next calendar month, in which case the Interest Payment Date shall be the immediately preceding Business Day and the Interest Period shall be shortened accordingly.

8.10   NOTIFICATION

       The Facility Agent shall notify the Borrower and the Lenders of the duration of each Interest Period promptly after ascertaining its duration.


                             ARTICLE 9
 REPAYMENT OF GENERAL TRANCHE AND WORKING CAPITAL TRANCHE, SCHEDULE

9.1    ORDINARY REPAYMENT OF ADVANCE UNDER GENERAL TRANCHE

       The Borrower shall repay the Advance outstanding under the General Tranche and under the Special Credit Tranches, if any, to the Account in semi-annual increasing repayment instalments (comprising amounts for the repayment of the General Tranche and the Special Credit Tranches as set out below) in such percentages in relation to the principal amount outstanding at the end of the General Tranche Availability Period as are set out in the Percentage Instalment Schedule attached hereto as Annex 19. The first repayment instalment shall become due on March 31, 2001 and all subsequent repayment instalments shall become due on each September 30 and March 31 following March 31, 2001 until the General Tranche Final Maturity Date. From each repayment instalment effected by the Borrower hereunder, all amounts having become due under the Special Credit Tranches shall be deducted first and the remainder shall be applied for the repayment of the Advance outstanding under the General Tranche. Each repayment instalment made under this Agreement shall reduce each Lender's participation in the Advance outstanding under the General Tranche and the Special Credit Tranche in proportion to the application of such repayment set out in the previous sentence. The final repayment instalment shall be paid together with all such other sums as may be due pursuant to the provisions of this Agreement on the General Tranche Final Maturity Date.

9.2    REPAYMENT SCHEDULE

       The Facility Agent will forward to the Borrower a Repayment Schedule setting out the amount of the repayment instalments and their respective payment dates in accordance with Article
       9.1 and the Percentage Instalment Schedule attached hereto as Annex 19 at the latest by March 15, 2001. The Repayment Schedule shall be amended by the Facility Agent after the Borrower has effected extraordinary repayments in accordance with Article 9 4. or prepayments in accordance with Article 10, and the Facility Agent shall inform the Borrower and the other Lenders thereof without delay. The Repayment Schedule shall be an integral part of this Agreement and be binding upon the Borrower with the exception of manifest errors.

9.3    ORDINARY REPAYMENT OF ADVANCE UNDER WORKING CAPITAL TRANCHE

       The Borrower shall repay the Advance outstanding under the Working Capital Tranche to the Account in four equal annual repayment instalments. The first repayment instalment shall become due on September 30 of the fourth calendar year ending after the first Drawdown Date under the Working Capital Tranche, and all subsequent repayment instalments shall become due on September 30 of the next three consecutive years. Each repayment instalment made under this Agreement shall reduce each Lender's participation in the Advance outstanding under the Working Capital Tranche in proportion to such repayment. The final repayment instalment shall be paid together with all interest having become due under the Working Capital Tranche on the Working Capital Tranche Final Maturity Date.

9.4    EXTRAORDINARY REPAYMENT

       (a) Notwithstanding the Borrower's repayment obligation pursuant to Article 9.1 the Borrower shall use the amounts referred to in the first sentence of Article
             20.2 (b) first for the (partial) repayment of the Advance under the Working Capital Tranche outstanding and, after such tranche has been repaid in full, for the (partial) repayment of the Advance under the General Tranche outstanding. Any such payment shall be effected on any such Repayment Date on which amounts are available for such extraordinary repayment on the Proceeds Account. Each such repayment shall reduce each Lender's participation in the Advance outstanding under the Working Capital Tranche and/or the General Tranche in proportion to such repayment. Any such repayment shall be applied against the repayment instalments of the General Tranche (other than repayment instalments becoming due under any Supplemental Agreements) and/or the Working Capital Tranche becoming due under Article 9 above in inverse order of maturity. The Repayment Schedule referred to in Article 9.2 shall be amended by the Facility Agent accordingly and shall be submitted to the Borrower and the Lenders after it has been so amended.

       (b) Any amounts remaining in the Investment Reserve Account after all Project Construction Costs have been paid shall be used by the Borrower exclusively for the (partial) repayment of the Advance under the General Tranche outstanding. Any such payment shall be effected on the next Repayment Date after all such Project Construction Costs have been paid by the Borrower. Any such repayment shall reduce each Lender's participation in the Advance outstanding under the General Tranche in proportion to such repayment. Any such repayment shall be applied against the repayment instalments of the General Tranche (other than repayment instalments becoming due under any Supplemental Agreements) and/or the Working Capital Tranche becoming due under Article 9 above in inverse order of maturity. The Repayment Schedule referred to in Article 9.2 shall be amended by the Facility Agent accordingly and shall be submitted to the Borrower and the Lenders after it has been so amended.

9.5    NON-BUSINESS DAY

       In the event that a Repayment Date would fall on a day not being a Business Day, then the following Business Day shall be the Repayment Date.

                             ARTICLE 10
                             PREPAYMENT

10.1   VOLUMTARY PREPAYMENT

       The Borrower may, by giving not less than ten (10) days' prior notice to the Facility Agent, prepay any Advance under the General Tranche or, as the case may be, the Working Capital Tranche of the Loan Facility on the last day of an Interest Period, or, as the case may be, on any Repayment Date in whole or in part (but, if in part, in an integral (non-fractional) multiple of DM 10 Mio.). Any such prepayment shall reduce each Lender's participation in the Advance outstanding under the Loan Facility in proportion to such prepayment and shall be applied against the repayment instalments becoming due under Article 9 above in inverse order of maturity.

10.2   ADDITIONAL RIGHT OF PREPAYMENT

       If:

       (a) the Borrower is required to pay to a Lender any additional amounts under Article 17 (Taxes); or

       (b) the Borrower is required to pay to a Lender any amount under Article 16 (Increased costs);

       then, without prejudice to the obligations of the Borrower under those provisions and the provisions under Article 12.4, the Borrower may, whilst the circumstances continue, serve a notice of prepayment on that Lender through the Facility Agent. On the date specified in such notice, which shall be at least thirty (30) Business Days after the date of service of the notice, the Borrower shall prepay that Lender's Share of the Advance provided that such prepayment is made together with any amount payable by the Borrower under Article 12.4
       (iii), and such Lender's Lender's Commitment shall be terminated.

10.3   MISCELLANEOUS PROVISIONS

       (a) Any notice of prepayment under this Agreement is irrevocable. The Facility Agent shall notify the Lenders promptly of receipt of any such notice.

       (b) All prepayments under this Agreement shall be made together with accrued interest on the amount prepaid and all other amounts (if any) owing by the Borrower to such Lender.

       (c) No prepayment or cancellation is permitted except in accordance with the express terms of this Agreement.

       (d) No amount prepaid pursuant to the provision of Article 10 or extraordinarily repaid pursuant to the provision of Article 9.4 of this Agreement may subsequently be reborrowed.

                             ARTICLE 11
                          SUBSTITUTE BASIS

11.1   MARKET DISTURBANCE

       Notwithstanding anything to the contrary herein contained, if at any time prior to the commencement of an Interest Period:

       (a) none, or only one, of the Reference Banks furnishes a quotation to the Facility Agent for the purpose of determining the applicable interest rate in accordance with Article 8.4; or

       (b) the Facility Agent (after consultation with the Reference Banks) shall have determined (which determination shall be conclusive and binding upon all parties hereto) that by reason of circumstances affecting the London Interbank Eurocurrency Market generally adequate and fair means do not exist for ascertaining the rate of interest applicable during such Interest Period; or

       (c) the Facility Agent shall have received written notification

             (i) from Majority Lenders that deposits in Deutsche Marks and of equal duration to that of such Interest Period are not readily available in the London Interbank Eurocurrency Market in sufficient amounts in the ordinary course of business to fund their participations in such borrowing during such Interest Period; or

             (ii) from Majority Lenders that, by reason of circumstances affecting the London Interbank Eurocurrency Market generally, the cost to them of deposits obtained in such Market to fund their participations in such borrowing is in excess of LIBOR for the relevant Interest Period;

       the Facility Agent shall promptly give written notice (the
       "Suspension Notice") of such determination or notification to the Borrower and to each of the Lenders.

11.2   SUSPENSION

       During the period of thirty days after the giving of such Suspension Notice, each Lender, the Facility Agent and the Borrower shall negotiate in good faith upon an alternative basis (a "Substitute Basis") for the Advance. Such Substitute Basis may (without limitation) include an alternative Interest Period and alternative rate of interest for the Lenders' participation in the Advance but shall include a margin above the cost of funding each Lender's participation in the Advance equivalent to the Margin. lf such Substitute Basis is agreed between the Borrower and the Lenders, it shall apply in accordance with its terms. lf such Substitute Basis is not agreed between the Borrower and the Lenders by the end of such thirty days the respective Advance must not be drawn or, as the case may be, the Loan Facility shall be cancelled forthwith.

11.3   REVIEW

       So long as any Substitute Basis is in force, the Facility Agent, in consultation with the Borrower and each Lender certifying a Substitute Basis, shall from time to time, but not less than monthly, review whether or not the circumstances referred to in Article 11.1 above still prevail with a view to returning to the normal provisions of this Agreement.

                             ARTICLE 12
                DEFAULT INTEREST AND INDEMNIFICATION

12.1   DEFAULT

       In the event that any outstanding payments pursuant to this Agreement are not made or are only partly made by their due dates, the Borrower shall in respect of such payments and without further notice be in default with respect to such payments.

12.2   DEFAULT INTEREST RATE

       Without prejudice to any further rights of the Lenders, in particular Article 12.4, the Borrower shall for the period an amount is in default;

       (a) pay a default interest rate for all arrears of principal sums and any other sums in arrears pursuant to the provisions of this Agreement (with the exception of interest), in the amount of 1 % per annum above the Interest Rate determined by the sum of the applicable LIBOR rate for the relevant Interest Period and the Margin, or as the case may be, the applicable Reference Interest Rate and the Margin; and

       (b) make a liquidated damages payment for all arrears of interest in the amount of the sum of 1% per annum above the LIBOR rate applicable to the relevant Interest
             Period.

       In the event that the Borrower shall during the term of an Interest Period default in the payment of any amount due pursuant to the provisions of this Agreement, then the applicable LIBOR rate referred to above, shall correspond with the LIBOR rate determined pursuant to Article 8 until the end of such Interest Period. Upon expiry of such Interest Period the term of subsequent Interest Periods for the amounts in arrears shall be determined by the Facility Agent from time to time, provided however, that any such Interest Period shall not exceed three months. The LIBOR rate applicable to such further Interest Periods shall be determined by the Facility Agent pursuant to Article 8.
       Every amount in arrears shall for the purposes of this Agreement be treated as a drawndown Advance, and accordingly the term "Advance" shall include any amount in arrears.

12.3   FIRST DEMAND PAYMENT

       All damages and default interest payments shall be made by the Borrower without undue delay upon first demand of the Facility Agent.

12.4   INDEMNITY

       The Borrower shall compensate the Lenders for any loss, damage, costs and outlays (including losses of Margin or losses resulting from refinancing incurred by the Lenders in the provision or maintenance of the Advance for the relevant Interest Periods) which have been incurred by the Lenders because:

       (i) the Borrower has failed to pay a sum due pursuant to this Agreement on the due date; or

       (ii)  an Event of Default described in the provisions of
             Article 22 has occurred, or

       (iii) the Borrower has made payments on a day which is not an Interest Payment Date or, as the case may be, a Repayment Date; or

       (iv) the drawdown of the Advance requested by the Borrower cannot be made because the Borrower has failed to satisfy a condition precedent or the Borrower refuses to accept the Advance.

       In the case of (iii) and (iv) above, the Borrower shall upon request by the Facility Agent, pay to each Lender through the Facility Agent, instead of the losses and damages calculated pursuant to the above provisions, the amount by which (a) the interest which would have been payable on such principal payment or, as the case may be, such amount not having been drawn down by the Borrower hereunder through the next Interest Payment Date exceeds (b) the amount of interest which in the reasonable opinion of such Lender would have been payable in respect of a deposit in Deutsche Marks and equal to the amount placed by it with a prime bank in London for a period starting on the third Business Day following the date of the proposed borrowing or of such receipt, as the case may be, and ending on the last day of the Interest Period then in effect.


                             ARTICLE 13
                              ACCOUNTS

13.1   LENDERS' ACCOUNTS

       Each of the Lenders shall in its books of account, in accordance with common banking practice, maintain an account for the Borrower from which the principal sum, the amount of interest and other payments owed by the Borrower to such Lender pursuant to this Agreement can be determined.

13.2   CONTROL ACCOUNT

       The Facility Agent shall in its books of account maintain a control account from which can be determined;

       (i) the sum total of the outstanding Advance and each Lender's Share therein; and

       (ii) the sum total of principal, interest and other payments owed to the Lenders pursuant to this Agreement, as well as each Lender's Share therein; and

       (iii) the sum total of payments received from the Borrower and the Share of each Lender therein.

       Whenever an entry is made in the control account, the Facility Agent shall prepare an account statement for the control account and shall provide such statement to each Lender and the Borrower without undue delay.

13.3   ACCOUNTS AS EVIDENCE

       For the purposes of judicial, arbitration or other proceedings in relation to this Agreement the above account statements shall, in the absence of manifest error, be conclusive and binding between the parties.


                             ARTICLE 14
                              PAYMENTS

14.1   FUNDS, PLACE AND CURRENCY

       All payments owed by the Borrower pursuant to this Agreement plus value added tax, if applicable, shall be made in Deutsche Marks in immediately available funds and by no later than 10 a.m. (Munich time) on each due date to the Account, unless a payment has to be effected to the Proceeds Account.

14.2   NO SET-OFF, COUNTERCLAIM OR RETENTION

       All payments to be made shall be made free and clear of deductions on account of Taxes (unless the Borrower is compelled by law to make payment subject to Taxes), and to the exclusion of any set-off, counterclaim, retention or lien, restriction or condition.

14.3   DISCHARGING EFFECT

       The Borrower shall be released from its obligation to make any particular payment only once the paid sum has been unconditionally credited to the Account and only in so far as the amount paid is sufficient to satisfy the Borrower's payment obligations on any date at which payment is due pursuant to this Agreement.

14.4   APPROPRIATION

       In the event that the Borrower makes a payment which is insufficient to satisfy all of its payment obligations on a date on which such payment is due pursuant to this Agreement, any such payment shall be applied first against any fees, costs and expenses, then against any amount of interest, then against any amount of principal having become due and payable under a Special Credit Tranche and then against any amount of principal having become due and payable under the General Tranche and the Working Capital Tranche of the Loan Facility. Any contrary instruction given by the Borrower shall have no effect.

14.5   DISTRIBUTION

       The Facility Agent shall, without prejudice to other provisions of this Agreement, distribute without delay the appropriate share of principal, interest and other payments owed pursuant to this Agreement to the relevant individual Lenders in their respective Lender's Shares, as they are received by the Facility Agent.

                             ARTICLE 15
                             ILLEGALITY

lf any change in or introduction of any law, regulation or treaty, or any change in the official interpretation or application thereof (hereinafter referred to as "Legal Changes"), shall make it unlawful or contrary to any regulation for any Lender to make available or fund or maintain its Lender's Commitment or its participation in any outstanding Advance or to give effect to its obligations as contemplated hereby, the following provisions shall apply:

15.1 Such Lender may terminate the totality of its Lender's Commitment and its participation in the outstanding Advance by notice to the Facility Agent effective as from the date of which performance becomes unlawful or contrary to any regulation or, as far as this is legally possible pursuant to the Legal Changes, at the end of the applicable Interest Periods such notice stating exactly which contractual obligations became illegal, the date on which such illegality will arise and which Legal Changes have given rise to the illegality. The Facility Agent shall without undue delay upon receipt of such notice of termination inform all other Lenders, the Borrower and C&L.

15.2 The Borrower shall repay or prepay (as the case may be) such Lender's participation in the outstanding Advance plus accrued interest and any other sums outstanding pursuant to this Agreement, at the end of the applicable Interest Period or in the event termination is effective pursuant to Article
       15.1 before the end of an Interest Period at such earlier date (unless the Borrower is notified of termination after such earlier date in which case payment shall be made within three (3) Business Days of the Borrower's receipt of such notice). Upon effective termination all obligations of the terminating Lender pursuant to this Agreement shall end and the sum total of the Loan Facility shall be reduced by the amount of the terminated Lender's Commitment.

15.3 If any Lender (through the Facility Agent) gives notice to the Borrower pursuant to Article 15.1 requiring prepayment, then, but without prejudice to the obligations of the Borrower to effect such prepayment pursuant to Article 15.2, the Borrower, the Facility Agent and such Lender shall forthwith commence negotiations in good faith with a view to agreeing on terms (which shall not in any way be prejudicial to such Lender ) for making such Lender's participation in the Advances available from another jurisdiction or for restructuring its participation in the Advances on a basis which is not so unlawful, provided that neither the Facility Agent nor such Lender shall be under any obligation to continue such negotiations if terms have not been agreed within 30 days after the date of such Lender's notice.


                             ARTICLE 16
                           INCREASED COSTS

If, as a result of Legal Changes (including, for the purposes of this Article 16, rules, orders or directives in relation to required reserves, special deposits, liquidity or capital adequacy requirements, any requirement relating to the manner in which the Lender is required to allocate financial resources to provide for the making of or in relation to any Advance or any other form of banking or monetary controls (whether or not having the force of law)) promulgated by a governmental authority that are of general applicability, a Lender at any time in the future in relation to its Lender's Commitment or its participation in the outstanding Advance made to the Borrower,

(a) suffers an increase of the cost of making or funding the Advance or of maintaining its Lender's Commitment hereunder; or

(b) suffers a reduction of any amount payable to it or to the Facility Agent or of the effective return; or

(c)    makes any payment, either directly or through the Facility
       Agent, or forgoes any interest or other return on or calculated by reference to any amount received or receivable by it from the Borrower hereunder;

(collectively referred to as "Increased Costs") then, without prejudice to the provisions of Article 17, the following provisions shall apply:

16.1 Such Lender shall have the right, upon giving notice to the Facility Agent, to request payment of a sum compensating it for its Increased Costs. Such notice shall state in reasonable detail the reasonably determined amount of such Increased Costs, the date upon which such Increased Costs were or began to be incurred and the Legal Changes which led to the Increased Costs. The Facility Agent shall upon receipt of such notice without undue delay inform the Borrower of the contents of such notice.

16.2 The Borrower shall no more than ten days after receiving the notice referred to in Article 16.1 pay all of the Lender's substantiated Increased Costs incurred prior to receipt of the said notice.

16.3 If any Lender (through the Facility Agent) gives notice to the Borrower pursuant to Article 16.1 demanding compensation, then, but without prejudice to the Borrower to pay such compensation, the Borrower, the Facility Agent and such Lender shall forthwith commence negotiations in good faith with a view to agreeing on terms (which shall not in any way be prejudicial to such Lender) for making such Lender's participation in the Advances available from another jurisdiction which will result in no such compensation being payable or for finding a bank or financial institution in substitution for such Lender, provided that neither the Facility Agent nor such Lender shall be under any obligation to continue such negotiations if terms have not been agreed within 30 days after the date of such Lender's notice.


                             ARTICLE 17
                     TAX GROSS-UP, TAX RECEIPTS

In the event that the Borrower or the Facility Agent is obliged by law to deduct or withhold Taxes, the Borrower shall

(i)    pay any such Taxes by their due date and, no less than thirty
       (30) days after such payment provide to the Facility Agent the original or a certified copy of the receipt of the relevant authority evidencing the payment to such authority of all amounts so required to be deducted or withheld; and
(ii) indemnify and keep harmless the Lenders in relation to all such Taxes or any additional funding costs they may incur as a result of the deduction or withholding of such Taxes; and
(iii) make such additional payments to Lenders not having a permanent establishment within the Federal Republic of Germany with which payments hereunder are effectively connected as may be necessary in order that the net amount remaining after the said deduction or withholding, corresponds with the sum due to be paid.

                             ARTICLE 18
                   REPRESENTATIONS AND WARRANTIES

The Borrower hereby represents and warrants to each of the Facility Agent and the Lenders that on the date of this Agreement:

(a)    STATUS

       The Borrower is a partnership with limited liability under the laws of the Federal Republic of Germany, duly organised and validly existing under the laws of the Federal Republic of Germany, has the capacity to sue and be sued in its own name and has the power to own its property and assets and carry on its business as it is now being conducted.

(b)    POWERS AND AUTHORITY

       The Borrower has the authority to enter into and execute this Agreement, the Security Documents and the Material Project Contracts, to accept the Loan Facility and to perform its obligations pursuant to this Agreement, and in this regard all necessary decisions and resolutions of the general managers (Geschaftsfuhrer) of the Borrower and its shareholders have been taken.

(c)    LEGAL VALIDITY

       This Agreement, the Security Documents, and the Material Project Contracts create legally valid and binding obligations of the Borrower and the other parties thereto (other than Bayerische Hypotheken- und Wechsel-Bank Aktiengesellschaft and Vereinsbank in their various capacities), enforceable in accordance with the terms and conditions of the respective agreements and such agreements are in proper form for enforcement in the courts of the Federal Republic of Germany, subject to applicable bankruptcy, reorganisation, insolvency, moratorium or other laws affecting creditor's rights generally from time to time in effect.

(d)    NON-CONFLICT

       The entry into and the execution and performance of this Agreement, the Security Documents and the Material Project Contracts do not conflict with the Borrower's or, as the case may be, the Shareholder's by-laws and resolutions of general managers (Geschaftsfuhrer) or shareholders, and do not violate any law, directive, order, decree, arbitral award, judgement, or any agreement or document to which the Borrower or, as the case may be, the Shareholder is a party, in a manner that would have a material adverse effect on the ability of the Borrower or, as the case may be, the Shareholder to discharge their respective obligations under the above agreements.

(e)    NO DEFAULT

       No event has occurred which constitutes an event of default under or in respect of any agreement or document to which the Borrower is a party or by which the Borrower may be bound (including inter alia, this Agreement) or which, with the giving of notice or lapse of time might constitute an event of default under or in respect of any such agreement or document and in either case which might have a material adverse effect on the ability of the Borrower to perform or discharge its obligations hereunder.

(f)    CONSENTS

       All material authorisations, approvals, consents, licences, exemptions, filings, registrations, notarisations and other matters, official or otherwise, required for the entry into, performance, validity and enforceability of this Agreement and the transactions contemplated hereby and (to the extent they can at the time be obtained or effected) for the realisation of the Project have been obtained by the Borrower or have been effected and are in full force and effect.

(g)    INFORMATION TRUE

       To the best of the Borrower's knowledge, the factual information and factual amounts in the project memorandum dated October 1997 and in the Initial Banking Case were at the dates thereof true and accurate in all material aspects. Furthermore the Borrower has not concluded as of the date of this Agreement any agreement which would qualify as a Material Project Contract which is not listed in Annex 5.

(h)    FINANCIAL STATEMENTS

       The Original Financial Statements are complete and correct and convey a complete and correct picture of the financial position of the Borrower as at that date. The Original Financial Statements were prepared in accordance with all applicable accounting and auditing principles.

(i)    LITIGATION

       No arbitration, litigation or other proceedings against the Borrower the result of which, taken as a whole, could be substantially detrimental to the financial condition or the business activities of the Borrower, are to the best of the Borrower's knowledge, currently in progress or threatened against the Borrower.

(j)    NO MATERIAL ADVERSE CHANGE

       The financial condition of the Borrower has not deteriorated in comparison with the Original Financial Statements in a manner which has or could have a material adverse effect on the ability of the Borrower to perform its obligations pursuant to this Agreement.

(k)    NO ENCUMBRANCES

       Unless permitted by this Agreement, and with the exception of Permitted Encumbrances, no Encumbrance on any asset or future asset, or the present or future revenues of the Borrower exists and the execution and performance of this Agreement will not result in the creation of such Encumbrances.

(l)    PARI PASSU RANKING

       The obligations of the Borrower hereunder rank as to priority of payment at least pari passu with all its other unsecured and unsubordinated obligations, except those mandatorily preferred by law.

(m)    TAX LIABILITIES

       The Borrower has complied in all material respects with all Taxation laws in all jurisdictions in which it is subject to Taxation, has paid all Taxes due and payable by it and no material claims are being asserted against it with respect to Taxes, except to the extent the Borrower is contesting the same in good faith or where failure to pay or comply would not have a material adverse effect; and all amounts payable by the Borrower hereunder may be made free and clear of and without deduction for or on account of any Taxes.

(n)    STAMP DUTIES

       No stamp or registration duty or similar taxes or charges are payable (or, if payable, all such duties have been paid) in the Federal Republic of Germany in respect of this Agreement.

(o)    NO STATE AID

       The C&L Ausfallburgschaft and the Government Grants are legally valid and do not involve the grant of inadmissible state aid within the meaning of Article 92 of the Treaty establishing the European Economic Community, and are not incompatible with the common market within the meaning of such Article 92, provided that the grants distributed thereunder do not in total exceed 35% of the value of the investments subsided with such grants, and that the approval of the Investitionszulagennetz 1999 is given by the EU commission.

(p)    MATERIAL PROJECT CONTRACTS

       The contracts compiled in the list of Material Project Contracts as listed in Annex 5 hereof are all the contracts relating to the design, development and construction of the Project concluded by the Borrower prior to the date hereof with a business value of more than DM 3,0 Mio.

(q)    VALIDITY OF TREUHANDVERTRAG

       The acquisition agreement concerning the shares of Zellstoff-und Papierfabrik Rosenthal GmbH concluded with the Treuhandanstalt, Anstalt des offentlichen Rechts, dated July 3, 1994 (the "Treuhandvertrag") is legally valid and binding in all respects and the Borrower has complied with all obligations and undertakings in the Treuhandvertrag assumed by it.

(r)    NO ENVIRONMENTAL CLAIMS

       No Environmental Claim is pending or has been made or threatened against the Borrower or any occupier in respect of any of their respective properties or any of their respective officers in their capacity as such that could reasonably be expected to have a material adverse effect on the ability of the Borrower to discharge its obligations hereunder.

(s)    NO RELEVANT SUBSTANCES

       No relevant substance has been deposited, disposed of, kept, treated, imported, exported, transported, processed, manufactured, used, collected, sorted or produced at any time, or is present in the environment (whether or not on property owned, leased, occupied or controlled by the Borrower) in circumstances which are likely to result in an Environmental Claim against the Borrower that could reasonably be expected to have a material adverse effect on the ability of the Borrower to discharge its obligations hereunder.

(t)    NO WINDING-UP

       The Borrower has not taken any corporate action nor to the best of its knowledge have any other steps been taken or legal proceedings been started or threatened against it for its winding-up, dissolution, administration or re-organisation or for the appointment of a receiver, administrator, administrative receiver, trustee, liquidator or similar officer of it or of any or all of its assets or revenues.

(u)    REPETITION

       Each of the representations and warranties of this Article 18 shall be deemed to be repeated by the Borrower on each Drawdown Date. Each of the representations and warranties under Article 18 lit. (a), (b), (c), (o) and (s) will be correct and complied with so long as any sum remains to be lent or remains payable by the Borrower under this Agreement as if repeated then by reference to the then existing circumstances.


                             ARTICLE 19
                             COVENANTS

The Borrower hereby covenants in relation to each Lender, and insofar as applicable, covenants to bring about that:

19.1   FINANCIAL INFORMATION

       So long as any amount is available under this Agreement or the Loan Facility or any part thereof remains outstanding or any other sum is payable pursuant to this Agreement, the Borrower undertakes the following:

       (a) The Borrower shall provide the Facility Agent in sufficient copies for each of the Lenders with the following statements, prepared in compliance with all relevant legal and professional requirements and according to generally accepted accounting principles:

             (i) as soon as available, but in any event no later than ninety (90) days after the end of each financial year, the audited fiscal year-end financial statements, including the balance sheet, the profit and loss account and the certified auditor's report of the Borrower (which auditor shall only be appointed by the Borrower with the consent of the Facility Agent) together with a confirmation of such auditor that all transactions effected by the Borrower with Related Parties in such financial year are in compliance with its negative undertaking pursuant to Article 19.4.2 (g);

             (ii) as soon as available, but in any event no later than sixty (60) days after the end of each fiscal half-year, its half-year reports, including the balance sheet and the profit and loss account.

             The aforementioned financial statements, balance sheets and profit and loss accounts will be prepared in accordance with the same principles as the Original Financial Statements or, in the case of a divergence therefrom, will be accompanied by a statement explaining each changed accounting principle and its effects. All financial information shall be in English or submitted to the Facility Agent in an English translation certified by the Borrower as being true and accurate.

       (b) Together with the financial information to be provided in accordance with sub-paragraph (a) above, the Borrower shall submit to the Facility Agent the cash flow projections concerning the Borrower for the period ending on the General Tranche Final Maturity Date prepared by the

             Borrower and certified by the chief financial officer of the Borrower to give a true picture of the expected future cash flows of the Borrower.

       (c) The Borrower shall submit to the Facility Agent as soon as available, but in any event no later than 15
             (fifteen) days after the end of each calendar quarter a management report containing operational evaluations and statistics of actual date, in respect of the Borrower.

       Forthwith upon receiving a request to that effect, the Borrower will provide to the Facility Agent such additional financial information or other information relevant to this Agreement (including evidence with respect to the specific application of any Advance drawn down hereunder) as the Facility Agent or a Lender through the Facility Agent may from time to time reasonably request.

19.2   OTHER INFORMATION

       So long as any amount is available under this Agreement or the Loan Facility or any part thereof remains outstanding or any other sum is payable pursuant to this Agreement, the Borrower will promptly provide to the Facility Agent:

       (a) all notices or other documents in relation to the financial condition or business of the Borrower that are made publicly available;

       (b) details of any material litigation, arbitration or administrative proceedings, which affect the Borrower as soon as the same are instituted to the knowledge of the Borrower; and

       (c) copies of all licences, permits and approvals of all governmental authorities in relation to the Project or parts of the Project (i.e. concerning a phase of construction) and the operation of the Mill.

       In addition to (a) and (b) above, the Borrower shall inform the Facility Agent during the Construction Period on a monthly basis about the development of the works related to the Project and adherence to the time schedule set out in the Banking Case, in particular, the Borrower shall inform the Facility Agent, if a substantial delay or obstacle or an event, which might result in Construction Cost Overruns, occurs or threatens to occur.

19.3   FINANCIAL COVENANT

       So long as any amount is available under this Agreement or the Loan Facility or any part thereof remains outstanding or any other sum is payable pursuant to this Agreement the Annual Debt Service Cover Ratio shall not fall below 1.1. For the purpose of calculating the Annual Debt Service Cover Ratio under this Article 19.3 the Available Cash Flow shall be increased by any balances on the Debt Service Reserve Account or on any other cash account of the Borrower (other than the Proceeds Account) pledged to the Lenders, the amount available under the Stand-By Equity Funding Guarantee and any funds having been unconditionally and irrevocably deposited as equity or pursuant to a subordinated loan agreement by the Shareholder into the Proceeds Account.

19.4   FURTHER UNDERTAKINGS

19.4.1 POSITIVE UNDERTAKINGS

       (a)   PURPOSE

             The Borrower shall use the Loan Facility exclusively for the purposes set out in Article 3.

       (b)   COMPLETION OF PROJECT

             The Borrower undertakes that the Completion Date will not take place after March 31, 2001 and that the Performance Criteria will be achieved within a period of 24 months after the Completion Date.

       (c)   PARI PASSU RANKING

             The Borrower undertakes for so long as any amount available under this Agreement is outstanding or the Loan Facility or any part thereof remains outstanding or any other sum is payable pursuant to this Agreement that its obligations pursuant to this Agreement will rank as to priority of payments at least pari passu with all other unsecured and unsubordinated obligations of the Borrower, except those mandatorily preferred by law.

       (d)   MAINTENANCE OF LEGAL VALIDITY

             The Borrower shall obtain, comply in all material respects with the terms of and do all that is necessary to maintain in full force and effect all authorisations, approvals, licences and consents required in or by the laws and regulations of the Federal Republic of Germany to enable it lawfully to enter into and perform its obligations under this Agreement and the Material Project Contracts in all material respects and to ensure the legality, validity, enforceability or admissibility in evidence in the Federal Republic of Germany of this Agreement.

       (e)   NOTIFICATION OF DEFAULT

             The Facility Agent shall without undue delay be notified by the Borrower of the occurrence of any Event of Default as described in Article 22, and the Borrower shall not later than thirty (30) days after the end of each fiscal quarter provide the Facility Agent with a certificate confirming that no Event of Default as described in Article 22 has occurred and is continuing.

       (f)   INFORMATION ON PERMITTED ENCUMBRANCES

             The Borrower shall provide the Facility Agent with a list of any Encumbrances being Permitted Encumbrances, excluding any Encumbrances which are created by operation of law or in the ordinary course of business, which exist at the date of signing this Agreement, and shall ensure that the Facility Agent shall be informed of any such Permitted Encumbrances as soon as they may be granted in favour of any third party creditor.

       (g)   COMPLIANCE WITH C&L AUSFALLBURGSCHAFT

             The Borrower agrees to fully comply with all conditions and requirements of, and assumes all undertakings as they are referred to as undertakings of the Borrower in, the C&L Ausfallburgschaft, in particular the Borrower agrees to the following:

             - to allow inspections by the Guarantors or C&L (either by themselves or by agents appointed by them) at any time for the purpose of checking whether a drawdown under the C&L Ausfallburgschaft may be made or whether the conditions for such drawdown are given or had been given;

             - the Facility Agent and the Lenders are authorised to submit to C&L all documents concerning the Loan Facility and the collateral provided to secure the Loan Facility and to give to C&L all information requested by it;

             - to bear all costs and expenses for all inspections, reports and expert opinions deemed necessary by C&L in connection with the C&L Ausfallburgschaft; and

             - to pay all fees of C&L in connection with the C&L Ausfallburgschaft, in particular the ones stated in
                 Article 26.4.

       (h)   PROVISION OF INFORMATION TO TECHNICAL CONSULTANT

             The Borrower undertakes to provide the Technical Consultant during the Construction Period on a monthly basis and thereafter upon request, with all information and documentation concerning the construction/conversion and operation of the Mill reasonably required by it for the purposes of this Agreement and to afford the Technical Consultant access to all parts of the Project site necessary for such purposes.

       (i)   CO-OPERATION WITH FACILITY AGENT

             The Borrower shall co-operate with the Facility Agent in all aspects to set up the (revised) Banking Cases, in particular the Borrower shall provide the Facility Agent with all information necessary to update the Banking Case as required from time to time by the Facility Agent.

       (j)   INSURANCES

             The Borrower undertakes to keep the Mill in good working condition and to effect and maintain insurances, under forms of policies and with reputable insurance companies reasonably acceptable to the Facility Agent to be effective during the Construction Period and after the Completion Date until the Borrower has completely fulfilled its payment obligations under the Agreement. Such insurances shall include the insurances set out in the Minimum Insurance Schedule prepared by the Insurance Consultant of the Lenders (attached hereto as Annex 15 in the English language) and such other insurances as the Facility Agent specifies are required to be maintained in connection with the Project in accordance with prudent operating practice. All rights and claims under such insurances shall be assigned by the Borrower to the Security Trustee (on behalf of the Lenders) as collateral for its payment obligations under the Agreement substantially in the form of Annex 7. In addition the following shall apply:

             (aa) The secured Lenders are to be named as co-insured in all policies of insurance.

             (bb) In case of all policies of insurance other than those in respect of third party liability the Security Trustee shall be named as sole loss payee in respect of claims in excess of DM 2 Mio..

             (cc) In the policies, the insurers shall agree to waive all rights of subrogation or action against each of the insured and their respective agents, officers, directors, employees and servants.


             (dd) All of the provisions of the policies of insurance, save for the limits of liability, shall operate in the same manner as if there was a separate policy with and covering each insured and each insured shall be entitled, for his own respective rights and interest, to be indemnified for losses arising from claims made by any other insured.

             (ee) The policies of insurance shall be voidable only in the event of deliberate material misrepresentation, mis-description or non-disclosure, it being understood that in such event the policies may be avoided only as against those insured parties guilty of deliberate misrepresentation, mis-description or non-disclosure.

             (ff) The insurers shall waive any right to set-off or counterclaim against or reduce any insured proceeds due and payable to the Security Trustee (on behalf of itself and other beneficiaries) as co-assured and loss payee save in respect of any unpaid premium, if so required by insurers.

             (gg) In the policies, a 30 (thirty) days notice of cancellation, non renewal suspension and adverse change of terms shall be given to the Security
                   Trustee.

             (hh) In the policies it shall be stipulated that the Security Trustee shall be advised by the insurers of any act or omission or of any event of which the insurers have knowledge and which might reasonably be foreseen to invalidate or render unenforceable in whole or in part any policy.

             (ii) In the policies it shall be stipulated that any notice or document to be served in relation to any policy may be delivered or sent by prepaid recorded delivery post (if within the Federal Republic of Germany) or by prepaid airmail (if elsewhere) or telex or facsimile process to the party to be served at its registered office or at such other address as it may have notified to the other parties in writing in accordance with this clause. Any such notice will be deemed to be given as follows:

                   -  if in writing, when delivered;

                   - if by telex, when despatched but only if, at the time of transmission, the correct answerback appears, at the start and end of the sender's copy of the notice; and

                   - if by fax, when transmitted, but only if, immediately after the transmission, the sender's fax machine records the correct answerback.

             (jj) The Security Trustee and the other beneficiaries shall in no circumstances have any liability for the payment of premiums or other obli-gations to underwriters or insurers save in respect of any set off for unpaid premium, if so required by underwriters or insurers.

             (kk)  The insurers shall waive all rights of
                   contribution against any other insurance effected by the Lenders other than insurance effected specifically in relation to the Project.

             (ll) The governing law of the insurance policies shall be German law and each of the insurers and co-assured shall agree that any legal proceedings arising out of or in connection with the policies shall be brought in the exclusive jurisdiction of the courts of Germany.

             The Facility Agent shall be entitled to review from time to time the compliance of the insurances effected by the Borrower with the above provisions and the provisions contained in the Minimum Insurance Schedule of Annex 15, and the Borrower undertakes to co-operate with the Facility Agent in this respect and to furnish to it all information requested by it for such purpose.

       (k)   OPERATING PRACTICE

             The Borrower undertakes to operate and maintain the Project in accordance with prudent operating practices and that at all times the conditions, obligations, requirements and technical specifications as set out in any material authorisations, approvals, consents, licences or permits are complied with in all material respects.

       (l)   ENVIRONMENTAL MATTERS

             The Borrower will comply in all material respects with all requirements of Environmental Law applicable to it and promptly notify the Facility Agent of

             (i) any claim or demand made on, or warning or other notice given to it or to any occupier of any property owned or leased by it under any Environmental Law and which may affect the compliance with this Agreement.
             (ii) any circumstances which arise, whereby any remedial action is likely to be required to be taken by, or at the expense of, it under or pursuant to any Environmental Law applicable to the business, property or assets of it and which may materially adversely affect the ability of the Borrower to discharge its obligations under this Agreement.

       (m)   RELEVANT DOCUMENTS

             The Borrower shall at all times perform its obligations under, and comply in all material respects with the provisions of each Material Project Contract and to promptly take all such steps as are reasonably available to it to pursue and enforce its rights under any Material Project Contracts save where the position of the Lenders would not be materially adversely affected by a failure of the part of the Borrower to pursue and enforce such rights.

       (n)   INFORMATION ON THE OPERATION OF THE MILL

             The Borrower shall promptly upon becoming aware of such facts inform the Facility Agent of any event which might reasonably result in a material interruption or reduction in the operation of the Mill.

       (o)   CERTIFICATE OF CHIEF FINANCIAL OFFICER

             As soon as possible, but in any event not later than 30 (thirty) days after the end of each of its business years and each half-year of its business years, the Borrower shall provide the Facility Agent with a certificate of its chief financial officer confirming that all payments effected by the Borrower out of the Proceeds Account were in compliance with the priorities set out in Article 20.2.

       (p)   COMPLIANCE WITH TREUHANDVERTRAG

             The Borrower undertakes to comply in all material respects with the obligations and undertakings in the Acquisition Agreement concerning the shares of Zellstoff- und Papierfabrik Rosenthal GmbH concluded with the Treuhandanstalt, Anstalt des offentlichen Rechts, dated July 3, 1994 assumed by it.

       (q)   PERFORMANCE AND ADVANCE PAYMENT GUARANTEES

             The Borrower undertakes to instruct the respective issuers of the performance and advance payment guarantees securing the obligations of the third party debtors under the Material Project Contracts listed in Annex 5 to effect payment concerning the proceeds under such guarantees exclusively to the Proceeds Account.

       (r)   GOVERNMENT GRANTS

             The Borrower undertakes to file in due time and form all applications with the competent authorities of the Federal Republic of Germany or, as the case may be, the State of Thuringia in relation to the Investitionszulagengesetz 1996 and
             Investitionszulagengesetz 1999 (if the approval of this law is not refused by the EU commission) or, as the case may be, the grants to be provided by Thuringer Aufbaubank necessary to receive the maximum amount of Government Grants available thereunder. The Borrower undertakes further to instruct the competent authorities of the Federal Republic of Germany or, as the case may be, the State of Thuringia to effect payment concerning the Government Grants exclusively to the Proceeds Account. The Borrower agrees to fully comply with all conditions and requirements imposed on it in connection with such Government Grants.

       (s)   APPLICATIONS TO DTA AND KFW

             The Borrower agrees to make applications to DtA and/or KfW only through Vereinsbank (in its capacity as Facility Agent).

       (t)   SYNDICATION PROCESS

             The Borrower undertakes to support the Original Lenders in the syndication of the Loan Facility and to assist them in the preparation of an Information Memorandum meeting international standards in relation to the Project and its financing for distribution to potential assignees of the Original Lenders, which will be signed by the Borrower and the Original Lenders.

19.4.2 NEGATIVE UNDERTAKINGS

       (a)   NEGATIVE PLEDGE

             The Borrower will not create any Encumbrance, except for Permitted Encumbrances, on or over all or any of its present or future assets or revenues, for the purpose of granting a security in respect of its Indebtedness, its Guarantees in respect of Indebtedness, or the Indebtedness or Guarantees of any other Person, unless such Encumbrance rateably and equally secures obligations arising pursuant to this Agreement at the same or an earlier time.

       (b)   NO DISPOSAL, NO INVESTMENTS

             The Borrower will not sell, transfer or otherwise dispose of or cease to exercise direct control over any material part of its present and future assets, rights and revenues and will not make any new material finance or asset investments and not incur any new material obligations, unless with the prior consent of the Facility Agent (which may only be given subject to the agreement of C&L).

       (c)   LIMITATION OF INDEBTEDNESS

             The Borrower undertakes not to create any other
             Indebtedness with any bank or other financial institution exceeding in total together with all other such Indebtedness then outstanding incurred prior thereto the amount of DM 1 Mio. without the prior written consent of the Facility Agent.

       (d)   NO REPAYMENT OF SHAREHOLDER'S LOANS

             The Borrower shall effect payments on any amounts due under the subordinated loans granted by the Shareholder referred to in the Shareholders' Undertakings Agreement dated on or about July 6, 1998 (i) in respect of interest only, if all payment claims then due and payable under this Loan Facility have been met in full, such interest not being more than 7 % p.a. and provided further that the Borrower is in compliance with its undertaking pursuant to Article 20.3 to deposit the Required Balance and (ii) in respect of principal only after all amounts outstanding under this Loan Facility have been paid in full.

       (e)   WITHDRAWALS FROM CASH COLLATERAL ACCOUNTS

             The Borrower may not withdraw the balance on the Cash Collateral Accounts other than pursuant to Article 20.

       (f)   NO MERGER AND SALE OF GROUP COMPANIES

             The Borrower will not merge or consolidate with any other company or Person or create or have any subsidiary or any other interest in any Person, or sell or reduce its direct or indirect shareholding or participation in any company or Person existing at the date of this Agreement or acquired by it thereafter, the result of which would (in the opinion of the Facility Agent) materially adversely affect the Borrower's ability to perform its obligations under this Agreement or any Material Project Contract.

       (g)   TRANSACTIONS WITH RELATED PARTIES

             The Borrower will not conclude any transaction (including loan or credit agreements) with a Related Party except on terms no less beneficial to the Borrower than those obtainable on an arms length basis. All contracts to be concluded by the Borrower with a Related Party shall be submitted to the Facility Agent in their final draft form for approval, such approval not to be unreasonably withheld (which may, however, in the case of loan or credit agreements, only be given subject to the agreement of C&L).

       (h)   TYPE OF BUSINESS


             The Borrower shall not engage in any other business than that of the carrying out of the conversion and operation of the Mill and any business activities incidental to the above, and the Borrower undertakes not to make any material change in the design, specification or configuration of the Mill the result of which would (in the opinion of the Facility Agent) materially adversely affect the Borrower's ability to perform its obligations under this Agreement or any Material Project Contract.

       (i)   NO AMENDMENTS, NO TERMINATION

             The Borrower shall not agree to any amendment, variation or waiver of any Material Project Contract or any other agreement which would have a material adverse effect on the ability of the Borrower to discharge its obligations under this Agreement, nor shall the Borrower terminate any Material Project Contract without the prior written consent of the Facility Agent, which consent shall not be unreasonably withheld. Furthermore the Borrower shall not conclude any agreement which would qualify as a Material Project Contract without the prior written consent of the Facility Agent.

19.5   DURATION

       The undertakings in this Article 19 shall remain in force from and after the date hereof and so long as any amount is or may be outstanding hereunder.


                             ARTICLE 20
      CASH COLLATERAL ACCOUNTS, ASSIGNMENTS AND OTHER SECURITY

20.1   PROCEEDS ACCOUNT, DEBT SERVICE RESERVE ACCOUNT, INVESTMENT
       RESERVE ACCOUNT

       The Borrower will open and maintain the Proceeds Account, the Debt Service Reserve Account and the Investment Reserve
       Account for the following purposes:

       - The Proceeds Account will be used to collect (i) all income ensuing from the operation of the Mill; (ii) all amounts to be received by the Borrower from the State of Thuringia and (subject to the provision in the third sub-paragraph below) the Federal Republic of Germany under their respective grants given in connection with the Project; (iii) all amounts paid by the Shareholder to the Borrower to fund its equity or under subordinated loans extended to the Borrower; and (iv) all funds drawn down under this Loan Facility and any other loan or facility available to the Borrower in connection with the Project. All funds in the Proceeds Account will be pledged in favour of the Lenders substantially in the form of Annex 12 A.

       - The Debt Service Reserve Account will be used to deposit the Required Balance. All funds in the Debt Service
           Reserve Account will be pledged in favour of the Lenders substantially in the form of Annex 12 B.

       - The Investment Reserve Account will be used to deposit amounts drawn down under the Loan Facility for the purpose of financing Project Construction Costs becoming due after the end of the General Tranche Availability Period. All amounts paid under the Investitionszulagengesetz 1996 and the Investititonszulagengesetz 1999 to the Borrower after February 28, 2001 shall be transferred by the Facility Agent to the Investment Reserve Account for the purpose described above. All funds in the Investment Reserve Account will be pledged in favour of the Lenders substantially in the form of Annex 12 C.

20.2   WITHDRAWALS FROM PROCEEDS ACCOUNT, DEBT SERVICE RESERVE
       ACCOUNT AND INVESTMENT RESERVE ACCOUNT

       (a) The Borrower undertakes to make withdrawals from the Proceeds Account only to effect the following payments then due and payable in the following order:

             (i) payment of Project Costs, Construction Cost Overruns and operating costs (excluding any amounts due under the subordinated loans granted by the Shareholder referred to in the Shareholders' Undertakings Agreement dated on or about July 6, 1998), Taxes (to the extent that the Borrower is liable for such Taxes as taxpayer), Tax Distributions and On-Going Capital Expenditure related to the operation of the Mill;

             (ii) payment of interest, fees, costs and expenses under the Loan Facility and of all amounts due under the hedging agreements concluded by the Borrower with the approval of the Facility Agent;

             (iii) repayment of principal under the Loan Facility in
                   accordance with Article 9.1 and Article 9.3;

             (iv) payments into the Debt Service Reserve Account necessary to fund the Required Balance and the Borrower authorises the Security Trustee (on behalf of the Lenders) to debit the Proceeds Account with all amounts referred to in Article 20.2 (a) (ii) through (iv) above when due and, if the funds in the Proceeds Account are not sufficient to pay any amounts set out in (i), (ii) and (iii) above, to debit the Debt Service Reserve Account with any such amount and to credit any such amount to the Account.

       (b) The Borrower undertakes to use 50 % of all amounts standing to the credit of the Proceeds Account on any Repayment Date after all amounts referred to in Article
             20.2 (a) (i) through (iv) have been paid in full when due (following application of the priority of payments set forth above) to effect the extraordinary repayments set out in Article 9.4 (a) until the amount by which the maximum amount drawn down under the Loan Facility has exceeded the amount of DM 448 Mio. has been so repaid. The remaining amount and, after the amount by which the maximum amount drawn down under the Loan Facility has exceeded the amount of DM 448 Mio. has been so repaid (as aforesaid), all amounts standing to the credit of the Proceeds Account on any Repayment Date after all amounts referred to in Article
             20.2 (a) (i) through (iv) have been paid in full when due (following application of the priority of payments set forth above) may be transferred by the Borrower to the account of the Borrower opened and maintained with Vereinsbank Dresden branch for the purpose of crediting amounts to be distributed by the Borrower to the Shareholder (the "Shareholders' Account") on or after such Repayment Date provided that (i) the amount to be transferred shall not exceed the amount which would have been available for a transfer to the Shareholders' Account on such Repayment Date, (ii) the last Annual Debt Service Cover Ratio determined by the Facility Agent is not as of a date more than 6 (six) months prior to such Repayment Date, (iii) such Annual Debt Service Cover Ratio shall be at least 1.2 and would not fall below 1.2, if the amounts to be transferred to the Shareholders' Account were deducted from the Available Cash Flow being the numerator of such Annual Debt Service Cover Ratio, and (iv) no Event of Default or Potential Event of Default has occurred and is continuing on such Repayment Date.

       (c) Any amounts credited to the Shareholders' Account will be at the free disposal of the Borrower only after (i) the Borrower has provided the Facility Agent with its audited financial statements referred to in Article
             19.1 (a) (i) (prepared in accordance with the provisions of Sections 264 through 289 German Commercial Code) showing a net profit (Bilanzgewinn),
             (ii) the Borrower has effected the extraordinary repayments pursuant to Article 9.4 (a) and (iii) the Borrower has reached an agreement with C&L, the Guarantors and the Facility Agent as to the making of a first distribution to the Shareholder.

       (d) The Shareholders' Account will be excluded from the Lenders' security rights.

       (e) Any amount standing to the credit of the Investment Reserve Account may be used by the Borrower only for the payment of Project Construction Costs becoming due after the end of the General Tranche Availability Period on their respective due dates (upon request of the Facility Agent against submission of appropriate evidence). Any amount remaining on the Investment Reserve Account after all Project Construction Costs have been paid shall be used by the Borrower to make the extraordinary repayment as set out in Article 9.4
             (b). The Borrower authorises the Security Trustee (on behalf of the Lenders) to debit the Investment Reserve Account with any such amount for the purpose of making such extraordinary repayment.

20.3   DEPOSIT AND RELEASE OF REQUIRED BALANCE

       The Borrower undertakes (i) to deposit the Required Balance into the Debt Service Reserve Account at the latest on February 28, 2001 and (ii) to make such further deposits in the Debt Service Reserve Account as are necessary to maintain the Required Balance. Balances on the Debt Service Reserve Account may be invested in short term Deutsche Mark debt securities (maturing in not more than one year) of issuers having been awarded a short term A1 rating or better by Standard & Poor's Corporation, or equivalent rating from any rating agency approved by the Facility Agent, in respect of such issuers' most recent unsecured and unsubordinated long and medium term capital markets issues. Any amounts to be released from the Debt Service Reserve Account shall be transferred by the Facility Agent to the Proceeds Account.

20.4   ASSIGNMENT OF FUTURE MATERIAL PROJECT CONTRACTS, TRANSFER OF
       MOVABLE PROPERTY

       To further secure its payment obligations under this Agreement, the Borrower undertakes to assign to the Lenders or, as the case may be, the Security Trustee all its rights and claims under all further Material Project Contracts concluded after the date hereof and all its claims (notwithstanding whether such claims are payment claims or other claims) resulting from future delivery contracts for the supply of raw material and pulp concluded by it after the date hereof, provided that such contracts have an expected business value of more than DM 1 Mio., and to transfer by way of security to the Lenders or, as the case may be, the Security Trustee all Movable Property acquired by it in the future. The Borrower shall provide the Facility Agent with copies of all such future Material Project Contracts and with respect to all such future delivery contracts with all information reasonably requested by the Facility Agent without delay. In all such contracts the Borrower shall instruct all third party debtors to effect payment concerning the claims assigned or to be assigned to the Proceeds Account only. The Borrower shall promptly inform the Security Trustee of any Movable Property acquired by it after the date hereof in accordance with the provisions of the Title Transfer Agreements.


                             ARTICLE 21
            BANKING CASE, ANNUAL DEBT SERVICE COVER RATIO

21.1   BANKING CASE

       The Financial Advisor of the Borrower has set up the Initial Banking Case applicable as of the date hereof, which has been approved by the Facility Agent. Such Initial Banking Case shall serve as a model structure for all further (revised) Banking Cases, which will be prepared by the Facility Agent on a half-yearly basis until repayment in full of all amounts due hereunder. Such (revised) Banking Cases will be based on the financial information and the cash flow projections to be supplied by the Borrower to the Facility Agent pursuant to Article 19.1 (a) and (b) (as far as they give in the opinion of the Facility Agent a true picture of the latest and future developments of the Mill) and the report of the Technical Consultant containing the following:

       - a review of the On-Going Capital Expenditure spent by the Borrower in its respective last fiscal year;
       - an assessment of the actual technical stage of the Project; and
       - an assessment of the On-Going Capital Expenditure for the respective current fiscal year of the Borrower including those necessary to comply with the Environmental Law.

       The Facility Agent will prepare the Banking Cases as soon as possible after receipt by it from the Borrower and the Technical Consultant of the information as stated above. If the Facility Agent and the Borrower do not reach agreement on all assumptions and calculations in the Banking Case, the opinion of an independent consultant (to be appointed by the Facility Agent in agreement with the Borrower, such agreement not to be unreasonably withheld) shall prevail in respect of any such contested assumption or calculation.

21.2   DETERMINATION OF ANNUAL DEBT SERVICE COVER RATIO

       During the period from the Completion Date until the date when all amounts outstanding under this Agreement have been repaid in full, the Facility Agent will determine the Annual Debt Service Cover Ratio on the basis of the (revised) Banking Cases immediately after it has been established and agreed upon with the Borrower as set out in the preceding subparagraph.


                             ARTICLE 22
                          EVENTS OF DEFAULT

22.1   EVENTS OF DEFAULT

       Each of the events set out below is an Event of Default
       (whether or not caused by any reason whatsoever within the control of the Borrower or of any other person):

       (a) (i) the Borrower fails to pay any amount payable by it hereunder as principal or interest on the due date thereof and this failure is not remedied within seven
             (7) Business Days; or (ii) the Borrower fails to pay any other amount payable by it hereunder on the due date thereof and this failure is not remedied within five (5) Business Days of the notification of the failure to pay, and C&L has expressly agreed to an Event of Default being declared for one of the reasons as set out in (i) or (ii) above; or

       (b) (i) any representation, warranty or statement made by the Borrower in, or in connection with, this Agreement, any Security Document or in any accounts, certificate, statement or opinion delivered by or on behalf of the Borrower hereunder or in connection herewith is incorrect, untrue or misleading in any material respect when made or is not complied with and such default is incapable of remedy, or if capable of remedy, is not remedied within thirty (30) days after receipt of written notice from the Facility Agent requesting the same and has a material impact on the Borrower's payment obligations under this Agreement, and C&L has expressly agreed to an Event of Default being declared for that reason; or (ii) any statement as to its financial or income conditions made by the Borrower in, or in connection with this Agreement is incorrect, untrue or misleading in any material respect when made and has a material impact on the compliance with the Borrower's payment obligations under this Agreement; or

       (c) the Borrower fails to comply with any covenant, in particular the Annual Debt Service Cover Ratio undertaking of the Borrower pursuant to Article 19.3, or any other material provision of this Agreement and this failure, if capable of remedy, is not remedied within thirty (30) days after receipt of written notice from the Facility Agent; or

       (d)   (i)   any other Indebtedness of the Borrower of an
                   aggregate amount of not less than DM 100,000 (or its equivalent in any other currency) becomes prematurely due and payable as a result of a default thereunder and the Borrower is not contesting in good faith the validity of the case; or

             (ii) any Encumbrance over any assets of the Borrower securing an Indebtedness of not less than DM
                   100,000 becomes enforceable; or

             (iii) any material event of default (or event which
                   with giving of notice or lapse of time may constitute such an event of default) occurs under any Material Project Contract and such default is incapable of remedy, or if capable of remedy, is not remedied within ninety (90) days after receipt of written notice from the Facility Agent requesting the same and has a material impact on the Borrower's payment obligations under this Agreement; or

       (e) any order (provisional or final) is made or resolution passed for the suspension of payments or dissolution, termination of existence, liquidation, windingup, bankruptcy, insolvency, judicial management or administration of the Borrower; or

       (f) a moratorium in respect of all or any debts of the Borrower, or a composition or an arrangement with creditors of the Borrower or any similar proceeding or arrangement by which the assets of the Borrower are submitted to the control of its creditors is applied for, ordered or declared; or

       (g) a liquidator, trustee, administrator, receiver, arranger or similar officer is appointed in respect of the Borrower or in respect of all or a substantial part of its assets; or

       (h) the Borrower becomes or is declared insolvent or is unable, or admits its inability to pay its debts as they fall due or becomes insolvent within the terms of any applicable law; or

       (i) there is created a distress, execution, attachment or other process affecting any asset of the Borrower, which has a material adverse effect on the ability of the Borrower to perform its obligations under this Agreement; or

       (j) anything analogous to or having a substantially similar effect to any of the events specified in paragraphs (e) to (i) shall occur under the laws of any applicable jurisdiction; or

       (k) the Borrower ceases or threatens to cease, to carry on its present business or disposes of a substantial part of its business, property or assets or a substantial part of its business, property or assets is seized, nationalised, expropriated or compulsorily acquired by or under the authority of any government and such seizure, nationalisation, expropriation or compulsory acquisition has a material impact on the Borrower's payment obligations under this Agreement; or

       (l) any authorisation, approval, consent, licence, exemption, filing, registration or notarisation or other requirement necessary to enable the Borrower to comply with any of its material obligations hereunder is modified, revoked or withheld or does not remain in full force and effect; or

       (m) at any time it is unlawful for the Borrower to perform any of its material obligations hereunder and such condition continues for a period of 60 days; or

       (n) the Borrower ceases, without the consent of the Majority Lenders or compliance with Section 2 (a) of the Shareholders' Undertakings Agreement, to be a majority-owned direct or indirect subsidiary of Mercer International, Inc., and the Guarantors have agreed to an Event of Default being declared for that reason;

       (o) an extraordinary situation or a material adverse change in the business, assets or financial condition of the Borrower occurs, which situation or change gives reasonable grounds to conclude that the Borrower may not, or will be unable to, perform or observe in the normal course its obligations under this Agreement; or

       (p) without the prior written consent of the Majority Lenders, otherwise than as a result of expiry of time, any person terminates, cancels or repudiates any Material Project Contract relating to the design, development and construction of the Project to which it is a party, unless such Material Project Contract is replaced by a substitute agreement approved by the Majority Lenders within thirty (30) days notice by the Borrower from the Facility Agent requesting such substitution, such approval not to be unreasonably withheld; or

       (q)   the Borrower cannot maintain the insurance pursuant to
             Article 19.4.1 (j); or

       (r) Mercer International, Inc., the Shareholder and/or Zellstoff- und Papierfabrik Rosenthal Verwaltungs-GmbH fail to comply with any obligation assumed by them in the Shareholders' Undertakings Agreement dated on or about July 6, 1998 and such failure, if capable of remedy, is not remedied within thirty (30) days after receipt of written notice from the Facility Agent requesting the same.

22.2   ACCELERATION

       In the case of any such Event of Default, and at any time thereafter if any such Event of Default shall then be continuing, the Facility Agent may, and shall, if so directed by the Majority Lenders, by written notice to the Borrower:

       (a) declare that the obligations of the Facility Agent and the Lenders hereunder and the Lenders' Commitments shall be cancelled forthwith whereupon the same shall be so cancelled forthwith; and/or

       (b) declare the Advance immediately due and payable whereupon the same shall become immediately due and payable together with all interest accrued thereon and all other amounts payable hereunder. In the case of the occurrence of an Event of Default according to Article
             22.1 (c) on account of a breach of the Borrower's undertaking in relation to the achievement of the Performance Criteria contained in Article 19.4.1.(b), the Advance may also be declared due and payable by the Facility Agent only in part, in which case the Borrower shall compensate the Lenders for any loss, damage, cost and outlay as set out in Article 12.4.

                             ARTICLE 23
              RIGHTS AND OBLIGATIONS OF FACILITY AGENT

23.1   APPOINTMENT

       Vereinsbank is hereby appointed Facility Agent. Each Lender irrevocably authorises the Facility Agent on such Lender's behalf to perform such duties and to exercise such rights and powers under this Agreement as are specifically delegated to the Facility Agent by the terms of this Agreement, together with such rights and powers as are reasonably incidental thereto. The Facility Agent, however, must not commence any legal action or proceedings on behalf of any Lender without such Lender's prior written approval. The Facility Agent shall have only those duties and powers which are expressly specified in this Agreement. The Facility Agent's duties hereunder are solely of a mechanical and administrative nature.

23.2   MAJORITY LENDERS' DIRECTIONS

       In the exercise of any right or power and as to any matter not expressly provided for by this Agreement, the Facility Agent may act or refrain from acting in accordance with the instructions of the Majority Lenders and shall be fully protected in so doing. In the absence of any such instructions, the Facility Agent may act or refrain from acting as it shall see fit. Any such instructions shall be binding on all the Lenders.

23.3   RELATIONSHIP

       (a) The relationship between the Facility Agent and each Lender is that of principal and Facility Agent only. Nothing herein shall constitute the Facility Agent a trustee or fiduciary for any Lender, the Borrower or any other person.

       (b) The Facility Agent shall not in any respect be Facility Agent of the Borrower by virtue of this Agreement.

       (c) The Facility Agent shall not be liable to the Borrower for any breach by any Lender of this Agreement or be liable to any Lender for any breach by the Borrower hereof.

23.4   DELEGATION

       The Facility Agent may act hereunder through its officers, employees or agents.

23.5   DOCUMENTATION

       Neither the Facility Agent nor the Original Lenders nor any of their officers, employees or agents shall be responsible to any Lender or to each other for

       (a) the valid execution, genuineness, validity, enforceability or sufficiency of this Agreement or any other document in connection herewith, or

       (b)   the collectability of amounts payable hereunder, or

       (c) the accuracy of any statements (whether written or oral) made in or in connection with this Agreement or any other document in connection herewith.

23.6   DUTIES

       The Facility Agent shall not be required to ascertain or inquire as to the performance or observance by the Borrower of the terms of this Agreement or any other document in connection herewith. The Facility Agent shall not be deemed to have knowledge of the occurrence of any Event of Default or Potential Event of Default other than in the case of a payment default, of which the Facility Agent gained actual knowledge unless the Facility Agent has received written notice from a party hereto describing such Event of Default or Potential Event of Default and stating that such notice is a "Notice of Default" or unless the Facility Agent does not receive a payment from the Borrower hereunder on its due date. If the Facility Agent receives such a Notice of Default, the Facility Agent shall promptly give notice thereof to the Lenders.

23.7   EXONERATION

       Neither the Facility Agent nor any of its officers, employees or agents shall be liable to any Lender for any action taken or omitted under or in connection with this Agreement unless caused by its or their gross negligence or wilful misconduct.

23.8   RELIANCE

       (a) The Facility Agent may rely on any communication or document believed by it to be genuine and correct.

       (b) The Facility Agent may engage, pay for and rely on legal or other professional advisers selected by it and shall be protected in so relying.

23.9   CREDIT APPROVAL

       Each of the Lenders severally represents and warrants to the Facility Agent that it has made its own independent investigation and assessment of the financial condition and affairs of the Borrower and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to such Lender by the Facility Agent in connection herewith. Each Lender represents, warrants and undertakes to the Facility Agent that it shall continue to make its own independent appraisal of the creditworthiness of the Borrower and its related entities while the Advance is outstanding or its Lender's Commitment is in force.

23.10  INFORMATION

       (a) The Facility Agent shall furnish each Lender with a copy of any documents received by it under Article 19.1 and Article 19.2 (but the Facility Agent shall not be obliged to review or check the accuracy or completeness thereof). If requested by a Lender, the Facility Agent shall furnish to such Lender a copy of all documents received by it under Article 4.

       (b) Neither the Facility Agent nor the Original Lenders shall have any duty

             (i) either initially or on a continuing basis to provide any Lender with any credit or other information with respect to the financial condition or affairs of the Borrower or any related entities whether coming into its possession or that of any related entities of the Facility Agent before the entry into this Agreement or at any time thereafter;

             (ii) unless specifically requested to do so by a Lender, to request any certificates or other documents from the Borrower hereunder.

       (c) The Facility Agent need not disclose any information relating to the Borrower if such disclosure would or might in the opinion of the Facility Agent constitute a breach of any law or any duty of secrecy or confidence.

23.11  FACILITY AGENT AND ORIGINAL LENDERS INDIVIDUALLY

       (a) Each of the Facility Agent and the Original Lenders shall have the same rights and powers hereunder as any other Lender and the Facility agent may exercise the same as though it were not the Facility Agent.

       (b) The Facility Agent and the Original Lenders may accept deposits from, lend money to and generally engage in any kind of banking, trust, advisory or other business whatsoever with the Borrower and its related entities and accept and retain any fees payable by the Borrower or any of its related entities for its own account in connection therewith without liability to account therefor to any Lender.

23.12  INDEMNITY

       Each Lender agrees to indemnify the Facility Agent on demand (to the extent not reimbursed by the Borrower under this Agreement) for any and all liabilities, losses, damages, penalties, actions, judgements, costs, expenses or disbursements of any kind whatsoever which may be imposed on, incurred by or asserted against the Facility Agent in any way relating to or arising out of its acting as the Facility Agent under this Agreement or performing its duties hereunder or any action taken or omitted by the Facility Agent hereunder (including, without limitation, the charges and expenses referred to in Article 26 and all stamp taxes on or in connection with this Agreement to the extent not reimbursed by the Borrower). Such indemnification by each Lender shall be pro rata to its Lender's Commitment or (as the case may be) participation in the Advance. Notwithstanding the foregoing, no Lender shall be liable for any portion of the foregoing resulting from the Facility Agent's gross negligence or wilful misconduct.

23.13  LEGAL RESTRICTIONS

       The Facility Agent may refrain from doing anything which would or might in its opinion (i) be contrary to the law of any jurisdiction or any official directive or (ii) render it liable to any Person or (iii) violate its banker's duty of secrecy, and may do anything which in its opinion is necessary to comply with any such law or directive.

23.14  RESIGNATION AND REMOVAL

       The Facility Agent may, after prior consultation with the Borrower and subject to the Borrower's consent (which shall not be unreasonably withheld), resign by giving written notice thereof to the Lenders and the Borrower. In addition, the Majority Lenders may, by giving at least 30 days' notice to the Facility Agent, the other Lenders and the Borrower, as appropriate, remove the Facility Agent. In either such event the Majority Lenders may appoint a successor to such Facility Agent. If the Majority Lenders have not, within 60 days after such notice of resignation or removal, appointed a successor Facility Agent which shall have accepted such appointment, the retiring or removed Facility

       Agent shall have the right to appoint a successor Facility Agent. The resignation or removal of the retiring or removed Facility Agent and the appointment of any successor Facility Agent shall both become effective upon the successor notifying all the parties thereto in writing that it accepts such appointment, whereupon the successor Facility Agent shall succeed to the position of the retiring or removed Facility Agent and the term "Facility Agent" herein shall mean such successor Facility Agent. This Article 23.14 shall continue to benefit a retiring or removed Facility Agent in respect of any action taken or omitted by it hereunder while it was Facility Agent.

23.15  RECOVERY OF PAYMENTS

       Unless the Facility Agent shall have received written notice from a Lender or the Borrower not less than two Business Days prior to the date upon which such Lender or the Borrower (the "party liable") is to pay an amount to the Facility Agent for transfer to the Borrower or any Lender respectively (the "payee") that the party liable does not intend to make that amount available to the Facility Agent, the Facility Agent may assume that the party liable has paid such amount to the Facility Agent on the due date in accordance herewith. In reliance upon such assumption, the Facility Agent may (but shall not be obliged to) make available a corresponding sum to the payee(s). In the event that such payment is not made to the Facility Agent, the payee(s) shall forthwith on demand repay such sum to the Facility Agent together with interest on such amount until its repayment at a rate determined by the Facility Agent reflecting its cost of funds. The provisions of this Article 23.15 are without prejudice to any rights the Facility Agent and the payee may have against the party liable.

23.16  ENTITLEMENT TO PAYMENT

       The Facility Agent may treat each Lender named as a party as entitled to payment hereunder and as acting hereunder through its office specified in Annex 4 to this Agreement until it has received written notice from the Lender concerned to the contrary.

23.17  EXEMPTION FROM ARTICLE 181 GERMAN CIVIL CODE

       The Facility Agent is hereby granted exemption from the restriction of Article 181 of the German Civil Code or any similar restriction of the applicable laws of any other country.


                             ARTICLE 24
                       SECURITY AGENT/TRUSTEE

Vereinsbank is hereby appointed security agent or, as the case may be, security trustee of the Lenders on the terms set out in the Security Pooling Agreement between the Lenders, the Borrower and
Vereinsbank of even date herewith.

                             ARTICLE 25
                                FEES

25.1   FRONT END FEE

       The Borrower shall pay to the Facility Agent for distribution to Original Lenders a Front End Fee as agreed upon in a side letter between the Borrower and Vereinsbank of even date herewith.

25.2   AGENCY FEE

       For the performance of its function as facility agent the Facility Agent shall receive an annual agency fee as agreed upon in a side letter between the Borrower and Vereinsbank of even date herewith. The agency fee is payable annually in advance. The first payment of such fee is payable within three (3) Business Days after the date hereof and each subsequent payments are due on January 1 of each calendar year for so long as any amount is or may be outstanding under this Agreement or any Lender's Commitment is in force.

25.3   SECURITY TRUSTEE'S FEE

       For the performance of its function as security trustee the Security Trustee shall receive an annual Security Trustee's Fee to be agreed upon with Vereinsbank in a side letter. The Security Trustee's Fee is payable annually in advance. The first payment of such fee is payable within three (3) Business Days after the date hereof and each subsequent payments are due on January 1 of each calendar year for so long as any amount is or may be outstanding under this Agreement or any Lender's Commitment is in force.

25.4   DOCUMENTATION FEE

       For its services in connection with the preparation of the documentation related to this Agreement, the Borrower shall pay to Vereinsbank for its own account a front-end fee in an amount agreed upon between the Borrower and Vereinsbank in a side-letter of even date herewith, which shall become due three (3) Business Days after the date hereof.

25.5   COMMITMENT FEE

       The Borrower shall pay to the Facility Agent for distribution to the Lenders a Commitment Fee of 0.375 % p.a. on the available and undisbursed amounts under the General Tranche and the Working Capital Tranche of the Loan Facility from the signing date of this Agreement until the end of the General Tranche Availability Period or, as the case may be, the Working Capital Tranche Availability Period, which shall be payable quarterly in arrears on March 31, June 30, September 30 and December 30 of each calendar year. To the extent that the Borrower is obliged to pay a commitment fee under any Special Credit, no Commitment Fee shall be payable in relation to the General Tranche.

25.6   VALUE ADDED TAX

       Any fee referred to in this Article 25 (Fees) is exclusive of any value added tax or any other Tax which might be chargeable in connection with that fee. If any value added tax or other Tax is so chargeable, it shall be paid by the Borrower at the same time as it pays the relevant fee.

                             ARTICLE 26
                         COSTS AND EXPENSES

26.1 The Borrower shall reimburse the Facility Agent or the Original Lenders (through the Facility Agent) their respective percentages of all reasonable travel and out-of-pocket costs, charges and expenses incurred by the Facility Agent and the Original Lenders in connection with the negotiation, preparation and execution of this Agreement and the syndication of this Facility (including value added taxes thereon and including, but not limited to, the fees and expenses of legal advisers and the costs for the preparation of an information memorandum) and all costs and expenses incurred by the Facility Agent in connection with the activities of C&L referred to in Article 19.4.1 (g).

26.2 The Borrower shall reimburse the Facility Agent or the Lenders for the reasonable and documented charges and expenses (including value added tax or any similar tax thereon and including the fees and expenses of legal advisers) incurred by them in connection with the enforcement of or the preservation of any rights under this Agreement.

26.3 The Borrower shall reimburse the Facility Agent or the Original Lenders (through the Facility Agent) their respective reasonable and documented costs, charges and expenses incurred by them in connection with the appointment of their external consultants, i.e. the Technical Consultant, the Insurance Consultant and a market consultant appointed by them.

26.4 The Borrower will pay to the Facility Agent in respect to the C&L Ausfallburgschaft the amounts as set out below on the relevant due dates. The fees of C& L are (i) a non-recurring amount of 0,25 % calculated on the basis of the most recent included maximum liability amount under theC&L Ausfallburgschaft, which is due by the Borrower upon the first inclusion of such amount under the C&L Ausfallburgschaft, and (ii) during the lifetime of the C&L Ausfallburgschaft an amount of 0,25 %, calculated on the basis of the aggregate total maximum liability amount outstanding on April 1 and on October 1 of each year (taking into consideration any amounts repaid under this Agreement), whereby such amounts shall be payable on every April 1 and October 1. The Borrower herewith authorises the Facility Agent, without the Facility Agent hereby assuming any obligation in this respect, to pay all such fees and charges on their respective due dates to C&L on behalf of the Borrower and to debit the Proceeds Account accordingly.


                             ARTICLE 27
                            STAMP DUTIES

The Borrower shall pay and forthwith on demand indemnify each of the Facility Agent and the Lenders against any liability it incurs in respect of, any stamp, registration and similar tax which is or becomes payable in connection with the entry into, performance or enforcement of this Agreement.


                             ARTICLE 28
                    WAIVERS; REMEDIES CUMULATIVE

No failure to exercise and no delay in exercising on the part of the Facility Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege pre-clude any other or further exercise thereof or the exercise of any other right, power or privilege. No waiver by the Facility Agent or any Lender shall be effective unless it is in writing. The rights and remedies of each of the Facility Agent and the Lenders herein provided are cumulative and not exclusive of any rights or remedies provided by law.


                             ARTICLE 29
                              NOTICES

29.1 Any correspondence, reports, announcements, consultations, documentation and communication between the parties to this Agreement shall be in the English language and shall be in writing, by mail, or by telefax; the latter case requiring confirmation by mail.

29.2 Without prejudice to any future change of address, all correspondence from the Borrower to the Lenders shall be sent to the Facility Agent at the address set out in Annex 4.

       All correspondence from the Lenders or the Facility Agent to the Borrower shall be sent to the following address:

       Zellstoff- und Papierfabrik Rosenthal GmbH & Co KG

       Attn.: Dr. Ron Aurell
       Fax:   +49/336 42-258 62

29.3 Without prejudice to any future change of address or account, all correspondence from the Facility Agent to the Lenders shall be sent and all payments from the Facility Agent to the Lenders shall be made to the addresses and accounts, respectively, listed in Annex 4.


                             ARTICLE 30
                      ASSIGNMENT AND TRANSFER

30.1   SUCCESSORS

       This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Facility Agent and their respective successors and assignees.

30.2   BORROWER NOT TO ASSIGN OR TRANSFER

       The Borrower may not assign or transfer all or any of its rights, benefits and obligations hereunder.

30.3   TRANSFER BY LENDER

       (a) At its own cost any Lender may, with the prior written consent of the Borrower, such consent not to be unreasonably withheld, with the prior written consent of the Guarantors and subject to the conclusion of a Transfer Agreement in accordance with Article 30.4, at any time assign and transfer all or any part of its rights, benefits and obligations (to effect a "Vertragsubernahme") hereunder, under the Security Docu-ments and under the Security Pooling Agreement dated the date hereof to another bank or financial institution, provided that an amount of principal and the amount of interest accrued thereon may not be assigned or transferred separately. The consent of the Borrower is not required in the case of assignments and transfers to companies which are affiliated with any of the Lenders within the meaning of Article 15 of the German Stock Corporation Act. However, the consent of the Guarantors is not required for any transfer of rights, benefits and obligations under this Agreement to any bank or financial institution having its registered seat within the European Union (whereby in this case C&L has to be informed about any such transfer).

       (b) Unless and until an assignee has agreed with the Lenders in writing that it shall be under the same obligations towards each of them as it would have been had it been an original party hereto, no Lender shall be obliged to recognise such assignee as having the rights against it, which such assignee would have had if it had been an original party hereto. For the purposes of this Article 30.3, each Lender hereby authorises the Facility Agent to execute on its behalf any agreement with any assignee pursuant to which such assignee agrees that it shall be under the same obligations towards each of the Lenders as it would have been had it been an original party hereto.

       (c) The transfer or assignment by a Lender of part of its rights and benefits hereunder shall be in a minimum amount of DM 10 Mio..

       (d) Any transfer of any of the rights and benefits of any Lender hereunder shall be at no cost to the Borrower. For each assignment effected pursuant to the above provisions, the Facility Agent shall receive an assignment registration fee in the amount of DM 2,000 from the respective assignee, failing whom from the assigning Lender, which shall become due and payable five Business Days after the date of the agreement referred to in Article 30.3 (a) above.

30.4   TRANSFER AGREEMENT

       If any Lender wishes to transfer its rights, benefits and obligations hereunder to another bank or financial institution (the "Assignee") in accordance with Article 30.3
       (a), then such transfer shall be effected by the delivery to the Facility Agent of a duly completed and duly executed agreement substantially in the form set out in Annex 18 (a "Transfer Agreement") whereupon:

       (a) the Borrower and such Lender shall, to the extent provided in such Transfer Agreement, each be released from further obligations to the other hereunder and their respective rights against each other shall be cancelled (such rights and obligations being referred to in this Article 30.4 as "discharged rights and obligations");

       (b) the Borrower and the Assignee thereto shall each assume obligations towards, and acquire rights from, each other which differ from the discharged rights and obligations only insofar as the obligations so assumed and the rights so acquired by the Borrower are owed to and constituted by claims against such Assignee and not such Lender;

       (c) the other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had such Lender been an original party hereto with the obligations assumed by it as a result of such transfer; and

       (d) the Facility Agent shall promptly deliver a copy of any Transfer Agreement received by it hereunder to the Borrower requesting its consent pursuant to Article
             30.3 (a). In case the Borrower has made drawings under a Special Credit Tranche, the Facility Agent shall in addition promptly inform DtA or, as the case may be, KfW, of such assignment and transfer requesting its consent in relation to the Primary Liability Undertaking Declaration of the assigning Lender. If such consents have been given, the Facility Agent shall inform the assigning Lender, the Assignee and all other Lenders hereof without delay.

30.5   CHANGE OF LENDING OFFICE

       Each Lender may at any time and at its expense change its lending office, but such Lender shall give the Facility Agent prior written notice thereof and until receipt of such notice the Facility Agent may assume that no such change has occurred.

30.6   DISCLOSURE

       Each Lender may disclose to any proposed assignee, transferee or subparticipant any information about this Agreement and any information in the possession of such Lender relating to the Borrower.


                             ARTICLE 31
                         CURRENCY INDEMNITY

31.1 Payment made by the Borrower to the Lenders on the basis of any judgement in a currency (hereinafter referred to as the "Judgement Currency") other than Deutsche Marks shall only discharge the Borrower's obligation to the extent of the amount in Deutsche Marks that the Lenders, immediately upon receipt of such payment, would be able to purchase with the amount so received on a recognised foreign exchange market. In the event that such amount in the Judgement Currency is less than the amount due in Deutsche Marks pursuant to the provisions of this Agreement, then the Borrower shall be liable to pay the difference; such obligation of the Borrower being a separate and independent obligation, forming the basis of a separate cause of action.

31.2 The Borrower waives any rights it may have in any jurisdiction to pay any amount hereunder in a currency other than that in which it is expressed to be payable hereunder.


                             ARTICLE 32
                          PRO RATA SHARING

32.1 Except for payments to a Lender from the Facility Agent which were received by the Facility Agent for the account of such Lender in accordance with this Agreement, if a Lender shall at any time receive satisfaction by way of payment or foreclosure of any collateral or security or a declaration of set-off made by such Lender of all or a part of any amount payable by the Borrower hereunder in a proportion which, in relation to any amounts received by any other Lender or Lenders, represents more than its percentage participation for the time being in the Advance, then such Lender shall promptly purchase from the other Lenders their respective participations in the Advance including the claims for payment of interest maintained by those other Lenders as may be necessary to cause the purchasing Lender to share the amount in excess of its percentage participation for the time being in the Advance rateably with the other Lenders. Each of the Lenders hereby agrees to sell and transfer a participation in its Advance, including the claims for payment of interest as may be necessary to give effect to this provision.

32.2 Notwithstanding Article 32.1, no portion of any payment or satisfaction of all or part of any amount payable to such Lender hereunder received in connection with or as a result of legal proceedings brought by or in the name of such Lender shall be payable pursuant to Article 32.1, to any other Lender where each other Lender has had an opportunity to join in such proceedings yet has declined to do so. Each Lender shall give prior written notice to each other Lender of its intention to institute legal proceedings in any jurisdiction.

32.3 If at any time any Lender (the "Refunding Bank") shall be required to refund to the Borrower any amount which has been paid to or received by it on account of any part of any amount payable by the Borrower hereunder and in respect of which it has paid an amount to any other Lender pursuant to
       Article 32.1, such other Lender shall against re-transfer of the purchased participation in the Advance including the claims for payment of interest repay a proportionate amount of the sum so refunded together with such amount (if any) as is necessary to reimburse the Refunding Bank the appropriate portion of any interest it shall have been obliged to pay when refunding such amount as aforesaid for the period whilst such other Lender held the amounts to be refunded.

32.4 If a Lender receives satisfaction as set forth in Article 32.1, it shall give notice thereof to the Facility Agent. The Facility Agent shall then calculate the amount to be paid pursuant to Article 32.1. Such Lender shall pay this amount within the time period set forth by the Facility Agent to the Facility Agent which will then distribute the amount among the other Lenders. Each of the Lenders hereby authorises the Facility Agent to assign to the Lender receiving such satisfaction and to accept the assignment of, such participations in the Advance including claims for payment of interest on their behalf as set forth in Article 32.1. The Facility Agent shall confirm the assignments to all Lenders in writing every time such assignments take place. Article
       32.4 sentences 1 through 3 apply mutatis mutandis in case of a refund pursuant to Article 32.3.


                             ARTICLE 33
                               SET-OFF

Each Lender may set off any matured obligation owed by the Borrower under this Agreement (to the extent beneficially owned by that Lender) against any obligation (whether or not matured) owed by the Lender to the Borrower, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Lender may convert either obligation at a market rate of exchange in its usual course of business for the purpose of set-off.

                             ARTICLE 34
                            MISCELLANEOUS

34.1   AMENDMENTS

       Any alteration or amendment to this Agreement and its Annexes shall be in writing and requires the consent of the Borrower, of the Majority Lenders and of the Guarantors provided, however, that any alteration or amendment to Article 1.26, 1.48, 1.51, 2.2, 2.3, 5.3, 7, 8, 11.2, 15, 16, 17, 20.2, 22,
       30.2, 32, 34.1 and Article 34.2 requires the consent of all Lenders. Verbal agreements shall have no legal effect.

34.2   GOVERNING LAW

       The form and content of this Agreement, as well as the rights and obligations of the Lenders, the Borrower and the Facility Agent shall be subject to and construed in accordance with the laws of the Federal Republic of Germany in every respect.

34.3   PARTIAL INVALIDITY

       Should any provision of this Agreement be or become wholly or partly, invalid, then the remaining provisions shall remain valid. Invalid provisions shall be construed in accordance with the presumable intent of the parties and the purpose of this Agreement.

34.4   PLACE OF PERFORMANCE

       Place of performance of this Agreement shall be Munich.

34.5   JURISDICTION

       The applicable place of jurisdiction for all disputes arising out of or in connection with this Agreement shall be Munich. The Lenders and the Facility Agent may however, at their option, commence proceedings before any other court of law in which assets of the Borrower are situated. In the latter case the laws of Federal Republic of Germany shall, pursuant to Article 34.2, also be applicable.

34.6   DECISION AS TO THE AUSFALLBURGSCHAFT

       The resolution by the Federal Republic of Germany and the State of Thuringia to grant the Ausfallburgschaft to secure the claims of the Lenders under this Agreement has been taken in the decision attached to this Agreement as Annex 23. C& L has confirmed by letter to Vereinsbank dated July 3, 1998 that this Agreement fully and correctly incorporates the conditions as set out in the respective decision.

34.7   ENGLISH TRANSLATION

       This Agreement as well as its Annexes 1, 2, 3, 13, 14, 15, 16, 18 and 20 have been negotiated on the basis of the English translation attached to the German version of this Agreement as Annex 24. Such translation shall not be binding upon the parties hereto, but it may serve for the interpretation of the original German version of this Agreement. In case of remaining doubts, the German original version shall prevail in any case.

34.8   ANNEXES

       The Annexes 1 through 24 form an integral part of this Agreement.

34.9   COUNTERPARTS

       This Agreement has been executed in the German language in three (3) counterparts. One copy shall be provided to the Borrower and to each of the Original Lenders. Each executed copy shall have the effect of an original.

July 6, 1998


--------------------------------------------
Zellstoff- und Papierfabrik Rosenthal GmbH & Co KG


--------------------------------------------
Bayerische Hypotheken- und Wechsel-Bank Aktiengesellschaft
(in its capacity as Original Lender )


--------------------------------------------
Bayerische Vereinsbank Aktiengesellschaft
(in its capacity as Facility Agent  and Original Lender)

                                                            ANNEX 1

                    ORIGINAL LENDERS' COMMITMENTS

LENDER                                             COMMITMENT IN
                                                   DM

Bayerische Hypotheken- und Wechsel-Bank            DM  254 Mio.
Aktienge-sellschaft

Bayerische Vereinsbank Aktiengesellschaft          DM  254 Mio.
                                                 ----------------
TOTAL                                              DM  508 Mio.

                                                            ANNEX 2
                          DRAWDOWN REQUEST
 [Borrower's Letterhead]

To:    Bayerische Vereinsbank AG
       Attention: [   ]

       Telefax:   [   ]



                                                           Date:  []

Pursuant to Article 5.3 of the Agreement dated [ ], 1998 between us and the Lenders (the "Loan Agreement"), we hereby request the following drawdown under the

[ ] General Tranche  [ ] Special Credit Tranche  [ ] Working Capital
Tranche

of the Loan Facility:

(a)   Drawdown Date:                   [   ]

(b)   Interest Period:                 [   ] months

(c)   Amount of Advance:               DM [   ]

(d)   The Advance will be used for the following specific purposes:

      - General Tranche, Special Credit Tranche: [] Project Costs,
                                                    i.e.
                                                    []
                                                    []
                                                 [] Construction
                                                    Costs Over-run
                                                 [] Project Costs
                                                    prior to Signing
                                                    Date
                                                 [] Funding of
                                                    Required Balance
                                                 [] Payments to
                                                    Investment
                                                    Reserve Account
      -  Working Capital Tranche:                [] Funding of
                                                    working capital
                                                    needs
                                                 [] Project Costs,
                                                    i.e.
                                                    []
                                                    []
                                                 [] Construction
                                                    Costs Over-run
                                                 [] Project Costs
                                                    prior to Signing
                                                    Date

                                                 [] Funding of
                                                    Required Balance
                                                 [] Payments to
                                                    Investment
                                                    Reserve Account.

The amount of the Advance has to be transferred to the Proceeds
Account.

We hereby confirm that:

(i) the representations and warranties set out in Article 18 of the Loan Agreement are correct at the date hereof and will be correct immediately after the Advance is made; and

(ii)  no Event of Default set out in Article 22 of the Loan
      Agreement or Potential Event of Default has occurred and is continuing or might result from the making of the Advance; and

(iii) no material adverse change in the operations and prospects of the Borrower has occurred and is continuing.


-----------------------------------------
ZELLSTOFF- UND PAPIERFABRIK ROSENTHAL GMBH & Co KG

                                                            ANNEX 3

                    NOTICE TO LENDERS OF ADVANCE DUE


                                          [Vereinsbank's Letterhead]


                                                       To:  [Lender]

                                                     Date:  [      ]

Pursuant to Article 5.5 resp. 6.3 of the loan agreement dated ......
between Zellstoff- und Papierfabrik Rosenthal GmbH & Co KG and a consortium of banks (the "Loan Agreement"), we hereby give notice of the Borrower's Drawdown Request under the

 [] General Tranche   [] Special Credit Tranche   [] Working capital
Tranche

of the Loan Facility:

(a)    Drawdown Date:

(b)    Amount of Advance:           DM

(d)    Lender's participation:      DM

We confirm that all conditions precedent in accordance with Article 4 of the Loan Agreement have been fulfilled or complied with by the Borrower.

In case of drawings under the General Tranche or the Working Capital Tranche, we request that you transfer the above amount, being your share of the Advance to our Account No........... with Bayerische
Vereinsbank AG, Dresden Branch no later than 10:00 a.m. on Munich time on the Drawdown Date. In case of drawings under the Special Credit Tranche we request that you issue a Primary Liability Undertaking Declaration in the form of the draft of Annex 21 of the Loan Agreement in favour of DtA or, as the case may be, KfW in the amount of your a.m. participation in the Special Credit Tranche.

Bayerische Vereinsbank AG


-----------------------------

                                                            ANNEX 13
                                  FORM OF SECURITY POOLING AGREEMENT


                    SECURITY POOLING AGREEMENT

                              between

         Bayerische Vereinsbank Aktiengesellschaft, Munich

                                and

  Bayerische Hypotheken- und Wechsel-Bank Aktiengesellschaft, Munich
          (hereinafter together referred to as the "Lenders")

                                and

   Zellstoff- und Papierfabrik Rosenthal GmbH & Co. KG, Blankenstein
             (hereinafter referred to as the "Borrower")


WHEREAS, the Lenders and the Borrower have concluded the Loan Agreement dated [...] in the amount of DM 508 Mio. for the purpose of the conversion of the existing pulp mill at Blankenstein/ Thuringia to a sulphate based mill for the production of bleached softwood kraft pulp (the "Loan Agreement"); and

WHEREAS, the Borrower has granted certain security rights for the purpose of securing the obligations outstanding under the Loan
Agreement pursuant to the Security Documents; and

WHEREAS, the Borrower will grant certain security rights for the purpose of securing the obligations outstanding under the Loan
Agreement in accordance with the terms and conditions of the Loan
Agreement; and

WHEREAS, Bayerische Vereinsbank Aktiengesellschaft pursuant to
Article 24 of the Loan Agreement has been appointed Security Trustee for the Lenders;

NOW THEREFORE, the Lenders and the Borrower agree as follows:

1.     DEFINITIONS

       Except as otherwise stated herein or as otherwise defined, terms defined in the Loan Agreement (including the preamble) shall have the same meaning herein as in the Loan Agreement.

2.     SECURITY RIGHTS

       The Borrower or, as the case may be, certain third parties have provided or will immediately provide the following security rights for the Borrower's obligations under the Loan Agreement set forth in the following Security Documents:

       -  the C&L Ausfallburgschaft dated [...]

       - the Assignment Agreement (Project and Delivery Contracts) dated [...],
       -  the Assignment Agreement (Insurances) dated [...],
       -  the Pledge Agreement (Hedging Agreements) dated [...],
       - the Mortgage Deeds in the amounts of DM [...] and DM [...] dated [...] and the Mortgage Purpose Declarations dated [...],
       - the Pledge and Title Transfer Agreements of Shares in the Borrower (including the security rights granted concerning the pledge of the shares in the GmbH) dated [...],
       - the Title Transfer Agreements for Movable Property dated [...] and dated [...],
       -  the Proceeds Accounts Pledge Agreement dated [...],
       -  the Debt Service Reserve Account Pledge Agreement dated
          [...],
       -  the Investment Reserve Account Pledge Agreement dated
          [...],
       -  the Stand-By Equity Funding Guarantee dated [...],
       -  the Shareholders' Undertakings Agreement dated [...], and
       - the future pledge agreement related to the cash deposit account under Section 3. (i) of the Shareholders' Undertaking.

       In accordance with Articles 19.4.1(j) and 20.4 of the Loan Agreement, the Borrower has undertaken to assign or, as the case may be, transfer by way of security from time to time its rights, title and interest under the insurances to be taken out by the Borrower in the future, under the future Material Project Contracts or, as the case may be, the future transfer of Movable Property and to grant to the Lenders such further security rights to comply with its negative pledge undertaking contained in Article 19.4.2 (a) of the Loan Agreement. The security rights granted pursuant to the Security Documents are jointly referred as the "Security Rights".

3.     PURPOSE OF THE SECURITY DOCUMENTS, RETRANSFER

3.1 The Security Rights shall serve as security for the purposes set out in the Security Documents and in the security agreements to be concluded between the Borrower and the Lenders or, as the case may be, the Security Trustee from time to time as set out in Section 2 above, the Security Documents and/or the Loan Agreement.

3.2 After all claims secured in accordance with Section 3.1 above have been satisfied, the Lenders or, as the case may be, the Security Trustee shall retransfer the Security Rights included in this Pooling Agreement, which have not been used by them to the Borrower or to the respective third party provider of such Security Right. This shall, however not apply, if the Lenders or, as the case may be, the Security Trustee are obliged by law to retransfer any Security Rights or any excess proceeds to a third party.

4.     POWERS OF SECURITY TRUSTEE/AGENT

4.1 Vereinsbank, pursuant to Article 24 of the Loan Agreement, has been appointed security agent or, as the case may be, security trustee for the Lenders in connection with the Security Rights granted or to be granted by the Borrower (Vereinsbank in both capacities hereinafter referred to as the "Security Trustee"). In relation to such appointment, each Lender hereby authorises the Security Trustee:

       (a) to make or accept on its behalf any declarations required for the providing, administration and management or liquidation of the Security Rights and to exercise such rights, remedies, powers and discretions as are specifically delegated to or conferred upon the Security Trustee by the Loan Agreement, this Pooling Agreement and/or the Security

             Documents together with such powers and discretions as are reasonably incidental thereto; and

       (b) to take such action on its behalf as may from time to time be authorised under or in accordance with the Loan Agreement, this Pooling Agreement and/or the Security Documents.

4.2 The Security Trustee shall have no duties, obligations or liabilities to any of the Lenders beyond those expressly stated in the Loan Agreement, this Pooling Agreement and/or any of the Security Documents.

4.3    Each of the Lenders hereby authorises the Security Trustee:

       (a)   to enter into and execute each of the Security
             Documents substantially in the respective forms set out in the Annexes to the Loan Agreement; and

       (b) in each and every case, to hold the Security Rights thereby created for itself and as agent and/or trustee for such Lender in the manner contemplated by the Loan Agreement, this Pooling Agreement or, as the case may be, by the relevant Security Document.

4.4 Subject to Section 4.5 below, the Security Trustee in the exercise of any right or power and as to any matter not expressly provided for by this Pooling Agreement or in any Security Document, may act or refrain from acting in accordance with the instructions of the Majority Lenders and shall be fully protected in so doing. In the absence of any such instructions, the Security Trustee may act or refrain from acting as it shall see fit. Any such instructions shall be binding on all the Lenders.

       Subject to Section 4.5 below, any alteration or amendment to this Pooling Agreement or any of the Security Documents shall be in writing and requires the consent of the Borrower and of the Majority Lenders.

4.5 Except with the prior written consent of each Lender and the Guarantors, the Security Trustee shall not have authority to agree with the Borrower any amendment to, or on other action in relation to, any of the Security Documents which would have the effect of releasing the Borrower from the security created by any of the Security Documents, unless such release is required by law or provided for in the Security Documents.

4.6 The Security Trustee shall be solely entitled to enforce any rights under this Pooling Agreement and the Security
       Documents against the Borrower acting in its own name and/or on behalf of the Lenders.

5.     REALISATION OF SECURITY RIGHTS, DISTRIBUTION OF PROCEEDS

       With respect to the realisation of the Security Rights the respective provisions of the Security Documents shall apply. After the Loan Agreement has been terminated pursuant to
       Article 22 thereof the proceeds resulting from the realisation of the Security Rights shall be applied in accordance with the following order of priority:

       - first, in or towards payment of all costs, charges, fees and expenses of or incurred by the Security Trustee under or pursuant to the Security Documents and/or this Pooling Agreement;

       - secondly, in or towards payment to the Lenders of any arrears of interest, any fees payable and any costs and expenses reimbursable under the Loan Agreement then due and unpaid;

       - thirdly, in payment to the Lenders of all other interest, payable under the Loan Agreement;

       - forthly, in payment to the Lenders of the principal of the Loan Agreement and any other sum due under the Loan Agreement;

       - fifthly, in payment of the surplus to the Borrower or other person entitled to it.

6.     COSTS, TAXES, COMPENSATION

6.1 The Borrower shall reimburse the Security Trustee of all costs, charges, fees and expenses incurred or payable by it in connection with the Security Documents and this Pooling Agreement. If and to the extent that such costs, charges, fees and expenses are not recoverable from the Borrower, they will be allocated to the Lenders pro rata their respective Lender's Commitment. Article 23.12 of the Loan Agreement shall apply mutatis mutandis.

6.2 The Borrower shall pay to the Security Trustee a fee as agreed in Article 25.3 of the Loan Agreement.

7.     INFORMATION

       Upon request, the Security Trustee shall furnish copies of the Security Documents to the Lenders and shall inform the Lenders of the contents of any material notice, certificate or other document received by the Security Trustee from the Borrower under or pursuant to any Security Document. In addition, any material action authorised and effected by the Security Trustee in accordance with Section 4.4 above shall be promptly notified to each Lender by the Security Trustee.

8.     MISCELLANEOUS

8.1 This Pooling Agreement is concluded for an indefinite period of time and shall remain in force as long as any amount under the Loan Agreement remains outstanding.

8.2 The form and content of this Pooling Agreement, as well as the rights and obligations of the Lenders and the Borrower shall be subject to and construed in accordance with the laws of the Federal Republic of Germany in every respect. Place of performance of this Agreement shall be Munich. The applicable place of jurisdiction for all disputes arising out of or in connection with this Agreement shall be Munich. The Security Trustee may however, at its option, commence proceedings against the Borrower also before any other court of law in which assets of the Borrower are situated.

8.3 Should any provision of this Pooling Agreement be or become wholly or partly invalid, then the remaining provisions shall remain valid. Invalid provisions shall be construed in accordance with the intent of the parties and the purpose of this Pooling Agreement.

8.4 The Security Trustee shall be exempt from the restrictions set out in Section 181 of the German Civil Code (Burgerliches Gesetzbuch).

8.4 The Lenders are entitled to transfer their respective rights and obligations under this Pooling Agreement to any such party, to which portions of the Loan Facility are transferred pursuant to Article 30 of the Loan Agreement.

8.5 Any amendment to this Pooling Agreement shall be made in writing.

8.6    In addition the provisions of Article 23 of the Loan
       Agreement in relation to the rights and obligations of the Facility Agent shall apply mutatis mutandis.



[...], [...]                  -------------------------------------
                              Zellstoff- und Papierfabrik Rosenthal
                              Verwaltungs-GmbH




[...], [...]                  -------------------------------------
                              Bayerische Hypotheken und Wechsel-
                              Bank Aktiengesellschaft


[...], [...]                  -------------------------------------
                              Bayerische Vereinsbank Aktiengesellaft

                                                            ANNEX 14
                                  FORM OF SHAREHOLDERS' UNDERTAKINGS



                  SHAREHOLDERS' UNDERTAKINGS AGREEMENT

                                between

                      Mercer International, Inc.
                 (hereinafter referred to as "Mercer"),

                 Spezialpapierfabrik Blankenstein GmbH
           (hereinafter referred to as "Spezialpapierfabrik"),

         Zellstoff- und Papierfabrik Rosenthal Verwaltungs-GmbH
             (hereinafter referred to as "Verwaltungs-GmbH")

                            on the one side

                                  and

              Bayerische Vereinsbank Aktiengesellschaft acting in its own name and in the name of
       Bayerische Hypotheken- und Wechsel-Bank Aktiengesellschaft
           (hereinafter together referred to as the "Banks")

                           on the other side



WHEREAS, Zellstoff- und Papierfabrik Rosenthal GmbH & Co KG (the
"Borrower") is a newly founded project company which was created as a GmbH & Co KG with Zellstoff- und Papierfabrik Rosenthal
Verwaltungs-GmbH as Komplementar (general partner) and Spezialpapierfabrik Blankenstein GmbH as Kommanditistin (limited partner) on December 31, 1997; and

WHEREAS, the Borrower intends to convert the existing pulp mill at Blankenstein/ Thuringia, to a sulphate based mill for the production of bleached softwood kraft pulp (the "Project"); and

WHEREAS, Mercer has agreed to act as sponsor of the Project; and

WHEREAS, Mercer owns (indirectly through Zellstoff- und Papierfabrik Rosenthal Holding GmbH, Heidenau) 99 % of the shares of
Spezialpapierfabrik, (indirectly through Spezialpapierfabrik) 100 % of the shares of Verwaltungs-GmbH and (indirectly through Spezialpapierfabrik) 100 % of the limited partner shares
(Kommanditbeteiligung) of the Borrower; and

WHEREAS, Spezialpapierfabrik owns 100 % of the shares of Verwaltungs-GmbH; and

WHEREAS, Bayerische Vereinsbank Aktiengesellschaft and Bayerische Hypotheken- und Wechsel-Bank Aktiengesellschaft as Original Lenders have agreed to provide the Borrower with a fifteen-year project finance facility in the amount of DM 508 Mio. pursuant to the terms of the Loan Agreement dated [...] (the "Loan Agreement"); and

WHEREAS, the conclusion of this Shareholders' Undertakings Agreement by the parties hereto is a condition precedent for the obligations of the Banks under the Loan Agreement;

NOW THEREFORE, each of Mercer, Spezialpapierfabrik and Verwaltungs-GmbH (hereinafter together referred to as the "Shareholders") agrees with the Banks as follows:

1.     DEFINITIONS

       Terms used but not otherwise defined herein shall have the meaning ascribed to them in the Loan Agreement.

2.     UNDERTAKINGS OF MERCER

       Mercer undertakes with the Banks:

       a) to maintain a direct or indirect ownership in the capital of each of Spezialpapierfabrik and Verwaltungs-GmbH and in the limited partner shares of the Borrower of at least 51% unless, with the prior written consent of the Agent (as defined below in Section 6(d) hereof) (not to be unreasonably withheld having regard to the interests of the Banks), a party owning at least 51% of such capital and shares has assumed all of the obligations of Mercer hereunder; and

       b) to provide Spezialpapierfabrik with such funds as it may require to discharge its undertakings under Sections
            3(a)and 3(b) hereof and to assure that
            Spezialpapierfabrik and Verwaltungs-GmbH comply with their respective undertakings towards the Banks hereunder.

3.     UNDERTAKINGS OF SPEZIALPAPIERFABRIK

       Spezialpapierfabrik undertakes with the Banks:

       a) to ensure that the Borrower has an equity capital contribution and/or subordinated loans of, in aggregate and on the basis set forth in Article 4.1(h) of the Loan Agreement, not less than DM 45,000,000 at the latest prior to the first drawdown by the Borrower of any amounts under the Loan Agreement;

       b) (i) in the event that the Total Construction Costs (as set out in the table on page 2 of the Initial Banking
            Case) shall exceed the amount of DM 572,150,000 (as certified by the Technical Consultant) and/or in the event that the Total Financing Costs (as set out in the table on page 3 of the Initial Banking Case) shall exceed the amount of DM 89,709,000, to provide the Borrower at the request of the Agent with additional limited partner's equity capital contributions or further subordinated loans in the amount of up to DM 38,800,000, in each case in such amounts as the Agent reasonably determines to be necessary for the Borrower to finance such excess amounts (taking into account the availability of drawings under the General Tranche pursuant to Article 5.4 of the Loan Agreement), unless the Borrower has caused sufficient funds to be transferred from the Shareholders' Account to the Proceeds Account or otherwise has given evidence reasonably satisfactory to the Agent that additional equity and/or subordinated loans are available to the Borrower for the payment of such excess amounts and (ii) after the Completion Date to provide the Borrower at the request of the Agent with additional limited partner's equity capital contributions or further subordinated loans in the amount of up to the difference between DM 25 Mio. and the aggregate amount of all equity contributions and subordinated loans made pursuant to (i) above including by way of drawing under the Standby Equity Funding Guarantee to prevent the institution of insolvency proceedings ("Konkurs" or "Vergleich") against the Borrower in such amounts as the Agent reasonably determines to be necessary for the Borrower to cure with long lasting effect the situation having given rise to the threatening of insolvency proceedings applying the standard of care of a prudent merchant ("Sorgfalt eines ordentlichen Kaufmanns");

       c) cause the Borrower to comply in due time and in proper form as required by applicable law with its undertaking pursuant to Article 19.4.1 (r) of the Loan Agreement;

       d) not to request any payment from the Borrower under the Subordinated Loans, if such payment would constitute a breach by the Borrower of its undertaking pursuant to
            Article 19.4.2 (d) of the Loan Agreement and procure that the agreement relating to such Subordinated Loan is on the terms of the agreed draft (as per Schedule 1 hereto) and that no amendments to the terms of such agreement are made without the prior written consent of the Agent;

       e) not to agree to a decrease of the limited partner's equity capital (as defined in the partnership agreement of the Borrower in Section 3) of the Borrower, whilst any amount of principal is outstanding under the Loan Agreement;

       f) not to release its direct ownership in the capital of Verwaltungs-GmbH and in the limited partner shares of the Borrower below an ownership of at least 51 % (except with the prior written consent of the Agent, not to be unreasonably withheld having regard to the interests of the Banks);

       g) (i) not to discharge Dr. Ron Aurell as general manager (Geschaftsfuhrer) of Verwaltungs GmbH prior to the date falling six months after the Completion Date, unless it has appointed as his replacement an experienced professional in the paper and pulp industry consented to by the Agent, such consent not to be unreasonably withheld and (ii) after such date, only to appoint experienced professionals in the paper and pulp industry or experienced finance professionals as general managers (Geschaftsfuhrer) of Verwaltungs GmbH;

       h) not to agree to any amendment, variation or waiver of or in relation to, the partnership agreement constituting the Borrower that would materially adversely affect the rights of the Agent and the Banks under the Loan
            Agreement;

       i) to procure the issuance of the Stand-By Equity Funding Guarantee in the amount of DM 25 Mio. in favour of the Banks and the Borrower as security for the equity funding obligation of Spezialpapierfabrik under Section
            3. (b) (i) and (ii) above, substantially in the form of the draft of Schedule 2 hereto, which shall be released by the Banks (A) to the extent that Spezialpapierfabrik has provided funds pursuant to Section 3 (b) (i) or, as the case may be, (ii) above and (B) after the Completion Date shall have occured, in such amounts and to such extent that amounts have been credited to the cash deposit account (established in the name of the Borrower with Vereinsbank Dresden branch to create a security for the obligations of Spezialpapierfabrik pursuant to
            Section 3. (b) (ii)) out of the funds on the Shareholders' Account, which would otherwise have been available for distributions to Spezialpapierfabrik pursuant to Article 20.2 (b) of the Loan Agreement (which funds may be used whether or not the Borrower has made a profit in its most recent fiscal year), such cash deposit account being pledged to the Banks and the Borrower as security for the equity funding obligation of Spezialpapierfabrik under Section 3. (b) (ii) of this Agreement in such form as the Banks may reasonably require;

       j) as long as any amount under the Loan Facility or any part thereof remains outstanding or any other sum is payable pursuant to the Loan Agreement, to provide the Agent in sufficient copies for each of the Lenders with the following statements, prepared in compliance with all relevant legal and profes-sional requirements and according to generally accepted accounting principles:

            - as soon as available, but in any event no later than ninety (90) days after the end of each financial year, the audited fiscal year-end financial statements, including the balance sheet, the profit and loss account, the certified auditor's report of Spezialpapierfabrik and the supplemental tax balance sheet (steuerliche Erganzungsbilanz) in relation to its capacity as limited partner of the Borrower;

            - as soon as available, but in any event no later than sixty (60) days after the end of each fiscal half-year, its half-year reports, including the balance sheet and the profit and loss account;

            -   as soon as available the tax returns
                (Steuererklarungen) of Spezialpapierfabrik and the tax assessments of the Borrower (einheitliche und gesonderte Gewinnfeststellungsbescheide) and
                Spezialpapierfabrik (Steuerbescheide) relating to the income of Spezialpapierfabrik or, as the case may be, the Borrower.

            All such financial information (except tax returns and tax assessments) shall be in English or submitted to the Agent in an English translation certified by pezialpapierfabrik as being true and accurate; and

       k)   to provide the Agent with a copy of any Subordinated
            Loan concluded by it with the Borrower.

       The undertakings of Spezialpapierfabrik under a), b), c) and
       i) shall be deemed to be given also in favour of the Borrower (as third party beneficiary pursuant to Section 328 German
       Civil Code).

4.     UNDERTAKINGS OF MERCER AND SPEZIALPAPIERFABRIK

       Mercer and Spezialpapierfabrik undertake to comply in all material respects with their respective obligations and undertakings assumed by them in the Acquisition Agreement concerning the shares of the Borrower concluded with the Treuhandanstalt, Anstalt des offentlichen Rechts, dated July 3, 1994, as the same may be amended or modified from time to time.

5.     UNDERTAKINGS OF THE SHAREHOLDERS

       Each of the Shareholders undertakes with the Banks:

       a) not to request or, in the case of Mercer not to procure to request, any distribution by way of a dividend or other payment from the Borrower, if such payment would constitute a breach by the Borrower of any of its obligations under the Loan Agreement;

       b) not, without the prior written consent of the Agent (not to be unreasonably withheld having regard to the interests of the Banks), to sue or commence proceedings against the Borrower or to seek a resolution or order for the voluntary winding-up or dissolution of the Borrower; and

       c) promptly to repay to the Borrower any sum received by it (including by way of set-off) from the Borrower (in its respective capacity as shareholder, limited partner or, in the case of Spezialpapierfabrik, as lender of the Subordinated Loans), where the payment of such sum by the Borrower breaches its undertakings under the Loan Agreement or, in the case of a payment under the Subordinated Loans, if such payment was not due.

6.     MISCELLANEOUS

       a) The form and content of this Agreement, as well as the rights and obligations of the Shareholders and the Banks shall be subject to and construed in accordance with the laws of the Federal Republic of Germany in every respect. Place of performance of this Agreement shall be Munich. The applicable place of jurisdiction for all disputes arising out of or in connection with this Agreement shall be Munich. The Agent may however, at its option, commence proceedings before any other court of law in which assets of the Shareholders are situated.

       b)   Mercer herewith designates and appoints
            Spezialpapierfabrik as its authorized agent upon which service of process may be served, but only in respect of legal actions instituted in the Federal Republic of Germany against Mercer in connection with this Agreement.

       c) Should any provision of this Agreement be or become wholly or partly, invalid, then the remaining provisions shall remain valid. Invalid provisions shall be construed in accordance with the intent of the parties and the purpose of this Agreement.

       d) Bayerische Vereinsbank Aktiengesellschaft shall be the agent (the "Agent") of Bayerische Hypotheken- und Wechsel-Bank AG and any other bank, to which rights and obligations under this agreement are transferred, in relation to all matters of this agreement.

       e) The Banks are entitled to transfer their respective rights and obligations under this agreement to any such party, to which portions of the Loan Facility are transferred pursuant to Article 30 of the Loan Agreement. The Shareholders acknowledge that the Banks may be obliged under the general conditions of Deutsche Ausgleichsbank ("DtA") or, as the case may be, Kreditanstalt fur Wiederaufbau ("KfW") to transfer the rights and benefits under this Agreement to DtA and/or KfW to the extent the Banks assume primary liability towards DtA and/or KfW for special credits granted by them to the Borrower.

       f) Any amendment to this agreement shall be made in writing.

       g) This Agreement shall remain in effect whilst any amounts (whether principal, interest, fees or otherwise) remain outstanding under the Loan Agreement, provided that Mercer shall be discharged from all further obligations under this Agreement at such time as, in compliance with
            Section 2(a) hereof, it ceases to maintain a direct or indirect ownership in the capital of Spezialpapierfabrik und Verwaltungs-GmbH and in the limited partner shares of the Borrower of at least 51%.



[...], [...]                   -------------------------------------
                                      Mercer International, Inc.



[...], [...]                   -------------------------------------
                               Spezialpapierfabrik Blankenstein GmbH

[...], [...]                   -------------------------------------
                               Zellstoff- und Papierfabrik Rosenthal
                               Verwaltungs-GmbH



[...], [...]                   -------------------------------------
                               Bayerische Vereinsbank
                               Aktiengesellschaft


We hereby accept to act as process agent of Mercer International
Inc. as set out in Section 6 b) above.


[...], [...]                   -------------------------------------
                               Spezialpapierfabrik Blankenstein GmbH

                                                            ANNEX 15
                                          MINIMUM INSURANCE SCHEDULE


INSURANCES TO BE EFFECTED BY ZELLSTOFF- UND
PAPIERFABRIK ROSENTHAL GMBH & CO KG:


A.     PERIOD UNTIL COMPLETION DATE


1.     MARINE CARGO INSURANCE

       COVER: All Mill, equipment, machinery, spare parts and other items for incorporation in the Project against "All Risks" of physical loss or damage while in transit by sea, air or the land or inland waterway portion of the journey from the time the insured items leave the warehouse or factory anywhere in the world (including Germany) for shipment or transit to, and until they are unloaded at the Project Site at Blankenstein "Eastern Thuringia, Germany or vice versa.

                     To include institute cargo clauses (A),
                     institute war, clauses (cargo, air cargo), institute strikes clause (cargo, air cargo) or equivalent and a 50/50 clause.

       SUM INSURED:  DM 5 Mio. anyone consignment.

       DEDUCTIBLE:   Nil but property insured outside Europe DM
                     10,000.

       INSURED: The Borrower, contractors and subcontractors, the Lenders' Technical Adviser and the Lenders.

2.     MARINE ADVANCE LOSS OF REVENUE

       COVER: Loss of Debt Service and fixed expenses following delay in start of commercial operation of the Mill as a direct result of physical loss or damage covered under the Marine insurance.

       SUM INSURED:  DM 100 Mio.

       INDEMNITY
       PERIOD:       12 months from the Completion Date.

       DEDUCTIBLE:   Not more than 30 days.

       INSURED:      The Borrower and the Lenders.

3.     CONTRACTORS' "ALL RISKS"

       COVER: The contract works executed and in the course of execution, the materials and temporary works, while on or adjacent to the Project site, including the laydown areas, at Blankenstein, against "all risks" of physical loss or damage.

       SUM INSURED:  DM 470,000,000

       GEOGRAPHICAL
       LIMITS:       Germany

       DEDUCTIBLES:  DM 1 Mio.

       PERIOD OF
       COVER:        From the first Drawdown Date under the Loan
                     Facility and during the design, engineering, procurement, construction, testing, commissioning and start-up of the Plant until Completion Date plus 24 months defects liability period.

       INSURED:      The Borrower, the Borrower's/owner's
                     representative, the contractors and all
                     subcontractors, the Lenders Technical Adviser and the Lenders.

       MAIN
       EXCLUSIONS:   Unexplained shortage, cost of improvement to
                     design, contractual penalties and consequential losses, cash, vehicles, vessels, aircraft.

4.     ADVANCE LOSS OF REVENUE

       COVER:        Loss of debt service and fixed expenses
                     following delay in start of commercial
                     operations as a direct result of physical loss or damage covered under the contractors' "All Risks" policy.

       SUM INSURED:  DM 100 Mio.

       INDEMNITY
       PERIOD:       12 months from the scheduled Completion Date.

       INSURED:      The Borrower and the Lenders.

       DEDUCTIBLE:   Not more than 30 days.

       GENERAL: Cover to include additional costs of working; denial of access transits (other than sea or air), off-site storage suppliers extension to premises of fuel and raw materials suppliers, plant suppliers, failure of utilities extension, customers' extension including the electrical distribution and transmission system and premises of the REC.

5.     GENERAL/THIRD PARTY/PUBLIC/PRODUCTS LIABILITY

       COVER: Legal and contractual liability to third parties for death or bodily injury or loss or damage to their property arising out of all activities of the insured parties arising in connection with the construction, testing and commissioning and start-up of the Mill.

       LIMIT OF
       INDEMNITY:    DM 30 Mio. any one occurrence.

       GEOGRAPHICAL
       LIMITS:       Worldwide.

       DEDUCTIBLE:   (a)  The first DM 5,000 in respect of damage to
                          property only.
                     (b)  The first 10 % but not exceeding DM 5,000
                          in respect of products liability.

       INSURED:      The Borrower, the Borrower's/owner's
                     representative, contractors and all
                     subcontractors, the Lenders' Technical Adviser and the Lenders.

       PERIOD OF
       COVER: From the first drawdown under Loan Facility and during the design, engineering, procurement, construction, testing, commissioning and start-up of the Facility, until the Completion Date plus 24 months defects liability period.

       COVER: Worldwide jurisdiction clause; cross liability clause; sudden and accidental seepage, pollution and contamination and the costs incurred of cleaning up (except in USA and Canada)

6.     EXISTING STRUCTURES "ALL RISKS" INSURANCE

       COVER:        All assets comprising the existing Mill
                     including but not limited to, the buildings and their contents, machinery, stock, fixtures, fittings and all other personal property, against "All Risks" (including machinery breakdown) of physical loss or damage.

       SUM INSURED:  DM 406 Mio.

       DEDUCTIBLE:   The first DM 1 Mio. in respect of each and
                     every occurrence.

       INSURED: The Borrower, the contractors, subcontractors, the Lenders' Technical Adviser and the Lenders.

7.     BUSINESS INTERRUPTION

       COVER: Loss of revenue as a direct consequence of loss of or damage to the facilities and insured under paragraph 6 (machinery breakdown) above.

       SUM INSURED:  DM 65 Mio.

       INDEMNITY
       PERIOD:       12 months.

       DEDUCTIBLE:   7 days but in respect of machinery breakdown.

       INSURED:      The Borrower, the Lenders.

                     Insurers and reinsurers to waive all rights of subrogation against each insured and their respective assigns, employees, agents, officers, partners and directors.

8.     MISCELLANEOUS:

       Other insurance as is customary, desirable or necessary to comply with local or other requirements, such as motor vehicle liability insurance (capped at a limit of DM 7.5 million bodily injury per person) for all vehicles owned, hired, leased, used or borrowed in connection with the Project and Environmental Impairment Cover as required under Annex 1 of the English Environmental Act.

B.     OPERATING PERIOD FROM COMPLETION DATE
1.     "ALL RISKS" INSURANCE

       COVER: All assets comprising the Project including but not limited to, the buildings and their contents, machinery, stock, fixtures, fittings and all other personal property, against "All Risks" (including Machinery Breakdown) of physical loss or damage.

       SUM INSURED:  a value sufficient to reinstate/restore the
                     property, to be agreed by the Lenders.

       DEDUCTIBLE:   The first DM 1 Mio. in respect of each and
                     every occurrence

       INSURED:      The Borrower, the Lenders.

2.     BUSINESS INTERRUPTION

       COVER: Loss of debt service and fixed operating expenses as a direct consequence of loss of or damage to the Project facilities and insured under paragraph 1 (including machinery breakdown) above.

       SUM INSURED:  DM 240 Mio..

       INDEMNITY
       PERIOD:       24 months.

       DEDUCTIBLE:   7 days but in respect of machinery breakdown.

       INSURED:      The Borrower, the Facility Agent and the
                     Lenders.

3.     GENERAL/THIRD PARTY/PUBLIC/PRODUCTS LIABILITY

       COVER: Legal and contractual liability of the Insured parties for death or bodily injury to third parties or loss or damage to their property arising out of the ownership, operation, use or maintenance of the facilities.

       LIMIT OF
       INDEMNITY:    DM 30 Mio..

       DEDUCTIBLE:   DM 15,000.

       INSURED:      The Borrower and the Lenders.

       COVER: Worldwide jurisdiction clause; cross liability clause; sudden and accidental seepage, pollution and contamination, and the costs incurred of cleaning up.


4.     MISCELLANEOUS

       Other insurance which,

       a) is customary or necessary to comply with local requirements, such as employers liability insurances in relation to all workers employed in the Mill or in connection with its operation; motor vehicle liability insurance for any vehicle which is owned, hired, leased or borrowed in connection with the Project and Environmental Impairment Cover as required under Annex 1 of the English Environmental Act, and

       b) are considered by the Borrower/owner to be desirable or prudent, or required by the Lenders such as directors and officers insurance.

                                                            ANNEX 16

                   PERFORMANCE CRITERIA SCHEDULE


Until the date, which is 24 months after the Completion Date, the following Performance Criteria shall be achieved by the Mill:

1.     PRODUCTION CAPACITY:

       The production capacity shall be 280,000 tons pulp per year.

2.     PRODUCT QUALITY:

       The quality of the products to be produced by the Mill shall be as follows:

                                                           PROPOSED
                                                           REFERENCE

Brightness, ECF pulps, mill operation limit                   89+

Brightness, ECF pulps, market spec.                           89

Brightness, TCF pulps, mill operation limit                   min 86

Brightness, TCF pulps, market spec.                           min 85

Dirt specks, mm 2/kg, ECF and TCF                             max 3

Tear, at tensile 70, ECF and TCF                              min 13


3.     ENVIRONMENTAL EMISSIONS:

       The environmental emissions shall comply with the requirements set out in the permits and licenses relating to the Project and all other official requirements.

4.     ANNUAL COSTS FOR WOOD AND CHEMICALS:

       The total annual costs for wood and chemicals shall not exceed by more than ten (10) % the total costs referred to as Wood Costs and Chemical Costs on pages 3 and 4 of the Section titled "OPER" in the Initial Banking Case. Increases in the prices of wood and chemicals will not be taken into consideration, i.e. only variations in the input volumina will be considered.

                                                            ANNEX 18
                                          FORM OF TRANSFER AGREEMENT




                         TRANSFER AGREEMENT

                               between

                               [....]

                      (the "Assigning Lender")

                                and

                               [....]

                          (the "Assignee")


PREAMBLE

WHEREAS, by the agreement dated [...], 1998 (the "Loan Agreement") the Assigning Lender together with the other Lenders has provided to the Borrower the Loan Facility for an aggregate principal amount of up to DM 508,000,000. The Assigning Lender has assumed a Lender's
Commitment in the amount of DM  [......].

WHEREAS, the Assigning Lender has pursuant to Article 30.3 of the Loan Agreement the right to assign to a bank or financial institution its legal position as Lender including all its rights, benefits and obligations under the Loan Agreement in whole or in part in amounts of not less than DM 10 Mio..

WHEREAS, the Assigning Lender is desirous to transfer its rights,
benefits and obligations related to an amount of DM [              ]
of the Loan Facility to the Assignee and the Assignee is desirous of assuming the legal position of the Assigning Lender related thereto including all rights, benefits and obligations.

NOW THEREFORE, the parties to this Transfer Agreement hereby agree as follows:

1.     DEFINITIONS

       Terms used but not otherwise defined herein shall have the meaning given to them in the Loan Agreement.

2.     TRANSFER OF ASSIGNING LENDER'S PARTICIPATION IN THE ADVANCE

       Subject to the payment to the Facility Agent of a fee in the amount of DM 2,000 and to the condition precedent that the Assignee pays the transfer price on the date of payment as defined in Section 6.2 and that DtA or, as the case may be, KfW agrees to the transfer of the obligations assumed by the Assigning Lender under its Primary Liability Undertaking Declarations, if any, the Assigning Lender herewith assigns and transfers and the Assignee herewith assumes, the Assigning Lender's legal position related to such Lender's Commitment in the amount set out in Section 6.1 hereof, including all rights, benefits and obligations of the Assigning Lender under the Loan Agreement, the Security Documents and the Security Pooling Agreement as against the

       Borrower (if transferable) and the other parties thereto and under any Primary Liability Undertaking Declaration of the Assigning Lender towards DtA or, as the case may be, KfW (the "Transferred Position") effective the date of payment as defined in Section 6.2. Upon the transfer as set forth above becoming effective, the Assigning Lender shall be released from the obligations related to the Transferred Position to the Borrower on the one hand and to the Lenders on the other hand.

3.     CONFIRMATIONS

3.1 The Assignee confirms that it has received a copy of the Loan Agreement and all other documentation and information required by it in connection with the transaction contemplated by this Transfer Agreement.

3.2 The Assignee confirms that it has made and will continue to make its own assessment of the validity, enforceability and sufficiency of the Loan Agreement and the Transfer Agreement and has not relied and will not rely on the Assigning Lender, the Original Lenders and the Facility Agent or any statements made by any of them in this respect.

3.3 The Assignee confirms that it has made and will continue to make its own credit assessment of the Borrower and has not relied and will not rely on the Facility Agent or the Original Lenders or any statements made by any of them in this respect.

3.4 The Assigning Lender hereby confirms that it has fulfilled its obligations arising out of the Loan Agreement with respect to the Transferred Position until the date hereof. The Assigning Lender gives no representation or warranty and assumes no responsibility with respect to the validity or enforceability of the Loan Agreement or any document related thereto and assumes no responsibility for the financial conditions of the Borrower or any other party to the Loan Agreement or for the performance and observance by the Borrower or any other party of any of its obligations under the Loan Agreement and all such representations and warranties, whether expressed or implied by law or otherwise, are hereby excluded.

4.     Miscellaneous

4.1 The Assigning Lender shall inform the Facility Agent without undue delay of the transfer of the Transferred Position pursuant to Section 2 hereof by sending an executed copy of this Transfer Agreement to it.

4.2 The Assignee herewith empowers the Facility Agent to exercise such rights, powers of attorney and discretions as set forth in the provisions of the Loan Agreement, the Security
       Documents and the Security Pooling Agreement.

4.3 Without prejudice to any future change of address, all correspondence to the Assignee shall be sent to the following address:

       [.......]

       Attention:
       Fax:

5.     LEGAL PROVISIONS

5.1 Any alteration or amendment to this Transfer Agreement shall be in writing.

5.2 The form and content of this Transfer Agreement shall be subject to and construed in accordance with, the laws of the Federal Republic of Germany in every respect. Non-exclusive place of jurisdiction for all disputes arising out of or in connection with this Transfer Agreement shall be Munich.

5.3 Should any provision of this Transfer Agreement be or become wholly or partly invalid, then the remaining provisions shall remain valid. Invalid provisions shall be construed in accordance with the intent of the parties and the purpose of this Transfer Agreement.

5.4 This Transfer Agreement has been executed in the German language in three (3) counterparts. One executed copy shall be provided to the Assigning Lender, the Assignee and the Facility Agent. Each executed copy shall have the effect of an original.

6.     ADVANCE SUBJECT TO TRANSFER

6.1    Advance subject to transfer:

       Assigning Lender's Commitment prior to transfer:  DM [     ]
       Transferred Position to Assignee:                 DM [     ]
       Assigning Lender's Commitment after transfer:     DM [     ]

6.2    Date of payment by Assignee to
       Assigning Lender:                                 [       ]

6.3    Account of Assigning Lender to which payment
       shall be effected:                                [       ]



[  ], [  ] 199[  ]



--------------------------------------------
[Assigning Lender]



--------------------------------------------
[Assignee]


We hereby confirm the Borrower [and DtA/KfW] has [have] consented to the above assignment and transfer and we hereby agree on our own behalf as Lender and on behalf of the other Lenders to the above
Transfer Agreement.


[  ], [  ] 199[  ]



--------------------------------------------
[Facility Agent]

                                                            ANNEX 20
                                              SUPPLEMENTAL AGREEMENT



                       SUPPLEMENTAL AGREEMENT

                               to the

    Loan Agreement dated [..........] in the amount of DM 508 Mio.
                         (as defined below)

                              between

  Zellstoff- und Papierfabrik Rosenthal GmbH & Co KG, Blankenstein
                 (hereinafter called the "Borrower")

                                 and

          Bayerische Vereinsbank Aktiengesellschaft, Munich acting in the name and on behalf of the Lenders of the Loan Agreement
                 (hereinafter called "Vereinsbank")

WHEREAS, the Borrower and Bayerische Vereinsbank Aktiengesellschaft and Bayerische Hypotheken- und Wechsel-Bank Aktiengesellschaft are parties to the Loan Agreement in the amount of DM 508 Mio. dated
[...] (the "Loan Agreement"); and

WHEREAS, reference is made to the Preamble of the Loan Agreement, in particular to the financing plan described therein, which shall be deemed to be repeated herein; and

WHEREAS, the Borrower and Vereinsbank have confirmed to have full knowledge of the contents of the Loan Agreement; and

WHEREAS, Vereinsbank upon the instruction of the Borrower has made an application to [DtA/KfW] with respect to a Special Credit in relation to the partial financing of the Project; and

WHEREAS, [DtA/KfW] in its letter dated [...] has confirmed to Vereinsbank its preparedness to refinance a Special Credit Tranche in the amount of DM [...] under the Loan Agreement (the "Refinancing Agreement"); and

WHEREAS, the Borrower has requested Vereinsbank in its capacity as Facility Agent of the Lenders to conclude this Supplemental
Agreement;

NOW THEREFORE, the Borrower and Vereinsbank agree as follows:

1.     DEFINITIONS

       Except as otherwise stated herein or as otherwise defined, terms defined in the Loan agreement shall have the same meaning herein as in the Loan Agreement.

2.     SPECIAL CREDIT TRANCHE

       Subject to the terms and conditions of the Loan Agreement and this Supplemental Agreement, the Lenders shall provide the Borrower with the following Special Credit Tranche:

       a)   SPECIAL CREDIT PROGRAM: [ERP-Umwelt- und
            Energiesparprogramm/Umweltprogramm of DtA /
            Mittelstandsprogramm/ Umweltprogramm of KfW].

       b)   AMOUNT OF SPECIAL CREDIT TRANCHE: DM [...] (in words:
            [...] million Deutsche Marks);

       c)   RATE OF DISBURSEMENT: [..] %;

       d) DISBURSEMENTS: Disbursements under this Special Credit Tranche shall be made [in one amount/in minimum amounts of not less than DM .....] pursuant to a Drawdown
            Request of the Borrower to Vereinsbank. Any amount drawn down by the Borrower under this Special Credit Tranche shall exclusively be disbursed to the Proceeds Account;

       e) SPECIAL CREDIT TRANCHE AVAILABILITY PERIOD: This Special Credit Tranche shall be available for drawings by the Borrower from the date of fulfilment of the conditions precedent pursuant to Article 4 of the Loan Agreement until [...being a date not later than the end of the availability period as set out in the Refinancing Agreement or February 15, 2001, whichever is earlier];

       f) INTEREST: [..] % p.a. as from the date determined by [DtA/KfW]; interest is payable in arrears on [..], [..], [..] and [..] of each year, the first time on [..];

       g)   TERM OF FIXED INTEREST: until [...];

       h) COMMITMENT FEE: The Borrower shall pay to Vereinsbank for distribution to the Lenders a Commitment Fee of [...] % [p.a./per month] on the undisbursed amounts of this Special Credit Tranche from the signing date of this Supplemental Agreement until the end of the Special Tranche Availability Period, which shall be payable quarterly in arrears on March 31, June 30, September 30 and December 30 of each calendar year.

       i) REPAYMENT: The Borrower shall repay the Advance outstanding under this Special Credit Tranche to the Account in semi-annual repayment instalments of DM [...] (in words: [...] million Deutsche Marks) on [..] and [..] of each year, the first time on [..] and one final repayment instalment in the amount of [...] (in words:
            [...] million Deutsche Marks) on [..].

       j) PREPAYMENT: The Borrower is entitled to prepay the Advance under this Special Credit Tranche in whole or in part in accordance with the "General Conditions for [DtA/ERP-] program" [without giving any notice].
            [Partial prepayments must be in the amount of one repayment instalment or a multiple thereof].

       k)   SPECIAL CONDITIONS: [.....].

3.     APPLICABILITY OF FURTHER PROVISIONS

       In addition the General Conditions [(Allgemeine Bestimmungen fur Investitionskredite der KfW/Allgemeine Bedingungen fur DtA/ERP-Proramme] of [DtA/KfW] attached hereto, which forms an integral part of this Supplemental Agreement, the terms and conditions of the Loan Agreement shall be applicable.


[  ], [  ] 199[  ]

--------------------------------------------
Zellstoff- und Papierfabrik Rosenthal GmbH & Co KG



[  ], [  ] 199[  ]

--------------------------------------------
Bayerische Vereinsbank Aktiengesellschaft